UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant      X
Filed by a Party other than the Registrant

Check the appropriate box:

Preliminary Proxy Statement
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
X	Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material Pursuant to § 240.14a-12

CIRCOR INTERNATIONAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

X	No fee required
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Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number of the Form or Schedule and the date of its filing.

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30 Corporate Drive, Suite 200
Burlington, MA 01803
+1 (781) 270-1200

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 25, 2021
NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of CIRCOR International, Inc. (the “Company,” “we,” “us” or “our”) will be held on May 25, 2021, at 12:00 PM Eastern Daylight Savings Time (“EDT”). The Annual Meeting will be held as a virtual meeting conducted exclusively via live webcast at https://web.lumiagm.com/232370870. The Annual Meeting is being called for the purpose of considering and voting upon the following proposals:
1.To elect six Class I directors, Scott Buckhout, Samuel R. Chapin, David F. Dietz, Tina M. Donikowski, Bruce Lisman and John (Andy) O'Donnell, for one-year terms, such terms to continue until the Annual Meeting of Stockholders in 2022 and until each such director’s successor is duly elected and qualified or until such director’s earlier death, resignation or removal;
2.To ratify the selection by the Audit Committee of the Company's Board of Directors of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2021;
3.To consider an advisory vote approving the compensation of the Company’s Named Executive Officers;
4.To approve an amendment to the Company’s 2019 Stock Option and Incentive Plan to increase the number of shares available for issuance thereunder by 1,000,000 shares; and
5.To act upon such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.
The Board of Directors of the Company (the “Board”) has fixed the close of business on April 5, 2021 as the record date for determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. Only holders of record of the Company's common stock, par value $0.01 per share, at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.
Our Board recommends you vote “FOR” each of the nominees proposed by our Board for election as Class I directors (Proposal 1), “FOR” the ratification of the selection of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2021 (Proposal 2), “FOR” the advisory vote approving the compensation of our Named Executive Officers (Proposal 3), and “FOR” the approval of the amendment to the Company’s 2019 Stock Option and Incentive Plan to increase the shares available for issuance thereunder by 1,000,000 shares (Proposal 4).
IN LIGHT OF THE PUBLIC HEALTH AND TRAVEL SAFETY CONCERNS RELATED TO THE ONGOING COVID-19 PANDEMIC AND AFTER CAREFUL CONSIDERATION, THE COMPANY HAS DETERMINED TO HOLD A VIRTUAL MEETING IN ORDER TO FACILITATE STOCKHOLDER ATTENDANCE AND

PARTICIPATION BY ENABLING STOCKHOLDERS TO PARTICIPATE FROM ANY LOCATION AND AT NO COST. YOU WILL BE ABLE TO ATTEND THE MEETING ONLINE, VOTE YOUR SHARES ELECTRONICALLY AND SUBMIT QUESTIONS DURING THE MEETING BY VISITING https://web.lumiagm.com/232370870.
To participate in the virtual meeting, you will need the control number included on your proxy card or voting instruction form. The meeting webcast will begin promptly at 12:00 PM (EDT). We encourage you to access the meeting prior to the start time. Online check-in will begin at 11:00 AM (EDT), and you should allow ample time for check-in procedures. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Stockholder Meeting log-in page.
If your shares are held in “street name” through a broker, bank or other nominee, in order to participate in the Annual Meeting, you must first obtain a legal proxy from your broker, bank or other nominee reflecting the number of shares of the Company’s common stock you held as of the record date, your name and email address. You then must submit a request for registration to American Stock Transfer & Trust Company, LLC: (1) by email to proxy@astfinancial.com; (2) by facsimile to 718-765-8730 or (3) by mail to American Stock Transfer & Trust Company, LLC, Attn: Proxy Tabulation Department, 6201 15th Avenue, Brooklyn, NY 11219. Requests for registration must be labeled as “Legal Proxy” and be received by American Stock Transfer & Trust Company, LLC no later than 5:00 PM (EDT) on May 18, 2021. A list of our registered holders will be available to stockholders of record electronically during the Annual Meeting. If you would like to review the list, please email officeofthegeneralcounsel@CIRCOR.com.
Having your shares represented and voted at the Annual Meeting is extremely important. All stockholders are cordially invited to attend the Annual Meeting online. WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING, AND TO FACILITATE TIMELY RECEIPT OF YOUR VOTE, PLEASE VOTE AS SOON AS POSSIBLE. YOU ARE URGED TO DATE, SIGN AND RETURN YOUR PROXY CARD IN THE ENVELOPE PROVIDED TO YOU, OR TO VOTE BY INTERNET OR BY TELEPHONE AS DESCRIBED IN THIS PROXY STATEMENT, EVEN IF YOU PLAN TO VIRTUALLY ATTEND THE ANNUAL MEETING, SO THAT YOUR SHARES CAN BE VOTED REGARDLESS OF WHETHER YOU ATTEND. VOTING NOW WILL NOT LIMIT YOUR RIGHT TO CHANGE YOUR VOTE OR TO ATTEND THE ANNUAL MEETING; IF YOU SHOULD BE PRESENT AT THE ANNUAL MEETING AND DESIRE TO VOTE DURING THE MEETING, YOU MAY WITHDRAW YOUR PROXY AT SUCH TIME. ONLY THE LATEST VALIDLY EXECUTED PROXY THAT YOU TIMELY SUBMIT WILL BE COUNTED. IF YOUR SHARES ARE HELD IN THE NAME OF A BROKER, BANK OR OTHER HOLDER OF RECORD, FOLLOW THE VOTING INSTRUCTIONS YOU RECEIVED FROM THE HOLDER OF RECORD IN ORDER TO VOTE YOUR SHARES.

Helmuth Ludwig
Chair, CIRCOR Board of Directors

April 13, 2021

WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE YOUR PROXY CARD AS INDICATED ABOVE. YOUR PROXY CARD IS REVOCABLE UNTIL THE TIME SET FORTH IN THE COMPANY’S PROXY STATEMENT, AND, IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE DURING THE MEETING EVEN IF YOU HAVE PREVIOUSLY COMPLETED YOUR PROXY CARD.
If you have any questions or need assistance voting your shares, please contact MacKenzie Partners, Inc., the Company’s proxy solicitor, at (800) 322-2885 or (212) 929-5500 or at circor@mackenziepartners.com.

PROXY STATEMENT
TABLE OF CONTENTS

Forward-Looking Statements
This Proxy Statement contains certain statements that are “forward-looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995 (the “Act”). The words “may,” “hope,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “continue” and other expressions which are predictions of or indicate future events and trends and which do not relate to historical matters, identify forward-looking statements. We believe that it is important to communicate our future expectations to our stockholders, and we, therefore, make forward-looking statements in reliance upon the safe harbor provisions of the Act. However, there may be events in the future that we are not able to accurately predict or control, and our actual results may differ materially from the expectations we describe in our forward-looking statements. Forward-looking statements, including statements about our future performance, the expected and potential direct and indirect impacts of the COVID-19 pandemic on our business, our ability to maintain our internal controls, the number of new product launches and future cash flows from operating activities, involve known and unknown risks, uncertainties and other factors, which may cause our actual results, performance or achievements to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the duration and scope of the COVID-19 pandemic; any adverse changes in governmental policies; variability of raw material and component pricing; changes in our suppliers’ performance; fluctuations in foreign currency exchange rates; changes in tariffs or other taxes related to doing business internationally; our ability to hire and retain key personnel; our ability to operate our manufacturing facilities at efficient levels, including our ability to prevent cost overruns and reduce costs; our ability to generate increased cash by reducing our working capital; our prevention of the accumulation of excess inventory; fluctuations in interest rates; our ability to successfully defend product liability actions; as well as the uncertainty associated with the current worldwide economic conditions and the continuing impact on economic and financial conditions in the United States and around the world, including as a result of the COVID-19 pandemic, natural disasters, terrorist attacks and similar matters. For a discussion of these risks, uncertainties and other factors, see Part I, Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

30 Corporate Drive, Suite 200
Burlington, MA 01803
+ (781) 270-1200

ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 25, 2021
This Proxy Statement (the “Proxy Statement”) is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of CIRCOR International, Inc. (the “Company,” “CIRCOR,” “we,” “us” or “our”) for use at the Annual Meeting of Stockholders of the Company to be held on May 25, 2021, at 12:00 PM Eastern Daylight Savings Time ("EDT"), and any adjournments or postponements thereof (the “Annual Meeting”). The Annual Meeting will be held as a virtual meeting conducted exclusively via live webcast at https://web.lumiagm.com/232370870. Our annual report to stockholders and our proxy materials (including this Proxy Statement and a form of proxy) were first sent or given to stockholders on or about April 14, 2021.
At the Annual Meeting, the stockholders of the Company will be asked to consider and vote upon the following matters:
1.To elect six Class I directors, Scott Buckhout, Samuel R. Chapin, David F. Dietz, Tina M. Donikowski, Bruce Lisman and John (Andy) O'Donnell, for one-year terms, such terms to continue until the Annual Meeting of Stockholders in 2022 (“2022 Annual Meeting”) and until each such director’s successor is duly elected and qualified or until such director's earlier death, resignation or removal;
2.To ratify the selection by the Audit Committee of the Board of Directors of the Company of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2021;
3.To consider an advisory vote approving the compensation of the Company’s Named Executive Officers;
4.To approve an amendment to the Company’s 2019 Stock Option and Incentive Plan (the “2019 Plan”) to increase the number of shares available for issuance thereunder by 1,000,000; and
5.To act upon such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.
Record Date
The Board has fixed the close of business on April 5, 2021 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting (the “Record Date”). Only holders of record of the Company’s common stock, par value $0.01 per share (the “common stock”), at the close of business on the Record Date will be entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. As of the Record Date, there were 20,170,421 shares of common stock outstanding and entitled to vote at the Annual Meeting. Each holder of our outstanding common stock as of the close of business on the Record Date will be entitled to one vote for each share held of record with respect to each matter submitted at the Annual Meeting.

Voting Requirements
The presence, in person or by proxy, of holders of at least a majority of the total number of outstanding shares of common stock entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Shares present virtually during the Annual Meeting will be considered shares of common stock represented in person at the meeting. For Proposal 1, the election of six Class I directors, each nominee shall be elected as a director of the Company if such nominee receives a majority of the votes cast at the Annual Meeting with respect to such nominee (i.e., the number of shares voted “for” a director nominee must exceed the number of shares voted “against” such nominee). The approval of a majority of the votes cast is also necessary to approve Proposal 2, the ratification of the selection of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2021; Proposal 3, the consideration of an advisory vote approving the compensation of the Company’s Named Executive Officers; and Proposal 4, the approval of the amendment to the Plan.
Abstentions and “Broker Non-Votes”
Abstentions and “broker non-votes” (i.e., shares represented at the meeting held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote such shares and with respect to which the broker or nominee does not have discretionary voting power to vote such shares) will not be counted for purposes of determining whether a quorum is present for the transaction of business at the Annual Meeting. With respect to each of the proposals, votes may be cast “for,” “against” or “abstain.” In the case of Proposals 1, 2 and 3, under our bylaws, abstentions are not considered votes on such matter and will have the effect of reducing the number of affirmative votes required to achieve a majority for such matters by reducing the total number of shares from which the majority is calculated. However, in the case of Proposal 4, under the rules of the New York Stock Exchange, for purposes of stockholder approval of the amendment to the 2019 Plan, abstentions are counted as votes cast and will have the same effect as a vote against such matter. Proposals 1, 3 and 4 are each “non-discretionary” items and, therefore, brokers and nominees do not have discretionary voting power with respect to such matters. If you do not instruct your broker how to vote with respect to such matter, your broker may not vote with respect to these items, and broker non-votes will have the effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated.
How to Vote Your Shares
IN LIGHT OF THE PUBLIC HEALTH AND TRAVEL SAFETY CONCERNS RELATED TO THE ONGOING COVID-19 PANDEMIC AND AFTER CAREFUL CONSIDERATION, THE COMPANY HAS DETERMINED TO HOLD A VIRTUAL MEETING IN ORDER TO FACILITATE STOCKHOLDER ATTENDANCE AND PARTICIPATION BY ENABLING STOCKHOLDERS TO PARTICIPATE FROM ANY LOCATION AND AT NO COST. YOU WILL BE ABLE TO ATTEND THE MEETING ONLINE, VOTE YOUR SHARES ELECTRONICALLY AND SUBMIT QUESTIONS DURING THE MEETING BY VISITING https://web.lumiagm.com/232370870.
To participate in the virtual meeting, you will need the control number included on your proxy card or voting instruction form. The meeting webcast will begin promptly at 12:00 PM (EDT). We encourage you to access the meeting prior to the start time. Online check- in will begin at 11:00 AM (EDT), and you should allow ample time for check-in procedures. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting login page.
We are committed to ensuring that stockholders will be afforded the same rights and opportunities to participate in the virtual Annual Meeting as they would at an in-person meeting. You will be able to attend the meeting online, vote your shares electronically and submit questions during the meeting by visiting https://web.lumiagm.com/232370870. We will try to answer as many stockholder-submitted questions as time permits that comply with the meeting rules of conduct. However, we reserve the right to edit inappropriate language or to exclude questions that are not pertinent to meeting matters or that are otherwise inappropriate. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition. If we are unable to respond to a stockholder’s properly submitted question due to time constraints, we will either post the response on the investor relations section of our website following the Annual Meeting, or respond directly to that stockholder using the contact information provided.
If your shares are held in “street name” through a broker, bank or other nominee, in order to participate in the virtual Annual Meeting you must first obtain a legal proxy from your broker, bank or other nominee reflecting the number of shares of the Company’s common stock you held as of the record date, your name and email address. You then must submit a request for registration to American Stock Transfer & Trust Company, LLC: (1) by email to proxy@astfinancial.com; (2) by facsimile to 718-765-8730 or (3) by mail to American Stock Transfer & Trust Company, LLC, Attn: Proxy Tabulation Department, 6201

15th Avenue, Brooklyn, NY 11219. Requests for registration must be labeled as “Legal Proxy” and be received by American Stock Transfer & Trust Company, LLC no later than 5:00 PM (EDT) on May 18, 2021.
Having your shares represented and voted at the Annual Meeting is extremely important. WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING, AND TO FACILITATE TIMELY RECEIPT OF YOUR VOTE, PLEASE VOTE AS SOON AS POSSIBLE. YOU ARE URGED TO DATE, SIGN AND RETURN YOUR PROXY CARD IN THE ENVELOPE PROVIDED TO YOU, OR TO VOTE BY INTERNET OR BY TELEPHONE AS DESCRIBED IN THIS PROXY STATEMENT, EVEN IF YOU PLAN TO VIRTUALLY ATTEND THE ANNUAL MEETING, SO THAT YOUR SHARES CAN BE VOTED REGARDLESS OF WHETHER YOU ATTEND THE ANNUAL MEETING. VOTING NOW WILL NOT LIMIT YOUR RIGHT TO CHANGE YOUR VOTE OR TO ATTEND THE ANNUAL MEETING. IF YOU SHOULD BE PRESENT AT THE ANNUAL MEETING AND DESIRE TO VOTE DURING THE MEETING, YOU MAY WITHDRAW YOUR PROXY CARD AT SUCH TIME. ONLY THE LATEST VALIDLY EXECUTED PROXY CARD THAT YOU TIMELY SUBMIT WILL BE COUNTED. IF YOUR SHARES ARE HELD IN THE NAME OF A BROKER, BANK OR OTHER HOLDER OF RECORD, FOLLOW THE VOTING INSTRUCTIONS YOU RECEIVED FROM THE HOLDER OF RECORD IN ORDER TO VOTE YOUR SHARES.
If you are a stockholder whose shares are registered in your name, you may vote your shares by one of the following methods:
1.By attending the Annual Meeting online. During the Annual Meeting, you may vote by following the instructions at https://web.lumiagm.com/232370870. Have your proxy card or voting instruction form available when you access the virtual meeting webpage.
2.Vote by Internet by going to the web address www.VOTEPROXY.com and following the instructions for Internet voting on your proxy card. You must have the control number that is on your proxy card when voting.
3.Vote by telephone by dialing 1-800-776-9437 in the United States and 1-718-921-8500 from outside the United States and following the instructions. You must have the control number that is on your proxy card when voting.
4.Vote by proxy card by completing, signing, dating, and mailing your proxy card in the envelope provided. If you vote by Internet or telephone, please do not mail your proxy card.
Common stock represented by properly executed proxy cards received by the Company and not revoked will be voted at the Annual Meeting in accordance with the instructions contained therein. If instructions are not given in your proxy card, properly executed proxy cards will be voted “FOR” the election of the Board’s nominees for Class I director, “FOR” ratification of the selection of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2021, “FOR” approval of the resolution regarding compensation of the Company’s Named Executive Officers and “FOR” approval of the amendment to the 2019 Plan.
If you hold your shares in street name, you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares voted. To vote pursuant to the recommendation of the Board, you must follow the instructions on your voting instruction form.
How to Revoke a Previously Submitted Proxy Card
Any properly completed proxy card given by stockholders whose shares are registered in their name pursuant to this solicitation may be revoked by one of the following methods:
1.You may revoke your proxy and change your vote by attending the Annual Meeting online and voting electronically during the meeting. However, your attendance online at the Annual Meeting will not automatically revoke your proxy unless you properly vote electronically during the Annual Meeting or specifically request that your prior proxy be revoked by delivering a written notice revocation prior to the Annual Meeting to the Corporate Secretary at the Company's Corporate headquarters at 30 Corporate Drive, Suite 200, Burlington, MA 01803;
2.Properly casting a new vote via the Internet or by telephone at any time before the closure of the Internet or telephone voting facilities; or
3.Duly completing a later-dated proxy card relating to the same shares and delivering it to the Corporate Secretary before the taking of the vote at the Annual Meeting.

To be effective, any written notice of revocation or subsequent proxy cards must be sent so as to be delivered to the Corporate Secretary at the Company’s corporate headquarters before the taking of the vote at the Annual Meeting. If you hold your shares in “street name,” you must follow the instructions on your voting instructions form to revoke or amend any prior voting instructions.
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on May 25, 2021: This Proxy Statement, a form of the Company’s proxy card, a letter to stockholders from the Chair of our Board, a letter to stockholders from our President and Chief Executive Officer, together with our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 (“Fiscal Year 2020”), are available for viewing, printing and downloading at www.proxy.CIRCOR.com.
Except where otherwise incorporated by reference, none of the Annual Report, the letter from the Chair of our Board to our stockholders, or the letter from our President and Chief Executive Officer to our stockholders is a part of the proxy solicitation material. Except for the availability of this Proxy Statement and the Company’s form of proxy card for the Annual Meeting, which are available for viewing, printing and downloading at www.proxy.CIRCOR.com, the information on the Company’s website is not part of this Proxy Statement.
If you have any questions or need assistance voting your shares, please contact MacKenzie Partners, Inc., the Company’s proxy solicitor, at (800) 322-2885 or (212) 929-5500 or at circor@mackenziepartners.com.

PROPOSAL 1
ELECTION OF DIRECTORS FOR A TERM OF ONE YEAR
We are in the process of transitioning from a classified board to the annual election of all directors. Our Board is currently comprised of nine members. As previously announced, Peter Wilver will retire from the Board effective April 30, 2021. As such, with respect to forward looking matters discussed in this Proxy Statement, Mr. Wilver has been excluded. Upon Mr. Wilver’s retirement, the size of the Board will be reduced from nine to eight members. At the Annual Meeting, six of our eight directors, Scott Buckhout, Samuel R. Chapin, David F. Dietz, Tina M. Donikowski, Bruce Lisman and John (Andy) O'Donnell, are standing for re-election as Class I directors for one-year terms, such terms to continue until the 2022 Annual Meeting and until each such director’s successor is duly elected and qualified or until such director’s earlier death, resignation or removal. The terms of the two Class II directors, Jill Smith and Helmuth Ludwig, will expire at the 2022 Annual Meeting. From and after the 2022 Annual Meeting (and at each annual meeting of stockholders thereafter), all directors will stand for election for one-year terms expiring at the next succeeding annual meeting of stockholders and until their respective successors have been duly elected and qualified or until their earlier death, resignation or removal.
Our Board recommends a vote FOR each of our nominees.

Vote Required For Approval; Effect of Abstentions and Broker Non-Votes
A quorum being present, each nominee shall be elected as a director of the Company if such nominee receives a majority of the votes cast at the meeting with respect to such nominee. Abstentions and broker non-votes will have no effect on this Proposal 1.
Information Regarding Director Nominees and Other Continuing Directors
The following table provides information about each nominee for director and the other continuing directors. Detailed information about each individual’s qualifications, experience, skills and expertise along with select professional and community contributions can be found below.

Name	Position	Age	Director Since	Audit	Compensation	N&CG*	Independent
Scott A. Buckhout	CEO & Director	54	2013
Samuel R. Chapin	Director	63	2019	t		●	X
David F. Dietz	Director	71	1999		●	●	X
Tina M. Donikowski	Director	61	2017	●	●		X
Bruce Lisman	Director	74	2020	●	●		X
Helmuth Ludwig t	Chair	58	2016				X
John (Andy) O'Donnell	Director	73	2011		t	●	X
Jill D. Smith	Director	62	2020	●		t	X
t Chair    ● Member
*N&CG: Nominating & Corporate Governance Committee
Director Nominations
The Nominating and Corporate Governance Committee recognizes that the challenges and needs of the Company will vary over time and, accordingly, considers that the selection of director nominees should be based on skill sets most pertinent to the issues facing or likely to face the Company at the time of nomination as well as the diversity the nominee would add to the Board. When assessing nominees to serve as director, the Nominating and Corporate Governance Committee believes that the Company will benefit from a diversity of background and experience, as well as gender and racial/ethnic diversity, on the Board. In addition, there are certain general attributes that the Nominating and Corporate Governance Committee seeks from all director candidates, including:
•A commitment to ethics and integrity;
•A commitment to personal and organizational accountability;
•A history of achievement that reflects superior standards for themselves and others; and

•A willingness to express alternate points of view while, at the same time, being respectful of the opinions of others and working collaboratively with colleagues.
Our Principles of Corporate Governance require that a majority of directors must be independent. The Nominating and Corporate Governance Committee’s position is that, absent special circumstances, all directors other than the Chief Executive Officer, if he or she is serving on the Board, should be independent. The Nominating and Corporate Governance Committee annually assesses the adequacy of the foregoing criteria for Board membership and have concluded that, based on the background and experience as described below of each director, the Board reflects diversity in business and professional experience and skills.
As a matter of good corporate governance, we generally limit the number of public company directorships any director of the Company may hold to three, including that of the Company. This policy assists the Board in continuing to focus on and carry out the Board activities of the Company efficiently. Ms. Tina Donikowski has been granted an exception to this policy so that she can serve on one additional public company board.
Composition of Director Nominees and Continuing Directors
Our Board members have a varied set of skills and experience, creating a diversity of skills and viewpoints. Among our six nominees and two other continuing directors:
•7 of 8 are independent
•25% are women
•25% of our directors are born outside the United States
•The average age is 65 years of age.
•The average tenure on the Board is 6 years.
Director Biographies and Qualifications
Our nominees and other continuing directors have extensive experience and qualifications:

	Buckhout	Chapin	Dietz	Donikowski	Lisman	Ludwig	O’Donnell	Smith
Financial		X	X		X			X
Global Business	X	X	X	X	X	X	X	X
Leadership	X	X	X	X	X	X	X	X
Mergers & Acquisitions	X	X	X		X	X	X	X
Sales & Marketing	X			X	X	X	X
Technology	X		X	X		X	X	X
Class I Director Nominees
Scott Buckhout. Mr. Buckhout joined CIRCOR as President and Chief Executive Officer and was appointed to the Board in April 2013. Prior to joining CIRCOR, Mr. Buckhout had served as President, Fire & Security at United Technologies Corporation (UTC), a diverse, multinational manufacturing company. He previously held a number of senior level positions at UTC, including President, Global Fire Products and President, Systems and Firefighting. Before joining UTC, Mr. Buckhout held a number of senior roles at Honeywell International Corporation in the Consumer Products and Friction Materials divisions. He spent five years in Europe for UTC and Honeywell, including as Vice President and General Manager, Consumer Products Group, Honeywell EMEA and Vice President and General Manager, Honeywell Friction Materials - Europe. He also previously worked in general management and strategy consulting roles at Booz Allen & Hamilton and The Boeing Company. Mr. Buckhout’s qualifications to sit on our Board include his extensive experience in leading, improving the operational performance of, and profitably growing large, multinational manufacturing businesses through both organic and acquisition-related growth.
David F. Dietz. Mr. Dietz has served as a member of the Board since its inception in July 1999. Mr. Dietz was a partner of the law firm of Goodwin Procter from 1984 to his retirement from the firm in October 2016. Mr. Dietz is also a director and Chairman of the Independent Directors and Compensation Committee of The Andover Companies, a property and casualty insurance company. Mr. Dietz’s qualifications to sit on our Board include his experience in corporate acquisitions, corporate finance, and corporate governance and legal matters.
Samuel R. Chapin. Mr. Chapin has served as a member of the Board since January 2019. Mr. Chapin served as Executive Vice Chairman at the Bank of America Merrill Lynch, a multinational investment bank, from 2010 to his retirement in June 2016. Mr. Chapin joined Merrill Lynch in 1984 as a member of the Mergers and Acquisitions group and he was named a Managing Director in Investment Banking in 1993. Mr. Chapin was named Senior Vice President and head of Merrill Lynch’s Global Investment Banking Division in 2001 and was named Vice Chairman in 2003. While at Merrill Lynch and Bank of America Merrill Lynch, Mr. Chapin was responsible for managing relationships with a number of the firm’s largest corporate clients. He currently serves on the Board of Directors of PerkinElmer, Inc., and O-I Glass, Inc. and the Board of Trustees at Lafayette College. Mr. Chapin’s qualifications to sit on our Board include his experience and significant knowledge of the industrials market with a mastery of strategic M&A accrued over more than 35 years in investment banking.
Tina M. Donikowski. Ms. Donikowski has served as a member of the Board since March 2017. Ms. Donikowski retired from General Electric Company, a diversified industrial company, in October 2015 after 38 years with the company. She served in a number of senior positions during her career at General Electric Company, including most recently as Vice President, Global Locomotive Business, GE Transportation, from January 2013 until her retirement. She currently also serves on the Board of Directors of Atlas Copco AB, a world-leading provider of sustainable productivity solutions based in Stockholm, Sweden; TopBuild Corp., a leading installer and distributor of insulation and building material products to the U.S. construction industry based in Daytona Beach, Florida; Advanced Energy Industries, Inc., a designer and manufacturer of highly engineered precision power, measurement, and control solutions for mission-critical applications and processes; and Eriez Magnetics, a privately held manufacturer and designer of magnetic, vibratory, and metal detection applications based in Erie, Pennsylvania. She also serves as a member of the Board of Trustees, Gannon University, and the Board of Trustees, Boys & Girls Club of Erie, Pennsylvania. Ms. Donikowski’s qualifications to sit on our Board include her extensive experience in leading technology businesses and her strong operations background.
Bruce Lisman. Mr. Lisman has served as a member of the Board since June 2020. Mr. Lisman retired in 2009 from JP Morgan Chase & Co., a multinational investment firm, where he had served as Chairman of the Global Equities Division. From 1987 to 2008, he was Head or Co-Head of the Global Equity Division, a $2.3 billion division at Bear Stearns Companies. Mr. Lisman serves as a director of Myers Industries, Inc., a material handling and distribution company, Associated Capital., a financial services company that was spun-off from GAMCO Investors, Inc., and National Life Group, a mutual life insurance company. Prior board service includes PC Construction, an engineering and construction company as Chairman from 2013 to 2019, and as a member until 2021, and The Pep Boys, a nationwide auto parts retailer. Former member of various boards, including an electric utility, an electricity transmission company, a regional banking company, a regional broadcasting company, and a financial technology company. Prior non corporate board chair positions include a university and the nation’s oldest conservation group. Mr. Lisman’s qualifications to sit on our Board include his financial global business and leadership expertise.
John (Andy) O'Donnell. Mr. O'Donnell has served as a member of the Board since November 2011. Until his retirement in January 2014, Mr. O'Donnell had worked at Baker Hughes, an oilfield services company, since 1975. He served as Vice President of Baker Hughes since 1998 and was appointed to Vice President, Office of the Chief Executive Officer in 2012, a role in which he served until his retirement.  From 2009 to 2011, Mr. O'Donnell was President, Western Hemisphere Operations of Baker Hughes. He was President of Baker Petrolite Corporation from 2005 to 2009 and President of Baker Hughes Drilling Fluids from 2004 to 2005. He served as Vice President, Business Process Development at Baker Hughes from 1998 to 2002 and as Vice President of Manufacturing at Baker Oil Tools from 1990 to 1998.  Mr. O'Donnell also serves on the Board of Directors of Cactus, Inc., where he is a member of its Audit, Compensation, and Nominating and Corporate Governance Committees. Mr. O'Donnell’s qualifications to sit on our Board include his experience in international energy markets and leading multinational sales, marketing, service and manufacturing operations.
Class II Directors (Terms Expire at 2022 Annual Meeting)
Helmuth Ludwig. Dr. Ludwig has served as a member of the Board since January 2016.  From October 2016 until his retirement in December 2019, he served as Global CIO for Siemens, a leading technology company.  He previously served among other roles as CEO of the Siemens Industry Sector in North America from October 2011 to September 2014 and as President of Siemens PLM Software from August 2007 to September 2010 where he is credited for having successfully led the integration of the organization’s 50 legal entities and multiple facilities across 26 countries.  Earlier in his career, Dr. Ludwig held a number of international assignments at Siemens in Europe, Latin America, and Asia.  Dr. Ludwig serves as a member of the board of Hitachi Ltd., Tokyo since July 2020. He teaches as a Professor of Practice for Strategy and Entrepreneurship at SMU's Cox School of Business in Dallas and is a Board Leadership Fellow with the National Association of Corporate Directors

(NACD).  Dr. Ludwig is a known expert and regular speaker at industry conferences on the Internet of Things and “Industry 4.0.”  Dr. Ludwig’s qualifications to sit on our Board include his proven manufacturing leadership skills, extensive international experience, and his success in leading the integration and simplification of a complex global enterprise.
Jill D. Smith. Ms. Smith joined the Board in January 2020. Ms. Smith most recently served as President, Chief Executive Officer and Director of Allied Minds plc, an intellectual property commercialization company focused on technology and life sciences from March 2017 to her retirement in June 2019. She previously had served as Chairman, Chief Executive Officer and President of DigitalGlobe, Inc., a global provider of satellite imagery products and services, from 2005 to 2011. Ms. Smith started her career as a consultant at Bain & Company where she rose to Partner. She then joined Sara Lee as Vice President and subsequently went on to serve as President and Chief Executive Officer of eDial, a VoIP collaboration company. She was also President and Chief Executive Officer of SRDS, a business-to-business publishing firm. Furthermore, she served as Chief Operating Officer of Micron Electronics, and co-founded and led Treacy & Company, a consulting and boutique investment firm. Ms. Smith currently serves on the Board of Directors of R1 RCM Inc., where she is a member of the Audit and Human Capital Committee. Ms. Smith’s qualifications to sit on our Board includes her extensive experience as a technology executive, including as a CEO focused on growing innovative companies.

CORPORATE GOVERNANCE
Role of the Board
The Board is elected by the Company’s stockholders to oversee their interests in the value and health of the Company and drive long-term value creation. The Board oversees the implementation of and compliance with standards of accountability and monitors the effectiveness of management policies and decisions, including those related to financial and other internal controls, compliance with laws and regulations and corporate governance. It has retained oversight authority of the Company, except for those matters reserved to or shared with the stockholders.
Key Areas of Board Oversight

Strategy	Risk	Succession Planning	Environmental, Social & Governance (ESG) Matters
•The Board oversees the Company’s annual business plan and monitors strategic planning

•Business strategy is a key focus at the Board level and embedded in the work of Board committees

•Company management is charged with developing and executing business strategy and provides regular performance updates to the Board

•The Board oversees risk management, including the enterprise risk process

•Board committees, which meet regularly and report back to the full Board, play significant roles in carrying out the risk oversight function

•Company management is charged with managing risk, through robust internal processes and effective internal controls

•The Audit Committee oversees financial risk and cybersecurity

•The Compensation Committee oversees the balance of risk and incentives

•The Nominating & Corporate Governance Committee oversees employee health and safety

•The Board oversees succession planning and talent development for the Chief Executive Officer (“CEO”) and the executive leadership team

•The Compensation Committee has primary responsibility for developing succession plans for the CEO

•The Nominating and Corporate Governance Committee manages the emergency CEO succession planning process

•The CEO is charged with preparing, and reviewing with the Compensation Committee, talent development plans for senior executives and their potential successors

•The Board oversees execution of the Company’s ESG strategies

•The Nominating and Corporate Governance Committee oversees ESG elements, with a particular focus on the Company’s Diversity & Inclusion initiatives, human capital management and employee health and safety

Strategy. The Board has oversight responsibility for management’s establishment and execution of corporate strategy. Elements of strategy are discussed at every regularly scheduled Board meeting. Senior management presents a consolidated annual business plan, and the Board discusses the Company’s results relative to the plan periodically throughout the year. At least once a year, each of the business groups presents an in-depth review of their business to the Board, which includes a review of strategic goals and performance relative to strategy. In 2020, the Board reviewed the Company’s five-year strategic plan.
Risk. The Board and its committees oversee key Company risks. The Board regularly reviews the Company’s top enterprise risks from management, assessing, among other concerns, risks associated with the Company’s products, customers, supply chain, management, staff, efficiency, and cybersecurity. The Board receives regular reports on management’s risk mitigation measures. Committees have responsibility for assisting the Board in its oversight of risk, including focus on certain risk areas, such as cybersecurity and environmental, health and safety (including employee health and safety), and the committee calendars include periodic reviews and discussions on those topics.

Succession Planning. The Nominating and Corporate Governance Committee reviews the emergency CEO succession process on an annual basis, while the full Board reviews overall succession planning. Such planning includes a review with the CEO of the succession planning for key executives of the Company.
ESG Matters. In 2020, primary responsibility for assisting the Board with ESG matter oversight was assigned to the Nominating and Corporate Governance Committee. With this responsibility, the committee reviews sustainability matters, governance items, progress on increasing diversity and inclusion and the Company's human capital strategy, plans and associated activities.
Board Leadership Structure
The Board has established a leadership structure that separates the roles of Chair of the Board and CEO. In doing so, the Board considered that separating the roles of Chair and CEO would most effectively provide the Company access to the judgments and experience of Mr. Helmuth Ludwig, as Chair of the Board, and Mr. Scott Buckhout, as CEO, while providing a mechanism for the Board’s independent oversight of management. As Chair of the Board, Mr. Ludwig presides over the meetings of the Board and the stockholders, utilizing his experience in corporate governance, familiarity with the Company and leadership. In addition to presiding over Board meetings, Mr. Ludwig approves Board agendas and schedules, monitors activity of the Board’s committees, communicates regularly with the CEO and other management on behalf of the Board, monitors and participates in communication with major stockholders, leads the annual performance evaluations of the CEO and leads the CEO succession planning process.
Principles of Corporate Governance
The Nominating and Corporate Governance Committee has developed, and the full Board has adopted, a set of Principles of Corporate Governance. The Principles of Corporate Governance are available on the Company’s website at www.CIRCOR.com under the “Investors” sub-link, and a hard copy will be provided by the Company free of charge to any stockholder who requests it by writing to the Corporate Secretary at the Company’s corporate headquarters. An annual review is conducted by the Nominating and Corporate Governance Committee to assess compliance with the Principles of Corporate Governance.
In addition, to align the interests of the directors and executive officers of the Company with the interests of the stockholders, the Principles of Corporate Governance include Stock Ownership Guidelines for directors and executive officers.
Director Independence
The Board, upon consideration of all relevant facts and circumstances and upon recommendation of the Nominating and Corporate Governance Committee, has affirmatively determined that each of Mr. Chapin, Mr. Dietz, Ms. Donikowski, Mr. Lisman, Mr. Ludwig, Mr. O’Donnell and Ms. Smith is independent of the Company. In evaluating the independence of each director, the Board applied the standards and guidelines set forth in the applicable Securities and Exchange Commission (“SEC”) and New York Stock Exchange (“NYSE”) regulations in determining that each director has no material relationship with the Company, directly or as a partner, stockholder or affiliate of an organization that has a relationship with the Company. The bases for the Board’s determination include, but are not limited to, the following:
•No director other than Mr. Buckhout is an employee of the Company, or its subsidiaries or affiliates.
•No director has an immediate family member who is an officer of the Company or its subsidiaries or has any other current or past material relationship with the Company.
•No director other than Mr. Buckhout receives, or in the past three years, has received, any compensation from the Company other than compensation for services as a director.
•No director has a family member who has received any compensation during the past three years from the Company.
•No director, during the past three years, has been affiliated with, or had an immediate family member who has been affiliated with, a present or former internal or external auditor of the Company.
•No executive officer of the Company serves on the compensation committee or the board of directors of any corporation that employs a director or a member of any director’s immediate family.
•No director is an officer or employee (or has an immediate family member who is an officer or employee) of an organization that sells products and services to, or receives products and services from, the Company in excess of the greater of $1 million or 2% of such organization’s consolidated gross revenues in any fiscal year.

Board Meetings and Committees
We believe that our current Board leadership structure fosters appropriate oversight for the Company for a number of reasons, the most significant of which are discussed below. The Board’s oversight is coordinated primarily through the committees of the Board, as disclosed in the descriptions of each of the committees below and in the charters of each of the committees (which are available on the Company’s website at www.CIRCOR.com under the “Investors” sub-link). The full Board, however, retains responsibility for general oversight of the Company’s long-term health and stakeholder interests. The Board held 10 meetings during Fiscal Year 2020.
Our Board maintains three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table sets forth the number of meetings held during Fiscal Year 2020 by each committee of the Board. Each of our directors attended at least 75% of the total number of meetings of the Board and of the committees of which such director then served.

BOARD COMMITTEE OVERVIEW
Committee	Oversight Responsibilities	2020 Meetings
Audit
•Oversees integrity of financial statements
•Responsible for appointment, compensation, retention and oversight of work of the independent auditor
•Reviews scope and results of annual audit with independent auditor
•Reviews annual/quarterly operating results with independent auditor
•Considers the adequacy of internal accounting procedures/controls; considers the effect of these on auditor independence
•Oversees internal audit function
•Oversees financial and cybersecurity risks
•Meets in executive session with the Chief Financial Officer, Internal Audit lead and our independent auditor engagement partner
		8
Compensation	•Determines and oversees pay for performance compensation philosophy •Oversees compensation arrangements for executive officers and other senior level employees •Reviews general compensation levels for other employees •Determines incentive compensation awards to be granted to eligible persons	6
Nominating & Corporate Governance	•Establishes criteria for selection of new directors •Identifies individuals qualified to become directors •Recommends director candidates to the Board for nomination as directors •Makes recommendations regarding director compensation •Reviews ESG matters, including diversity & inclusion initiatives, human capital and governance •Provides oversight of the Company’s corporate governance •Manages CEO emergency succession planning process •Drives evaluation process for Board and its committees	4

Audit Committee. The Audit Committee, which consists of Mr. Chapin, Ms. Donikowski, Mr. Lisman, Ms. Smith and Mr. Wilver (each of whom has been affirmatively determined by the full Board to be an independent director, as well as meeting the stricter independence standards applicable to audit committee members under NYSE listing standards and the rules of the SEC), oversees the integrity of the Company’s financial statements and is directly responsible for the appointment, compensation, retention and oversight of the work of the firm of independent auditors (the “Auditors”) that audits the Company’s financial statements and performs services related to the audit. Among other responsibilities, the Audit Committee reviews the scope and results of the audit with the Auditors, reviews with management and the Auditors the Company’s annual and quarterly operating results, considers the adequacy of the Company’s internal accounting procedures and controls and considers the effect of such procedures on the Auditors’ independence. The Audit Committee also is responsible for overseeing the Company’s internal audit function and the Company’s compliance with legal and regulatory requirements and cybersecurity issues. To satisfy these oversight responsibilities, the Audit Committee separately meets regularly with the Company’s Chief Financial Officer, Director of Internal Audit, and Auditors. Pursuant to the requirements of the NYSE, the Audit Committee operates in accordance with a charter (the “Audit Committee Charter”), which is available on the Company’s website at www.CIRCOR.com under the “Investors” sub-link. The Company will provide a hard copy of the Audit Committee Charter to stockholders free of charge upon written request to the Corporate Secretary at the Company’s corporate headquarters. Each member of the Audit Committee meets the financial literacy requirements of the NYSE and, in addition, the Board has determined that at least one of the Committee’s members, Mr. Chapin, is an “audit committee financial expert” under the disclosure standards adopted by the SEC.
Compensation Committee. The Compensation Committee, which consists of Mr. O’Donnell, Mr. Dietz, Ms. Donikowski, Mr. Lisman, and Mr. Wilver (each of whom has been affirmatively determined by the full Board to be an independent director, as well as meeting the stricter independence standards applicable to compensation committee members under NYSE listing standards and the rules of the SEC), sets and oversees the Company’s compensation philosophy and policy, reviews and determines the compensation arrangements for the Company’s CEO; reviews the recommendations of the CEO and approves the compensation arrangements for all other officers and senior level employees; reviews general compensation levels for other employees as a group; determines the awards to be granted to eligible persons under the 2019 Plan; and takes such other action as may be required in connection with the Company’s compensation and incentive plans, including with respect to compensation and risk-management issues. The Compensation Committee has the sole authority from the Board for the appointment, compensation and oversight of the Company’s outside compensation consultant.
The Compensation Committee has engaged Pearl Meyer & Partners (“Pearl Meyer”) as its compensation consultant. In so doing, the Compensation Committee affirmatively determined that Pearl Meyer is independent and has no conflict of interest as contemplated under rules adopted by the SEC and the NYSE, and has conducted annual reviews to confirm that Pearl Meyer remains free of conflict per these rules. Pearl Meyer reports directly to the Compensation Committee and does not provide any additional services to the Company. The executive compensation services provided by Pearl Meyer include assisting in defining the Company’s executive compensation strategy, providing market benchmark information, recommending the composition of the compensation peer group used as a benchmark by the Compensation Committee, advising with respect to the design of both short-term and long-term incentive compensation plans, and summarizing regulatory and governance guidelines. In making its compensation decisions, the Compensation Committee relies significantly on the information provided by Pearl Meyer.
The Compensation Committee operates in accordance with a charter (the “Compensation Committee Charter”), which is available on the Company’s website at www.CIRCOR.com under the “Investors” sub-link. The Company also will provide a hard copy of the Compensation Committee Charter to stockholders free of charge upon written request to the Corporate Secretary at the Company’s corporate headquarters.
Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee, which consists of Ms. Smith, Mr. Dietz, Mr. Chapin and Mr. O’Donnell (each of whom has been affirmatively determined by the full Board to be an independent director), is responsible for establishing criteria for selection of new directors, identifying individuals qualified to become directors and recommending candidates to the Board for nomination as directors. In addition, the Nominating and Corporate Governance Committee is responsible for recommending to the Board a set of corporate governance principles applicable to the Company, overseeing the evaluation process of the Board and the evaluation of its committees, recommending to the Board appropriate levels of director compensation and, together with the Audit Committee, monitoring compliance with the Company’s Code of Conduct & Business Ethics. The committee also oversees ESG, including human capital, employee safety and diversity & inclusion initiatives. The Nominating and Corporate Governance Committee operates in accordance with a charter (the “Nominating and Corporate Governance Committee Charter”), which is available on the Company’s website at www.CIRCOR.com under the “Investors” sub-link. The Company also will provide a hard copy of the Nominating and Corporate Governance Committee Charter to stockholders free of charge upon written request to the Corporate Secretary at the Company’s corporate headquarters.
Ad Hoc Committees. From time to time, the Board may establish ad hoc committees and delegate certain of its authority for the purpose of addressing particular matters (including, for example, the approval of financing or credit agreements or other matters that the Board thinks would be appropriate for review by an ad hoc committee). There were no ad hoc committees in 2020.
Executive Session. Independent directors meet at least twice a year in executive session without management, and at such other times as may be requested by any independent director. During Fiscal Year 2020, the Chair of the Board presided at meetings of the Company’s independent directors held in executive session without management. These sessions promote candor and discussion of matters in a setting that is independent of management.
Corporate Governance Framework
We have adopted Corporate Governance Principles that together with our Board committee charters and our Code of Conduct provide our governance framework. The following is a summary of our governance framework:

CORPORATE GOVERNANCE HIGHLIGHTS
We seek to implement corporate governance practices that ensure the Company is managed for the long-term benefit of our stockholders. To that end, we review and refine our corporate governance policies, procedures and practices on an ongoing basis.
Board and Board Committees
Number of Independent Directors / Total Number of Directors	7/8*
All Board Committees Consist of Independent Directors	✓
Risk Oversight by Full Board and Committees	✓
Separate Chair and CEO	✓
Regular Executive Sessions of Independent Directors	✓
Periodic Board and Committee Self-Evaluations	✓
Director Education and Orientation	✓
Periodic Equity Grants to Directors	✓
Majority voting standard for uncontested director elections (approved at the FY20 Annual Meeting)	✓
Declassification of Board (approved at the FY20 Annual Meeting and to be completed in FY22)	✓
Stockholder Rights, Accountability and Other Governance Practices
Annual Advisory Stockholder Vote on Executive Compensation (“Say on Pay”)	✓
Stock Ownership Guidelines for Directors and Executives	✓
Policies Prohibiting Hedging and Pledging	✓
Absence of a Stockholder Rights Plan (also known as a “Poison Pill”)	✓
Strong Commitment to Environmental and Sustainability Matters	✓
No Related Party Transactions	✓
* Excludes Mr. Wilver who is leaving the Board effective April 30, 2021.
Director Candidates
In evaluating director candidates, the Nominating and Corporate Governance Committee applies the skills, experience, qualifications and demeanor of the individual against the general criteria described above in “Proposal 1 – Election of Directors for a Term of One Year” and a developed skills matrix, taking into consideration issues facing the Board and considering the diversity of the Board. The Nominating and Corporate Governance Committee uses a professional search firm to help identify, evaluate and conduct due diligence on potential new director candidates. Using a search firm allows the committee to extend its reach for potential candidates as well as further ensure a diverse pool. The Nominating and Corporate Governance Committee also evaluates director candidates recommended by stockholders in the same manner as candidates from any other sources as described below. The Nominating and Corporate Governance Committee develops a short list that is shared with the Board for consideration and then vetted. Final candidates are recommended to the Board to be nominated for election at the annual meeting of stockholders.
On February 6, 2020, in accordance with the process set forth in our by-laws effective at that time, GAMCO Asset Management Inc. (together with its affiliates, “GAMCO”) submitted a nomination notice in which it nominated two individuals for election to the Board at our 2020 annual meeting of stockholders (“2020 Annual Meeting”). The Board engaged in discussions and negotiations with GAMCO about the nominations. After an evaluation by the Nominating and Corporate Governance Committee, the Board agreed to appoint to the Board, following the 2020 Annual Meeting, one individual proposed by GAMCO. On June 13, 2020, the Board appointed Bruce Lisman, who had been one of GAMCO’s nominees, to the Board.
The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders, provided that such recommendations are submitted to the Company not less than 120 calendar days prior to the first anniversary date on which the Company’s Proxy Statement was released to stockholders in connection with the previous year’s annual meeting of stockholders.
To be considered by the Nominating and Corporate Governance Committee for nomination and inclusion in the Company’s Proxy Statement for its annual meeting to be held in 2022, stockholder recommendations for directors must be received by the

Corporate Secretary at the Company’s corporate headquarters prior to December 15, 2021. Any such notice also must include (i) the name and address of record of the stockholder; (ii) a representation that the stockholder is a record holder of common stock or, if the stockholder is not a record holder, evidence of ownership in accordance with Rule 14a-8(b)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); (iii) the name, age, business and residential address, educational background, current principal occupation or employment, and principal occupation or employment for the preceding five full fiscal years of the proposed director candidate; (iv) a description of the qualifications of the proposed director candidate which address the general criteria for directors as expressed in the Company’s most recent Proxy Statement; (v) a description of all arrangements or understandings between the stockholder and the proposed director candidate; and (vi) the consent of the proposed director candidate to be named in the Proxy Statement and to serve as a director if elected at such meeting. Stockholders must also submit any other information regarding the proposed candidate that is required to be included in a Proxy Statement filed pursuant to the rules of the SEC. Recommendations of director candidates that meet the criteria described above will be forwarded to the Chair of the Nominating and Corporate Governance Committee for further review and consideration by such committee. Stockholders also have the right to directly nominate director candidates, without any action or recommendation on the part of the Nominating and Corporate Governance Committee or the Board, by following the procedures set forth in the Second Amended and Restated By-Laws of the Company (the “By-Laws”).
Communication with Independent Directors
The Board has established a process through which interested parties, including stockholders, may communicate with the independent directors. Specifically, communications may be addressed directly to the Chair of the Board, who, as discussed above, is an independent director, and sent to CIRCOR’s Corporate Secretary, by sending an email to bod@circor.com or by writing to the following address: Board of Directors, c/o Corporate Secretary, CIRCOR International, Inc., 30 Corporate Drive, Suite 200, Burlington, MA 01803, who will forward your communication to the Chair.
Stockholder Engagement
We periodically conduct investor outreach throughout the year involving our directors, senior management and investor relations and legal departments. This helps management and the Board understand and focus on the issues that matter most to our stockholders. In 2020, we met with investors to provide visibility and transparency into our business, our performance and our governance practices, and to better understand their expectations.
Board Evaluation Process
Our Board continually seeks to improve its performance. Our Nominating and Corporate Governance Committee oversees the formal evaluation process of the Board and its committees. On an annual basis, the Board solicits and reviews feedback of self-evaluations submitted by the directors, addressing matters such as the composition of the Board, the relationship between the Board and management of the Company, conduct of meetings of the Board and strategic priorities for the Board. Each of the committees of the Board undertakes a similar self-evaluation process. The Nominating and Corporate Governance Committee reviews the feedback from these evaluations and identifies key areas of focus for the Board and the individual committees.
Director Compensation
The form and amount of director compensation are reviewed periodically by the Nominating and Corporate Governance Committee, most recently in February 2021. The Nominating and Corporate Governance Committee reviews our data from the Peer Group Companies, which are outlined in the Compensation Discussion and Analysis section of this document, as prepared by Pearl Meyer and broad survey data concerning director compensation practices, levels, and trends for companies comparable to the Company in revenue, business, and complexity. It also considers the significant amount of time that our non-employee directors spend in fulfilling their duties to the Company as well as the required level of skill to serve on our Board. The Nominating and Corporate Governance Committee recommends changes, if any, to the Board for approval. Employee directors do not receive separate compensation for service as directors.
The Company uses a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve as non-employee directors on the Board. Cash compensation is paid quarterly, in arrears. For 2020, as a result of the impact of the COVID-19 pandemic on the Company’s operations, the Board reduced each category of fee and retainer our directors receives by 15%. The cash compensation our non-employee directors earned in 2020 is as follows:

Annual Cash Compensation

Annual Retainer (Board Member)	$63,750
Annual Retainer (Chair of the Board)	$161,500
Chair Fee (Audit Committee)	$17,000
Chair Fee (Compensation Committee)	$12,750
Chair Fee (Nominating and Corporate Governance Committee)	$8,500
Committee Membership Fee (per committee)	$4,250
These retainer and fee reductions to non-employee, director cash compensation were commensurate with the reduction senior management took to their cash compensation in light of the COVID-19 pandemic and its impact on the Company. The reduction in cash compensation was reaffirmed at the December 2020 Board meeting and will be reviewed again in mid-2021. The Board will consider internal and external factors in deciding whether to eliminate the 15% reduction.
Annual Equity Grant
Our non-employee directors are also eligible to receive an annual equity grant under our 2019 Plan. If a director joins the Board during the middle of the year, the annual equity grant is pro-rated based on the quarter in which the director joins the Board. In 2020, the targeted value of such grant was $105,000 which was the same amount targeted for the annual equity grant in 2019. On March 27, 2020, each director, with the exception of Mr. Lisman, received a grant of 5,044 time-based restricted stock units (“Time RSUs”) which becomes vested and settles in shares of common stock on a one-for-one basis thirteen months from the date of grant, provided the non-employee director is still providing services on the Board. On June 15, 2020, Mr. Lisman received a grant of 4,470 Time RSUs with the same thirteen month vesting period. For all directors except Mr. Lisman, the number of Time RSUs was determined by dividing $105,000 by the average closing price of our common stock on the New York Stock Exchange based on the last 20 trading days weighted for volume through March 24, 2020, rounded up to the nearest whole share. For Mr. Lisman, he received a 75% pro-rated target value of $78,750 using the same 20-day methodology through June 12, 2020. The average closing share price through March 24, 2020 and through June 12, 2020 was $20.82 and $17.62, respectively.
2020 Director Compensation
The following table shows the compensation our non-employee directors earned for their services in 2020:

Name	Fees Earned in Cash (1)	Stock Awards (2)	Total
Samuel Chapin	$73,335	$69,759	$143,094
David F. Dietz	$119,587	$69,759	$189,346
Tina M. Donikowski	$75,438	$69,759	$145,197
Bruce Lisman	$39,698	$94,853	$134,551
Helmuth Ludwig	$126,578	$69,759	$196,337
John (Andy) O'Donnell	$84,313	$69,759	$154,072
Jill D. Smith	$70,991	$69,759	$140,750
Peter M. Wilver	$88,750	$69,759	$158,509

(1)
The amounts shown in this column reflect the fees earned in Fiscal Year 2020 for Board and committee service and the 15% reduction in fees approved by the Board effective April 1, 2020. Ms. Smith and Mr. Lisman joined the Board on January 15, 2020 and June 13, 2020, respectively, and their fees are pro-rated. Mr. Ludwig became the Board Chair on June 12, 2020, and the Annual Chair Retainer is pro-rated between Mr. Ludwig and Mr. Dietz, the outgoing Board Chair. Beginning in 2020, a decision was made to pay Director fees quarterly in arrears.

(2)	Reflects the grant date fair value of the annual equity grant made in Time RSUs to each of the directors in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. For a discussion of the assumptions related to the calculation of the amounts in this column, refer to Note 13 (“Share-Based Compensation”) to our audited consolidated financial statements for the year ended December 31, 2020 included in our Annual Report on Form 10-K filed with the SEC on March 15, 2021. The grant date fair value of the Time RSUs was based on the Company's previous day closing stock price prior to the grant date of March 27, 2020 of $13.83 for all directors except Mr. Lisman. The grant date fair value of the Time RSUs for Mr. Lisman was based on the Company's previous day closing stock price to the grant date of June 15, 2020 of $21.22.

All of the outstanding RSUs held by each non-employee director and issued in connection with the CIRCOR Management Stock Purchase Plan (“MSPP”) as of December 31, 2020 were as follows: Mr. Chapin - 0, Mr. Dietz - 4,728, Ms. Donikowski - 1,051, Mr. Lisman - 0, Mr. Ludwig - 2,102, Mr. O'Donnell - 3,571, Ms. Smith - 0, and Mr. Wilver - 0 MSPP RSUs. The total number of Time RSUs held by each non-employee director as of December 31, 2020 were as follows: Mr. Chapin - 5,044, Mr. Dietz - 5,044, Ms. Donikowski - 5,044, Mr. Lisman - 4,470, Mr. Ludwig - 5,044, Mr. O'Donnell - 5,044, Ms. Smith - 5,044, and Mr. Wilver - 5,044 Time RSUs. Non-employee directors are no longer eligible to participate in the MSPP which historically allowed them to purchase RSUs at a discount of 33% to the closing price of the Company’s common stock. RSUs purchased under the MSPP vest in whole after a three-year period.
Reimbursement for Training and Reasonable Related Travel
Each of our directors has a budget of up to $5,000 USD (plus travel costs) per year for relevant educational training. When possible, directors are encouraged to share training opportunities with other boards that they serve on and to split the costs for such opportunities between those boards and the Company. Each of our non-employee directors are also reimbursed for reasonable travel and other expenses incurred in attending meetings.
Stock Ownership Guidelines
The Company has adopted Stock Ownership Guidelines for non-employee directors to further align their interests with the interests of the stockholders. These guidelines establish an expectation that, within a five-year period, each director shall achieve an equity interest in the Company at least equal to five times such director’s annual retainer fee. In calculating an individual’s equity interest, credit is given for (i) the value of actual shares of common stock owned beneficially, (ii) the before-tax value of all vested stock options, and (iii) the before-tax value of all outstanding RSU awards (including those which the individual has received in lieu of other compensation). An annual review is conducted by our Nominating and Corporate Governance Committee to assess compliance with the guidelines. As of February 11, 2021, our directors met their applicable ownership guidelines, or were on track to achieve their ownership guidelines by the applicable target compliance date.
Code of Conduct & Business Ethics/Compliance Training/Reporting of Concerns
The Company has implemented and regularly monitors compliance with a comprehensive Code of Conduct & Business Ethics (the “Code of Conduct”), which applies uniformly to all directors, executive officers and employees. Among other things, the Code of Conduct addresses conflicts of interest, confidentiality, fair dealing, protection and proper use of Company assets, compliance with applicable laws (including insider trading and anti-bribery laws) and reporting of illegal or unethical behavior. The Code of Conduct is available on the Company’s website at www.CIRCOR.com under the “Investors” sub-link, and a hard copy will be provided by the Company free of charge to any stockholder who requests it by writing to the Corporate Secretary at the Company’s corporate headquarters.
The Company has undertaken a number of additional steps to further the tenets of the Code of Conduct. Through a third-party provider, the Company maintains an online training program pursuant to which all officers and all employees with company-issued email accounts must take a series of courses designed to demonstrate the ways in which certain activities might run afoul of the Code of Conduct. In addition, although all employees are encouraged to personally report any ethical concerns without fear of retribution, the Company, through a third-party provider, maintains a HelpLine, a toll-free telephone and web-based system through which employees may report concerns confidentially and anonymously (the “HelpLine”). The HelpLine facilitates the communication of ethical concerns and serves as the vehicle through which employees may communicate confidentially and anonymously with (i) the Audit Committee regarding any concerns relating to accounting or auditing issues and (ii) the Nominating and Corporate Governance Committee regarding any other concerns.
Environmental & Social Commitments
Our purpose is Keeping Society Safe, Productive and Moving, which is built on our vision, mission, values and Absolutes of safety, ethics and controls. Our commitment to address the Environmental & Social needs is reflected in our culture, and how we build our products and conduct our business. We deliver on that commitment for our people and our communities by investing resources in ways that address ESG needs of our stakeholders. In addition, in 2020, we adopted a Human Rights policy to further codify our commitments in this area.
Products support environmental and safety measures. CIRCOR’s portfolio of flow and motion control products for the world’s most severe-service and mission-critical applications — from valves to instrumentation, actuation to pumps, motors to regulators — make our customers’ operations safer, and reduce waste, power consumption and emissions. Examples of the positive social and environmental benefits our products provide include:

Safety:
•The bottom unheading and center feed devices from our Refinery Valves business have directly contributed to reduced fatalities at coking refineries, by automating processes and removing workers from danger zones.
•Our Aerospace & Defense team in the United Kingdom supplies the Royal Navy and all NATO allies with submarine escape systems, the key piece of which is a specialized calibrated valve. This valve adapts to ambient water pressure to deliver enough pressurized air to a submariner to allow him or her to escape from a submarine that may be grounded on the sea-floor.
•Our commercial aerospace teams develop and manufacture backup blowdown systems designed to ensure landing gear doors will open in the event that the primary hydraulic systems fail.
Health & Safety:
•Our Zenith-brand metering pump is used to extrude the sophisticated fibers and plastics that are used in Kevlar bulletproof vests, surgical tubing and surgical thread.
•During the early part of the COVID-19 pandemic, our Uxbridge site worked with ventilator manufacturers to design, manufacture and sell a regulator and non-return valve for ventilators needed to support those infected with COVID-19.
Reduced environmental waste:
A line of isolation valves from the Refinery Valves business provides an improved sealing capability as compared to legacy technologies. This reduces the amount of positive-pressure steam required in the process, which in turn drastically reduces both water usage and wastewater runoff for refiners.
Emissions:
•The Industrial group pumps team offers a smart engine cooling system, which senses engine temperatures on commercial ships and throttles back the cooling pumps when they are not needed. This allows shippers to save energy and reduce emissions.
•Pumps from the Industrial group in Germany enable a reduction in sulfur dioxide pollutants from marine vessels in support of IMO 2020 pollutant reduction standards.
Productivity:
Our engineers work every day to enhance the efficiency of our pumps to allow our customers to reduce their carbon footprint and drive productivity in their facilities.
People are at our core. We focus our energy and resources on training and development, and our talent management practices strive to attract, engage, develop and retain a diverse, inclusive and engaged employee base.
Employee investments and initiatives include:
•Expanded diversity & inclusion focus and investment, including training, policies and employee resource groups;
•Formal and informal mentorship programs across CIRCOR;
•Leadership and management development programs at all levels of our management structure;
•A formalized rotational management training program for recent MBA graduates to bring fresh management talent into the organization; and
•Educational assistance programs encouraging the continuing training of our U.S. employees by providing financial assistance for educational courses related to their jobs and careers.
As a result of these and other initiatives, we successfully filled 50% of senior level roles in 2020 with internal promotions.
In light of the COVID-19 pandemic, we increased our support of the health, safety and general well-being of our teams, including increasing onsite safety measures, providing work from home flexibility where possible and providing wellness seminars to employees. Actions we take in response to the pandemic’s challenges include the following:
•Adjusting attendance policies to encourage those who are sick to stay home;
•Increasing cleaning protocols across all locations;
•Initiating regular communication regarding impacts of the COVID-19 pandemic;

•Implementing temperature screening of employees at the majority of our facilities;
•Establishing physical distancing procedures for employees who need to be onsite;
•Providing additional personal protective equipment and cleaning supplies;
•Implementing protocols to address actual and suspected COVID-19 cases and potential exposure;
•Prohibiting all domestic and international non-essential travel for all employees;
•Requiring masks to be worn in all locations where allowed by local law; and
•Providing wellness seminars to employees addressing mental health needs exacerbated by the pandemic.
Commitment to safety and environmental protection in our operations. CIRCOR is committed to protecting the environment and the health and safety of our employees, customers and the global communities where we operate. By incorporating Environmental, Health, and Safety (“EHS”) management into our business model, CIRCOR can offer high quality, cost-effective, reliable, safe and innovative products and services while conserving resources for future generations.
To fulfill this commitment, we endeavor to:
•Design, manage and operate our facilities in an environmentally responsible and safety-conscious manner in order to maximize safety, promote energy efficiency and manage our environmental impact throughout the product life cycle.
•Set objectives and targets that result in continuous improvement of our environmental, health and safety performance. Our TRIR rate in 2020 was 0.76. Improvement of this metric is a key element of our safety initiatives in 2021.
•Train and inform employees of their responsibilities to protect the environment and the health and safety of themselves and their fellow employees.
•Ensure that leadership takes responsibility for taking immediate action to remove safety hazards when they are identified and reported.
•Through continued prioritization on the adoption of our CIRCOR Operating System (“COS”), drive improved safety metrics and develop culture of sustainability and safety.
CIRCOR's COS creates a disciplined culture of continuous improvement for driving operational excellence in, among other things, sustainability and employee health and safety. Qualitative and quantitative performance metrics define site certification levels to help attain and sustain a high level of environmental, health and safety standards and culture. Through COS and our larger EHS program, employees are trained to proactively manage all types of risks, offer proactive suggestions and own decisions. COS certification in this area is measured by the development of a robust safety program and culture, management and audits, sustainable practices and employee engagement and risk surveys. As sites move from bronze to silver and then ultimately to a gold certification level, their rigor and performance must also improve.
CIRCOR derives all its energy from the local electricity and natural gas grids. Some sites have gas-fueled electricity generators that are used only in the case of local power outage. We encourage the use of cleaner burning natural gas to diesel or gasoline for emergency and testing protocols. Furthermore, we do not maintain a significant number of fleet vehicles. As a result of the foregoing, our use of natural gas and other fossil fuels is limited and associated greenhouse gas emissions are limited.
CIRCOR’s electricity usage in 2020 was 34.1 MJoules/direct labor hour, down from 34.6 the prior year. In line with other productivity initiatives, the company endeavors to drive 1-2% annual improvement in electricity efficiency.
Corporate Political Contributions
CIRCOR does not use corporate funds to make contributions to political parties or candidates, whether federal, state or local. Consistent with this approach, CIRCOR does not direct corporate funds to political organizations (that is, organizations organized under Section 527 of the Internal Revenue Code) or for communications to support or oppose specific political candidates (such as through electioneering communications or other corporate independent expenditures).
We do not have a company-sponsored Political Action Committee. We encourage employees to be engaged in their communities and value the right and responsibility of employees to participate as private citizens in political and governmental affairs. Any decisions about whether to be involved in such affairs is personal and voluntary.
CIRCOR is a member of various organizations, including industry groups and trade associations, which further our business, economic and community interests. These groups help keep the Company informed on developments and trends in the manufacturing industry and issues important to us as a global company and employer. These organizations may support their member companies through educational forums, political activities and advocacy to advance issues of common concern to the manufacturing industry or the business community at large.

Related Person Transactions
The Company’s Code of Conduct includes our written policy that any proposed transaction involving the Company or a subsidiary of the Company in which a director or executive officer has direct economic or beneficial interest shall be analyzed and reviewed first by the Nominating and Corporate Governance Committee of the Board for potential conflicts, and then by all of the members of the Board.
Since the beginning of Fiscal Year 2020, the Company was not a party to any transaction in which the amount involved exceeded $120,000 and in which an executive officer, director, director nominee or 5% stockholder (or their immediate family members) had a material direct or indirect interest, and no such person was indebted to the Company.
Compensation Committee Interlocks and Insider Participation
The members of in Compensation Committee in Fiscal Year 2020 were Mr. Dietz, Ms. Donikowski, Mr. Lisman, Mr. Wilver and Mr. O’Donnell. None of the Company’s executive officers serves as a member of the Board or compensation committee of any entity that has one or more of its executive officers serving as a member of the Company’s Compensation Committee. In addition, none of the Company’s executive officers serves as a member of the compensation committee of any entity that has one or more of its executive officers serving as a member of the Board.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding beneficial ownership of our common stock as of March 31, 2021, by:
•all persons known by us to beneficially own more than 5% of our common stock;
•each of our current directors;
•our NEOs included in the Summary Compensation Table appearing in this Proxy Statement; and
•all current directors and executive officers as a group.
The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC and includes voting or investment power with respect to securities. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and includes any shares as to which the individual or entity has the right to acquire beneficial ownership within 60 days after March 31, 2021, through the exercise of any stock option, RSU or other right. The inclusion in this Proxy Statement of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares. As of March 31, 2021, a total of 20,159,932 shares of our common stock were outstanding.
Unless otherwise indicated below, to our knowledge, all persons listed below have sole voting and investment power with respect to their shares of common stock except, to the extent authority is shared by spouses under applicable law.

	Shares of Common Stock Beneficially Owned
Name of Beneficial Owner(1)	Number(2)	Percent(2)
BlackRock, Inc.(3)	3,073,307	15.4%
The Vanguard Group(4)	1,967,500	9.9%
Gabelli Entities(5)	1,596,820	8.0%
T. Rowe Price Associates, Inc.(6)	1,348,250	6.8%
Cardinal Capital Management, LLC(7)	1,036,025	5.2%
Dimensional Fund Advisors LP(8)	1,021,866	5.1%

Gregory Bowen	0(11)	*
Scott Buckhout	597,527	3.0%
Chadi Chahine	1,679(12)	*
Samuel R. Chapin	8,167	*
David F. Dietz	103,263	*
Tina Donikowski	12,569	*
Abhishek Khandelwal	10,489	*
Bruce Lisman(9)	—	*
Helmuth Ludwig	22,293	*
Sumit Mehrotra	34,074	*
Tony Najjar	24,405	*
John (Andy) O'Donnell	32,541	*
Arjun Sharma	62,093	*
Jill D. Smith	5,044	*
Peter M. Wilver	29,643
Lane Walker	5,275(13)	*

All current executive officers and directors as a group (sixteen)(10)	973,451	4.9%
* Less than 1%.

(1)	The address of each stockholder in the table is c/o CIRCOR International, Inc., 30 Corporate Drive, Suite 200, Burlington, MA 01803, except that the address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055; the address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355; the address of the Gabelli Entities (as defined in Footnote 6) is One Corporate Center, Rye, NY 10580; the address of T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, MD 21202; the address of Cardinal Capital Management, LLC is Four Greenwich Office Park, Greenwich, CT 06831; and the address of Dimensional Fund Advisors LP is Building One, 6300 Bee Cave Road, Austin, TX 78746.
(2)	The number of shares of Common Stock outstanding used in calculating the percentage for each listed person and the directors and executive officers as a group includes the number of shares of Common Stock underlying stock options held by such person or group that are exercisable, and RSUs that vest within 60 days after March 31, 2021, but excludes shares of Common Stock underlying stock options or RSUs held by any other person. Amounts in the table include: 501,103 options and 22,815 RSUs for Mr. Buckhout; 5,044 RSUs for Mr. Dietz; 5,044 RSUs for Mr. Chapin; 5,044 RSUs for Ms. Donikowski; 10,489 RSUs for Mr. Khandelwal; 5,044 RSUs for Mr. Ludwig; 13,416 options and 2,802 RSUs for Mr. Mehrotra; 8,699 options and 2,802 RSUs for Mr. Najjar; 5,044 RSUs for Mr. O'Donnell; 27,091 options and 3,202 RSUs for Mr. Sharma; 5,044 RSUs for Ms. Smith; and 5,044 for Mr. Wilver.
(3)	The information is based on an amended Schedule 13G filed with the SEC on January 25, 2021 on behalf of BlackRock, Inc. (“BlackRock”). According to the filing, BlackRock has sole dispositive power over 3,073,307 shares and sole voting power over 3,041,048 shares.
(4)	The information is based on an amended Schedule 13G filed with the SEC on February 10, 2021 on behalf of The Vanguard Group. According to the filing, The Vanguard Group has sole dispositive power over 1,933,851 shares, shared dispositive power over 33,649 shares and shared voting power over 19,033 shares.
(5)	The information is based on an amended Schedule 13D filed with the SEC on January 26, 2021, on behalf of Mario J. Gabelli and various entities which Mr. Gabelli directly or indirectly controls or for which he acts as chief investment officer including, but not limited to, Gabelli Funds, LLC, GAMCO Asset Management Inc., Gabelli & Company Investment Advisors, Inc., Teton Advisors, Inc., GGCP, Inc., GAMCO Investors, Inc., and Associated Capital Group, Inc. (collectively, the “Gabelli Entities”). According to the amended Schedule 13D, the Gabelli Entities engage in various aspects of the securities business, primarily as investment advisors to institutional and individual clients, including registered investment companies and pension plans, and as general partners (or the equivalent of) in private investment partnerships or private funds and as a registered broker-dealer. Certain of the Gabelli Entities may also make investments for their own accounts. According to the amended Schedule 13D, Gabelli Funds, LLC, GAMCO Asset Management Inc. and Teton Advisors, Inc. beneficially owned 410,000, 1,124,254 and 62,566 shares, respectively. Mr. Gabelli, GAMCO Investors, Inc., GGCP, Inc. and Associated Capital Group, Inc. are deemed to beneficially own the shares owned beneficially by each of the Gabelli Entities. Subject to certain limitations, each of the Gabelli Entities has sole dispositive and voting power, either for its own benefit or for the benefit of its investment clients or partners, as the case may be, in the shares beneficially owned by such entity, except that (i) GAMCO Asset Management Inc. does not have the authority to vote 97,400 of the reported shares, (ii) Gabelli Funds, LLC has sole dispositive and voting power with respect to the shares of the Company held by the various funds so long as the aggregate voting interest of all joint filers does not exceed 25% of their total voting interest in the Company and, in that event, the proxy voting committee of each such fund shall respectively vote that fund's shares, (iii) at any time, the proxy voting committee of each such fund may exercise in its sole discretion the entire voting power with respect to the shares held by such fund under special circumstances such as regulatory considerations, and (iv) the power of Mr. Gabelli, Associated Capital Group, Inc., GAMCO Investors, Inc., and GGCP, Inc. is indirect with respect to shares beneficially owned directly by other Gabelli Entities.
(6)	This information is based on an amended Schedule 13G filed with the SEC on February 16, 2021, on behalf of T. Rowe Price Associates, Inc. (“Price Associates”) and T. Rowe Price Small-Cap Value Fund, Inc. (“T. Rowe Small Cap”). According to the filing, Price Associates has sole dispositive power over 1,348,250 shares and sole voting power over 466,943 shares. T. Rowe Small Cap has sole voting power over 844,804 shares. Price Associates does not serve as custodian of the assets of any of its clients; in each instance, only the client or the client’s custodian or trustee bank has the right to receive dividends paid with respect to, and proceeds from the sale of, such securities. The ultimate power to direct the receipt of dividends paid with respect to, and the proceeds from the sale of, such securities, is vested in the individual and institutional clients which Price Associates serves as an investment adviser. Any and all discretionary authority which has been delegated to Price Associates may be revoked in whole or in part at any time. Not more than 5% of the class of such securities is owned by any one client subject to the investment advice of Price Associates. With respect to securities owned by any one of the registered investment companies sponsored by Price Associates which it also serves as investment adviser (the “T. Rowe Price Funds”), only the custodian for each of such T. Rowe Price Funds has the right to receive dividends paid with respect to, and proceeds from the sale of, such securities. No other person is known to have such right, except that the shareholders of each such T. Rowe Price Fund participate proportionately in any dividends and distributions so paid.
(7)	The information is based on the Schedule 13G filed with the SEC on February 16, 2021 on behalf of Cardinal Capital Management, LLC (“Capital Cardinal”). According to the filing, Capital Cardinal has sole dispositive power over 1,036,025 shares and sole voting power over 819,912 shares.
(8)	This information is based on an amended Schedule 13G filed with the SEC on February 12, 2021 on behalf of Dimensional Fund Advisors LP. According to the filing, Dimensional Fund Advisors LP has sole dispositive power over 1,021,866 shares and sole voting power over 972,849 shares. Dimensional Fund Advisors LP, an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”). In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain Funds. In its role as investment advisor, sub-adviser and/or manager, Dimensional Fund Advisors LP or its subsidiaries (collectively, “Dimensional”) may possess voting and/or investment power over the shares of the Company that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of the Company held by the Funds. However, all shares reported are owned by the Funds. Dimensional disclaims beneficial ownership of such shares.
(9)	Bruce Lisman joined the Board of Directors on June 13, 2020.
(10)	Includes 566,925 shares of Common Stock issuable upon the exercise of outstanding stock options that will be exercisable within 60 days after March 31, 2021 and 80,221 shares of Common Stock issuable within 60 days after March 31, 2021, on account of RSUs that will have vested.
(11)	Mr. Bowen terminated his employment with the Company on August 7, 2020, and this information is as of such date.
(12)	Mr. Chahine terminated his employment with the Company on March 17, 2020, and this information is as of such date.
(13)	Mr. Walker terminated his employment with the Company on June 8, 2020, and this information is as of such date.

MANAGEMENT
Our executive officers and key employees, and their respective ages and positions, as of April 3, 2021, are as follows:

Name	Age	Position
Scott Buckhout	54	President and Chief Executive Officer, and Director
Abhishek Khandelwal	44	Senior Vice President, Chief Financial Officer
Sumit Mehrotra	45	President, Industrial Group
Tony Najjar	60	President, Aerospace and Defense Group
Arjun Sharma	44	Senior Vice President, Business Development
Jessica Wenzell	46	Senior Vice President, General Counsel and Secretary
Amit Goel	44	Vice President, Finance, Corporate Controller and Chief Accounting Officer
Tanya Dawkins	60	Vice President, Corporate Treasurer
Scott Buckhout. Mr. Buckhout joined CIRCOR as President and Chief Executive Officer and was appointed to the Board in April 2013. Prior to joining CIRCOR, Mr. Buckhout had served as President, Fire & Security at United Technologies Corporation (“UTC”), a diverse, multinational manufacturing company. He previously held a number of senior level positions at UTC, including President, Global Fire Products and President, Systems and Firefighting. Before joining UTC, Mr. Buckhout held a number of senior roles at Honeywell International Corporation in the Consumer Products and Friction Materials divisions. He spent five years in Europe for UTC and Honeywell, including as Vice President and General Manager, Consumer Products Group, Honeywell EMEA and Vice President and General Manager, Honeywell Friction Materials - Europe. He also previously worked in general management and strategy consulting roles at Booz Allen & Hamilton and The Boeing Company. Mr. Buckhout earned a Master of Business Administration in Operations & Finance from the J.L. Kellogg Graduate School of Management at Northwestern University, and a Bachelor of Science in Aerospace Engineering from Texas A&M University.
Abhishek Khandelwal. Mr. Khandelwal joined CIRCOR as Senior Vice President and Chief Financial Officer on March 31, 2020. Prior to joining CIRCOR, Mr. Khandelwal served as Vice President, Corporate Finance and Operations Chief Financial Officer for IDEX Corporation, a diversified industrial and technology leader specializing in highly engineered components, from April 2017 until March 2020. He joined IDEX in 2010 and held a number of senior finance roles in the Optics, Industrial, Pumps & Valves organizations including Vice President/IT, Finance/IT, Pumps, Valves / Seals from October 2016 until April 2017, Vice President/IT, FMT Industrial from May 2015 until October 2016 and Vice President/IT, Optics and Photonics from January 2013 until May 2015. Prior to IDEX, Mr. Khandelwal held a range of financial leadership positions at Stanley Black & Decker, Inc. and General Electric Company. Mr. Khandelwal received a Bachelor in Finance from Indiana University and an MBA from the Kellogg School of Management at Northwestern University.
Sumit Mehrotra. Mr. Mehrotra has served as President, Industrial Group since February 2018. Before assuming his current role, he served as President, Advanced Flow Solutions Group from October 2016 to February 2018 and Senior Vice President, Global Supply Chain & Product Management from June 2015 to October 2016. Mr. Mehrotra joined CIRCOR in September 2013 as Vice President, Global Supply Chain, a role in which he was responsible for developing the global supply chain function for CIRCOR, including material planning, strategic sourcing, purchasing, and logistics, and continued in that role until June 2015. He had also assumed additional responsibilities for the Company’s engineering and product management functions beginning in June 2015. Mr. Mehrotra joined CIRCOR from Honeywell International, a multinational manufacturing company, where, over 12 years, his career spanned multiple leadership roles in Engineering, Six Sigma, Advanced Manufacturing and Strategic Sourcing. Prior to joining CIRCOR, he served as Director, Strategic Sourcing for Honeywell Aerospace. He holds a Masters of Business Administration from Arizona State University, a Master of Science in Aerospace Engineering from the University of Cincinnati, and a Bachelor of Aeronautical Engineering from Punjab Engineering College, India.
Tony Najjar. Mr. Najjar has served as President, Aerospace and Defense Group since February 2018. Before assuming his current role, he served as Vice President, Aerospace and Defense in the Advance Flow Solutions Group from October 2016 to February 2018 and Vice President, Sales & Marketing, Aerospace and Defense Group, from April 2015 to October 2016. Before joining CIRCOR, Mr. Najjar served as Programs Manager, Business Development and Mergers & Acquisitions at Rockwell Collins, a multinational manufacturing company, from October 2011 to April 2015. He has spent nearly 36 years in the aerospace and defense industry in engineering, sales, and general management roles, including leadership positions at Rockwell Collins and Kaiser Aerospace. Mr. Najjar holds both a bachelor's degree and a Master of Science degree in Mechanical Engineering from Oklahoma State University and an MBA from Pepperdine University.

Arjun Sharma. Mr. Sharma has served as Senior Vice President, Business Development since joining CIRCOR in 2009, overseeing the Company’s mergers and acquisitions and strategic planning functions. Prior to joining CIRCOR, Mr. Sharma served as managing director at Global Equity Partners, a venture capital and strategy consulting firm, from January 2009 to September 2009, where he was responsible for executing equity investments and leading client engagements on acquisitions, divestitures, and growth strategy. From 2007 to 2008, he was Director of Mergers and Acquisitions at Textron Inc., a multi-industry company with a global network of aircraft, defense, industrial and finance businesses, where he was responsible for developing the company’s M&A strategy and leading acquisition and divestiture transactions. From 2002 to 2007, Mr. Sharma held various positions of increasing responsibility at SPX Corporation, a Fortune 500 multi-industry company, culminating in his appointment as Director of Corporate Development. Mr. Sharma holds a Master of Science degree in Finance from Drexel University and a Bachelor of Commerce degree from Delhi University. Mr. Sharma is a graduate of the PLD program at Harvard Business School.
Jessica Wenzell. Ms. Wenzell joined CIRCOR as Senior Vice President, General Counsel in September 2020. Prior to joining CIRCOR, Ms. Wenzell served in executive roles of increasing responsibility at General Electric Company for over 14 years. From January 2018 to August 2020, she was GE’s Executive Counsel – Strategic Transactions, leading cross-functional, legal entity carve-out activities for divestitures. Her previous roles at GE included Executive Counsel – Indirect Sourcing & Properties (August 2017 to March 2018); Executive Counsel, Chief Compliance Officer for GE Oil & Gas (August 2013 to July 2017); and General Counsel for GE Measurement & Control (2010 to 2013). Ms. Wenzell began her career at Luce, Forward, Hamilton & Scripps LLP in the Corporate & Securities Practice Group. She received her Bachelor’s degree in Political Science from the University of California, San Diego and her J.D. from the University of California, Hastings College of the Law, San Francisco.
Amit Goel. Mr. Goel joined CIRCOR as Vice President, Finance, Corporate Controller and Chief Accounting Officer in September 2020. Prior to joining CIRCOR, Mr. Goel served in roles of increasing responsibility at Ernst & Young, LLP for over 17 years. From July 2017 to September 2020, he was a Partner in the Firm's National Accounting Office. His previous roles at EY included Audit Partner (July 2013 to June 2017), Senior Manager of Audit Services (October 2010 to June 2013); Senior to Manager, Audit Services (September 2003 to September 2010), Mr. Goel is a Certified Public Accountant, a Chartered Financial Analyst and a Chartered Accountant. He received his Bachelor of Commerce from Sydenham College of Commerce & Economics from Mumbai University in India.
Tanya Dawkins. Ms. Dawkins was promoted to Vice President, Corporate Treasurer in March 2018. She previously served as Senior Director, Corporate Treasurer from September 2015 to March 2018. From 2001 to September 2015, Ms. Dawkins held a variety of senior finance positions at CIRCOR, including Global Treasury Manager, External Reporting Manager, and Corporate Accounting Manager.  Prior to joining CIRCOR, Ms. Dawkins served as Director of Finance for GenRad Corporation (now part of Teradyne). Ms. Dawkins previously had spent 10 years at Digital Equipment Corporation in a variety of senior finance positions. She is a Certified Treasury Professional and holds a Bachelor of Business Administration in Finance from the University of Texas at Austin, and an MBA from Simmons Graduate School of Management.
Under the By-Laws, each of the officers of the Company holds office until the regular annual meeting of the Board of Directors following the next annual meeting of stockholders and until his or her successor is elected and qualified or until his or her earlier death, resignation or removal.

COMPENSATION DISCUSSION AND ANALYSIS
Overview
In this section, we describe the executive compensation program for our Named Executive Officers (the “NEOs”). Our intent is to help stockholders understand the framework of our overall program, its objectives and the rationale for the Compensation Committee’s compensation decisions. Our NEOs for Fiscal Year 2020 were as follows:

Named Executive Officer	Title
Scott Buckhout	President and Chief Executive Officer (“CEO”)
Abhishek Khandelwal	Senior Vice President, Chief Financial Officer (“CFO”)
Sumit Mehrotra	President, Industrial Group
Tony Najjar	President, Aerospace and Defense Group
Arjun Sharma	Senior Vice President, Business Development
Gregory Bowen (1)	Former Senior Vice President, Chief Accounting Officer
Chadi Chahine (2)	Former Senior Vice President, Chief Financial Officer
Lane Walker (3)	Former President, Energy Group

(1)	Mr. Bowen served as interim principal financial officer between March 18 and March 30, 2020 and subsequently terminated employment with CIRCOR on August 7, 2020.
(2)	Mr. Chahine terminated employment with CIRCOR on March 17, 2020.
(3)	Mr. Walker terminated employment with CIRCOR on June 8, 2020.
Executive Summary
Our Business: 2020 Performance Overview
CIRCOR is a leading provider of severe service and mission critical flow and motion control solutions and other highly engineered products for the Industrial and Aerospace & Defense markets that include recognized, market-leading brands. We have a global presence with approximately 3,100 employees worldwide and customers in approximately 100 countries. We operate 21 major manufacturing facilities located in North America, Western Europe, Morocco, China and India. We sell our products directly to end-user customers and original equipment manufacturers, as well as through Engineering, Procurement and Construction companies and our channel partner network. The Company has two reportable business segments: the Industrial segment (“Industrial Group”) and the Aerospace & Defense segment (“Aerospace & Defense Group” or “A&D Group”). During 2019, we made the strategic decision to exit the Upstream Oil & Gas market, and, as a result, in 2020, we combined the remaining businesses of our former Energy segment (“Refinery Valves”) into the Industrial Group.
In 2020 our business was significantly impacted by the COVID-19 pandemic. Throughout this continued time of unprecedented uncertainty, the Company’s top priority remains the health and safety of our employees, customers, and suppliers. Because of the end markets we serve, the majority of our facilities are deemed “essential operations” in the countries in which we operate. In response to the COVID-19 pandemic, we implemented significant measures in an effort to ensure our employees around the world have the necessary protection and our business continues to operate with as little disruption as possible. Such actions included the cessation of all non-critical business expenses, permanent employee reductions, employee furloughs and pay cuts for senior management and Board members. We believe that these actions along with the Company’s continued focus on new product innovation, cost productivity and the CIRCOR Operating System serve to best position the Company for potential end market recovery across our Industrial and Aerospace & Defense segments.
We continue to implement actions to mitigate the impact from lower demand and an increasingly competitive environment. In addition, we are investing in products and technologies designed to help solve our customers’ most difficult problems. We intend to further simplify CIRCOR by standardizing technology, consolidating suppliers and achieving world class operational excellence. Attracting and retaining talented personnel remains an essential underpinning to the enhancement of our global sales, operations, product management and engineering organizations.
2020 Financial Achievements (in thousands, except percentages)
The following table highlights certain metrics from which our compensation performance metrics are derived and the level of achievement on these metrics in 2020 (prior to the further adjustments discussed below):

	Used for Short-Term Incentive Plan			Used for Long-Term Incentive Plan
	Net Sales	Adjusted Operating Income(1)	Free Cash Flow(2)	Adjusted Operating Margin(3)	Adjusted Measurement Cash Flow(4)
CIRCOR (overall including Corporate expenses)(5)	$773,271	$67,631	$(35,267)	8.7%	$15,319
Aerospace & Defense Group	$267,822	$59,093	$49,179	22.1%
Industrial Group(6)	$410,350	$29,925	$45,845	7.3%

(1)	Adjusted Operating Income (“AOI”),a non-GAAP measure, is defined as GAAP operating income excluding intangible amortization and amortization of fair value step-ups of inventory and fixed assets from acquisitions completed after December 31, 2011, the impact of restructuring-related inventory write-offs, impairment charges and special charges or gains.
(2)	Free Cash Flow, a non-GAAP measure, is defined as net cash provided by operating activities less cash purchases of property plant and equipment plus proceeds from the sale of property plant and equipment. Group Free Cash Flow also excludes the impact of cash payments or receipts for interest, income taxes and restructuring and special charges.
(3)	Adjusted Operating Margin (“AOM”), a non-GAAP measure, is defined as Adjusted Operating Income divided by Net Sales. Adjusted Operating Income is defined as GAAP operating income excluding intangible amortization and amortization of fair value step-ups of inventory and fixed assets from acquisitions completed after December 31, 2011, the impact of restructuring-related inventory write-offs, impairment charges and special charges or gains.
(4)	“Adjusted Measurement Cash Flow” or “Adjusted MCF” with respect to a fiscal year is calculated by adding the Company’s cash provided by operating businesses less Corporate General and Administrative spend for that year. Specifically, Adjusted MCF excludes cash flows from income taxes, corporate special charges, and restructuring costs but includes interest expense.
(5)	Corporate refers to the group of employees that provides services to the Aerospace & Defense Group and the Industrial Group or support management of Company-wide functions.
(6)	For purposes of calculating incentive compensation in the Industrial Group, Refinery Valves is excluded.
A reconciliation of the non-GAAP financial measures included above to the most directly comparable GAAP measures is set forth on Exhibit A to this Proxy Statement.
2020 Compensation Actions Taken As A Result of Business Performance
The Company’s financial results and the overall business environment were considered when determining compensation paid for 2020, as discussed below. Please see Management’s Discussion and Analysis of Financial Condition and Results of Operations in the Company’s Annual Report on Form 10-K for Fiscal Year 2020 for a more detailed description of the Company’s financial results.
As discussed above in the 2020 performance overview, the impact of the COVID-19 pandemic to our business was a significant factor in many of our business decisions, including compensation. In the early months of the pandemic when there was significant uncertainty as to its impact and duration, we took aggressive action to protect our financial strength including several cost-saving measures related to compensation. These cost savings measures were in addition to other actions taken prior to the COVID-19 pandemic’s impact on the Company’s business, in connection with the Company's 18-month Investor Plan (issued in June 2019). Compensation actions taken for financial and cost-savings purposes included:
•Pay Reductions: In April 2020 we implemented a temporary salary reduction of 15% for our NEOs in addition to eliminating two-weeks' of vacation accrual (excluding, in each case, Mr. Chahine, who had given notice to terminate his employment, and Mr. Najjar, who instead agreed to reduce his vacation accrual by six weeks). The salary reduction was in effect for approximately six months until business stabilized later in the year; there was no make-up of this salary reduction.
•Delayed Salary Increases: In a typical year, the Company conducts an annual review of performance results and considers commensurate merit salary adjustments that become effective in April, including for our NEOs. In 2020, the Company decided to push out the effective date of these salary adjustments six months.
•Temporary Reduction to 401(k) Match: As part of our overall strategy to manage expenses in 2020 and in support of the Company’s 18-month Investor Plan (issued in June 2019), we temporarily eliminated the Company matching contributions to CIRCOR’s 401(k) plan. This change, which impacted all of our U.S. employees, including the NEOs, took effect in early January 2020 and remained in place for the remainder of the year.

Following the completion of 2020, with reflection on performance results, the impact of the COVID-19 pandemic on our business and more stability in the business landscape, our Compensation Committee made the following decisions with respect to incentive-based compensation tied to 2020 performance results:
•Annual Short-Term Incentives: The Compensation Committee, using its discretion under the Short-Term Incentive Plan (“STI Plan”), increased the funding of the company’s STI Plan to 75%, an increase from the calculated 27.1% STI funding based on 2020 performance.
•Outstanding Long-Term Incentives: While our Long-Term Incentive (“LTI”) Plans were also significantly impacted by our 2020 performance results, the Compensation Committee did not use its discretion to modify any of the performance results when determining the number of earned shares under our performance-based stock awards. Our 2018 performance awards vested at 103.2% of target, the second tranche of the 2019 performance awards earned 22.6% of target, and the first tranche of the 2020 performance awards earned 0% of target.
•Future Long-Term Incentives: The Compensation Committee determined that a change to the structure of future performance-based stock awards would further the alignment of NEO compensation to stockholder interest, especially in light of the current business environment that makes setting multi-year financial goals difficult. Effective with the 2021 annual LTI award, the performance metric for the performance-based portion of NEO awards will be relative total stockholder return (“TSR”), which will link the number of shares that our NEOs earn to the Company’s TSR relative to that of other peer industrial companies, as described more fully below under Look Forward to 2021 Long-Term Incentive.
2020 Stockholder Engagement, Say-on-Pay Results & Program Changes
The Company regularly evaluates its compensation programs and considers the results of its most recent stockholder advisory vote on executive compensation (“say-on-pay”), as well as feedback received directly from stockholders through our ongoing engagement.
At the May 2020 annual meeting of stockholders, we received say-on-pay support of approximately 89%. This result indicated continued support for the Company’s executive compensation program. Highlights of our executive compensation program include:
•Short-term incentive plans for business groups aligned to critical metrics. Group Presidents in A&D and Industrial Groups were measured on their group-specific performance metrics based 35% on Group AOI, 30% on CIRCOR AOI, 20% on Group Free Cash Flow and 15% on Group Net Sales. Corporate NEOs were measured on the incentive scores of the Aerospace & Defense Group and Industrial Groups excluding the impact of CIRCOR AOI on Group scores, each counting for 30% of the total incentive score, CIRCOR AOI (30% of score) and CIRCOR Free Cash Flow (10% of the score).
•Equity vehicle mix for NEOs aligned with long-term objectives. LTI awards were granted during 2020 using a mix of 50% performance-based restricted stock units (“PSUs”) and 50% restricted stock units (“RSUs”). We use an equal mix of PSUs and RSUs to provide both long-term performance and long-term retention incentives to our NEOs in support of our business strategy.
•Refined PSU award program design. The Compensation Committee maintained pre-determined one-, two- and three-year cumulative goals for PSUs. In 2020, the Committee decided to replace Adjusted Free Cash Flow with Adjusted MCF to more closely align the metric with cash flow controlled by our Groups by eliminating from this measure the cash flow impact resulting from corporate taxes, special charges and restructuring costs. For PSUs granted in 2020, Adjusted MCF accounts for 50% of the weight and AOM accounts for 50% of the weight over a three-year performance period. Performance and corresponding vesting results are assessed at the end of each year based on cumulative results.
Going forward, we plan to continue to engage with our stockholders and consider their perspectives regarding compensation and governance matters.
CEO Pay At-A-Glance (Target v. Realized)
The chart below shows target and realized compensation for Mr. Buckhout. Target total direct compensation represents base salary, target annual bonus, and target annual LTI awards. Realized compensation represents base salary, annual bonus actually paid in cash, and the value realized on exercise (in the case of stock options) or vesting (in the case of PSUs or RSUs) of LTI awards or MSPP RSUs during each year. Realized compensation has substantially trailed target total direct compensation over the prior three years, reflecting the rigor of our goal-setting process for annual bonus and PSU awards and the pay for performance nature of our overall executive compensation program.
Good Compensation Governance
The Compensation Committee continually evaluates the Company's compensation policies and practices to ensure that they are consistent with good governance principles. Below are highlights of what we do and what we do not do:

What We Do		What We Do Not Do
✓	We place the majority of weight on performance-based, at-risk, long-term compensation.	X	We do not provide any compensation-related tax gross-ups (except in connection with relocation expenses).
✓	We deliver rewards that are based on achieving long-term objectives and the creation of stockholder value.	X	We do not provide significant perquisites.
✓	We target total direct compensation at approximately the market median for our peer group.	X	We do not allow officers or directors to hedge Company stock.
✓	We maintain stock ownership guidelines for our directors and executives, including our CEO and other NEOs.	X	We do not allow officers or directors to pledge Company stock.
✓	We have “double-trigger” change in control vesting of cash severance payments and new equity awards.	X	We do not reprice or replace out-of-the-money stock options without stockholder approval.
✓	Our Compensation Committee seeks advice from an independent compensation consultant.	X	We do not have contracts that guarantee employment with any executive (all employment is terminable-at-will).
✓	We maintain a clawback policy with respect to incentive-based cash and equity compensation.
✓	We cap annual bonus payouts to eliminate potential windfalls for executives.
✓	We encourage executives to invest their cash incentives in the Company through the MSPP.

What Guides Our Program
Our Compensation Guiding Principles
The philosophy underlying our executive compensation program is to attract, retain and motivate highly qualified and talented executives and reward the achievement of specific annual, long-term and strategic goals that promote the profitable growth of the Company and enhance stockholder value. To this end, the following principles guide the structure of our program:
•Link to business priorities and performance. A significant portion of an executive’s total compensation should be “at risk,” subject to the attainment of certain specific and measurable performance goals and objectives. We select performance metrics that are most directly tied to the creation of enterprise value and that our management team can meaningfully influence. As performance goals are met or exceeded, executives are rewarded commensurately. Conversely, if goals are not met, actual earned compensation is lower.
•Alignment of executives with stockholders' interests. Our compensation program should encourage our executives to hold a meaningful amount of equity. In addition, we believe compensation to our executives should be based on a balance of short- and long-term financial performance factors. This approach also supports our retention strategy and promotes our achievement-oriented culture.
•Competitiveness of Pay Position. Target total direct compensation should be competitive with that being offered to individuals holding comparable positions at other public companies with which we compete for executive talent. In general, we position target total direct compensation for our NEOs, as well as each element of total target compensation, to be at or around the median target compensation for executives with similar positions at our peer group companies.
•Maintenance of Governance Standards. We believe that maintaining best-practice executive compensation governance standards is in the best interests of our stockholders and executives and critical to the ability to manage risk.
Elements of Compensation
Our compensation philosophy is supported by the following elements of compensation:

Pay Element	How It’s Paid	What It Does	How It Links to Performance
Base Salary	Cash (Fixed)	Provides a competitive, fixed rate of pay relative to similar positions in the market and enables the Company to attract and retain critical executive talent	Based on job scope, level of responsibilities, individual performance, experience, tenure and market levels
Short-Term Incentive Plan	Cash (At-Risk)	Focuses executives on achieving annual financial and strategic goals that enhance long-term stockholder value	Tied to achievement of targets relating to AOI, Free Cash Flow and Net Sales No formulaic payouts for performance below threshold Award capped at 300% of target value
Long-Term Incentive (LTI) Plan	Equity (Variable)	Provides incentives for executives to execute on longer-term goals that promote the efficient use of capital and assets, especially when cyclical demand declines	Tied to achievement of long-term financial targets and appreciation of CIRCOR’s stock price
	PSUs	Rewards achievement of pre-determined financial goals measured over a three-year performance period
Tied to achievement of targets relating to Adjusted MCF and AOM
Annual vesting over a three-year period based on the achievement of annual, cumulative goals
Lookback clause allows payout up to 100% for cumulative performance of 100% or above
Number of shares is capped at 200% of target

	RSUs	Supports leadership retention strategy	Paid in CIRCOR shares at vesting

How We Further Foster Stock Ownership and Strengthen Alignment with Stockholders
In order to more closely align the interests of our executives with those of our stockholders, our NEOs are also eligible to participate in the MSPP, which is designed to encourage our NEOs to invest up to 100% of their own earned incentive compensation in equity of the Company.
The Compensation Committee approves the participants in the MSPP. Participants are entitled to purchase RSUs under the MSPP at a discount of 33% to the closing price of the Company’s Common Stock on the annual grant date using all or a portion of their pre-tax, short-term incentive award. RSUs purchased under the MSPP vest in whole after a three-year period. Any NEO who resigns from the Company (other than due to retirement) prior to vesting may lose the benefits associated with the discounted purchase price of RSUs purchased under the MSPP, as well as any further appreciation in stock price and accrued dividends associated with such RSUs.

Total Pay Mix at Target
A significant portion of our NEOs' compensation is designed “at risk,” subject to the attainment of specific and measurable performance goals and objectives or subject to the valuation of the Company’s stock price. For example, as shown in the table below, 82.5% of the target total direct compensation of our CEO and 61.6% of the target total direct compensation of our other NEOs serving at year-end is allocated to a combination of PSUs, RSUs and target bonus; and therefore, based on achieving financial and operating metrics or the valuation of the Company's stock price.
The above chart includes 2020 target total direct compensation, which we define to include annualized base salaries, target short-term incentive amounts and the target LTI award amounts used to determine the number of target shares underlying PSU and RSU awards.
The Decision-Making Process
The Role of the Compensation Committee. The Compensation Committee oversees the executive compensation program for our NEOs. The Compensation Committee is comprised of independent, non-employee members of the Board. The Committee works very closely with its independent consultant and management to examine the effectiveness of the Company's executive compensation program throughout the year. Attracting and retaining a team of outstanding executives with complementary skills is one of the Company’s priorities.
When making decisions regarding the compensation of the NEOs, the Compensation Committee considers information from a variety of sources. The Compensation Committee also regularly assesses our incentive plan measures in light of current business context, relevance to stockholders and alignment with peer company practices. The Compensation Committee analyzes both individual elements and total compensation for each of the NEOs. While actual compensation reflects the Company’s performance, the Company’s goal is for total target compensation, as well as each element of total target compensation, to be at or around the median target compensation for executives with similar positions at our peer group companies (described in further detail below). The Compensation Committee also incorporates flexibility into its compensation programs and into the assessment process to respond to changing business needs, and to take into consideration individual performance, including the relative complexity and strategic importance of specific roles.
In setting meaningful performance goals for both our STI Plan and PSUs, the Compensation Committee carefully considers a number of factors, including the general economic and industry climate, anticipated customer spending, projected revenue from current contracts and renewals and deals in the pipeline. Based on these factors, a range of performance scenarios is developed. Goals are then set at the threshold, target and maximum performance levels with the target goals aligning with the Company’s operating plan. CIRCOR strives for alignment between our PSU performance targets and our operating plan and the financial guidance we provide externally. We believe achievement of the meaningful performance targets that result from this rigorous goal-setting process will drive long-term value creation for our investors.
The Compensation Committee makes all final compensation and equity award decisions regarding our NEOs, except for the CEO, whose compensation is determined by the independent members of the full Board, based upon recommendations of the Compensation Committee.
The Role of Management. The CEO reviews his recommendations pertaining to other executives (non-NEO) pay with the Committee providing transparency and oversight. Decisions on non-NEO pay are made by the CEO. The CEO does not participate in the deliberations of the Committee regarding his own compensation.
The Role of the Independent Consultant. The Compensation Committee engages an independent compensation consultant to provide expertise on competitive pay practices, program design, and an objective assessment of any inherent risks of any programs. Pursuant to authority granted to it under its charter, the Committee has engaged Pearl Meyer as its independent consultant. Pearl Meyer reports directly to the Committee and does not provide any additional services to management. The Committee has conducted an independence assessment of Pearl Meyer in accordance with SEC rules.
The Role of Market References - Peer Group Companies. Our executive compensation program considers the compensation practices of companies with which the Company competes or could compete for executive talent. In its review of 2020 executive compensation, the Compensation Committee compared the Company’s overall compensation structure (mix of pay) and levels for the NEOs (total annual compensation, as well as each component of their total compensation) with the peer group companies.
Peer group companies generally have similar business models (e.g., multiple product lines, significant concentration of international sales, manufacturing operations) and are within comparable size ranges (e.g., market capitalization, revenue). For the purposes of setting 2020 compensation, and with the support of Pearl Meyer, the Compensation Committee considered the following list of peer group companies (the “Peer Group Companies”):

Peer Group Companies for Setting 2020 Compensation
Albany International Corp.	ESCO Technologies, Inc.	SPX FLOW, Inc.
Altra Industrial Motion Corp.	Forum Energy Technologies, Inc.	Standex International Corporation
Barnes Group Inc.	Mueller Water Products, Inc.	Tennant Company
Chart Industries, Inc.	NN, Inc.	TriMas Corporation
Enerpac Tool Group Corp. (formerly known as Actuant Corporation)	Rexnord Corporation	Watts Water Technologies, Inc.
EnPro Industries, Inc.	SPX Corporation
This is the same Peer Group Companies we used last year. The Committee also reviewed supplemental industry market survey data, as part of its subjective determination of 2020 target compensation levels for our NEOs.
2020 Executive Compensation in Detail
As set forth above, the principal elements of the Company’s executive compensation program consist of base salary, annual short-term incentives, the MSPP and long-term incentives. Base salaries, target short-term incentives and the grant date value of LTI awards for the NEOs in 2020 in aggregate approximated the market median for our peer group, although there was variation in market position by executive due to factors including tenure, individual performance, and consideration of past awards.

Base Salary
NEOs' base salaries are determined by evaluating factors such as the responsibilities and complexity of the position, the experience and performance of the individual, market data for similar roles, overall company performance and internal equity within the Company.
At the beginning of each fiscal year, the Compensation Committee generally reviews and adjusts the base salaries for each of the Company’s executives, with any adjustments to become effective on April 1st of that year. In 2020, as part of our cost savings strategy in connection with COVID-19-related disruptions to our business, the Compensation Committee delayed the effective date of NEO salary adjustments for six months in addition to implementing a temporary 15% salary reduction during this period and eliminating two-weeks' worth of vacation accrual (excluding for Mr. Chahine, who had given notice to terminate his employment, and Mr. Najjar, whose vacation accrual was instead reduced by six weeks). Following the six-month delay in the effective date for base salary adjustments, NEOs who were employed by the Company at that time and who had also received a base salary in 2019 received base salary increases ranging between 3.0% to 22.2%, to better align their pay with the market. Base salaries for each NEO are shown below:

NEO	2019 Year-End Base Salary	2020 Year-End Base Salary	% Change
Scott Buckhout	$767,000	$790,000	3.0%
Abhishek Khandelwal (1)	N/A	$400,000	N/A
Sumit Mehrotra	$400,000	$412,000	3.0%
Tony Najjar	$315,000	$385,000	22.2%
Arjun Sharma	$310,000	$360,000	16.1%
Gregory Bowen (2)	$265,000	N/A	—%
Chadi Chahine (2)	$420,000	N/A	—%
Lane Walker (2)	$422,300	N/A	—%

(1)	Mr. Khandelwal joined CIRCOR on March 31, 2020.
(2)	Messrs. Bowen, Chahine and Walker, each of whom ceased to be employed by CIRCOR during 2020, did not receive a salary increase in 2020.
The salaries for Messrs. Buckhout and Mehrotra were increased to maintain alignment of their compensation paid to executive of comparable positions by our peer companies. The salaries for Messrs. Najjar and Sharma were increased more significantly in order to more appropriately align salary level with market benchmarks determined based on general industry survey data, including the Towers Watson General Industry Top Management Compensation Survey Report.
Short-Term Incentive Plan
Target Award Opportunities. The STI Plan provides our NEOs the opportunity to earn a performance-based annual cash bonus. Actual bonus payouts depend on the achievement of pre-established performance objectives and can range from 0% to 300% of target award amounts, depending on the financial measure. Target annual award opportunities for the NEOs are approved by the Compensation Committee and are intended to be competitive in the market in which the Company competes for talent and reflect the level of responsibility of the role. They are, therefore, set at or around the median for comparable positions in the market. For 2020, target award amounts, which are stated as a percentage of base salary, were as follows:

NEO	Target Award Opportunity (as % of base salary)
Scott Buckhout	110%
Abhishek Khandelwal	60%
Sumit Mehrotra	60%
Tony Najjar	60%
Arjun Sharma	60%
Gregory Bowen (1)	35%
Chadi Chahine (1)	60%
Lane Walker (1)	60%

(1)	Messrs. Bowen, Chahine and Walker, each of whom ceased to be employed by CIRCOR during 2020, did not receive any payments under the 2020 STI Plan.

Performance Measures, Weightings and Goals. Our STI Plan pays out to participants based on levels of performance against rigorous metrics established by the Board. The performance measures vary depending upon the role and responsibility of the NEO.
For 2020, short-term incentive awards for Corporate NEOs (Messrs. Buckhout, Khandelwal and Sharma) were based on the achievement of the following performance measures and weightings:

Performance Measures	Weightings
Aerospace & Defense Group(1)	30%
Industrial Group(1)	30%
CIRCOR AOI	30%
CIRCOR Free Cash Flow	10%

(1)	Reflects Group STI Plan results excluding the impact of CIRCOR AOI on such results
For purposes of calculating each Group Score (for Aerospace & Defense and Industrial), group-specific Free Cash Flow, Net Sales, Adjusted Operating Income and CIRCOR AOI are considered.
For 2020, the performance measures and weightings for each Group Score (which impact all NEOs) were the following:

Performance Measures	Weightings
Group AOI	35%
CIRCOR AOI	30%
Group Free Cash Flow	20%
Group Net Sales	15%
The table below summarizes the Threshold, Target, Stretch and Above Stretch performance levels and the calculated results for each performance measure for 2020. For performance between Threshold, Target, Stretch and Above Stretch, bonus pool funding is determined by linear interpolation.

Measure(1)	Threshold	Target	Stretch	Above Stretch	Achievement Results(1)
A&D Group AOI	$48.1M	$60.1M	$66.1M	$72.1M	$58.5M
A&D Group Free Cash Flow	$46.5M	$58.1M	$69.7M	$81.3M	$49.2M
A&D Group Net Sales	$253.6M	$281.8M	$310.0M	$338.2M	$265.3M
Industrial Group AOI	$45.5M	$56.9M	$62.6M	$68.2M	$28.7M
Industrial Group Free Cash Flow	$45.3M	$56.7M	$68.0M	$79.3M	$45.8M
Industrial Group Net Sales	$414.3M	$460.3M	$506.3M	$552.4M	$395.9M
CIRCOR AOI	$104.7M	$116.3M	$122.1M	$128.0M	$65.8M
CIRCOR Free Cash Flow	$22.5M	$30.0M	$37.5M	$45.0M	($35.3M)

(1)	Threshold, Target, Stretch and Above Stretch are calculated using a set foreign exchange rate. That same rate is used to calculate Achievement Results.
The above performance measures include non-GAAP financial measures; for reconciliation to the most comparable GAAP measure, see Exhibit A.
Based on the outlook at the time the goals were set and with input from Pearl Meyer, the Compensation Committee concluded that these performance goals struck an appropriate balance in providing both a reasonable probability of attainment and sufficient rigor and motivation of superior performance. The Compensation Committee considered the probability of achievement of different levels of performance as well as the uncertainty concerning the Company’s performance in 2020.
2020 Short-Term Incentive Plan Results
The calculated results of our 2020 STI Plan, as reflected in the table above, fell short of our targets, in large part due to the impact of the COVID-19 pandemic on our business. In aggregate, the calculated results yielded an aggregate STI Plan pool equal to 27.1% of target award levels. Our Compensation Committee determined that an adjustment to these results was warranted based on the significant impact that the COVID-19 pandemic had on our industry, including CIRCOR. Giving consideration to our relative performance within our industry, the significant efforts put forth to mitigate the COVID-19-related impact to our business, the protocols put in place to ensure the safety of our employees and our cost containment efforts including compensation costs, the Compensation Committee decided to approve STI Plan funding of 75% of target in the aggregate. This award pool was then allocated to our Groups and Corporate departments based on relative performance results, with the Aerospace & Defense Group being allocated a portion of the STI Plan pool equal to 90% of target, the Industrial Group being allocated a portion of the pool equal to 55% of target, and Corporate being allocated a portion of the pool equal to 75% of target.
Our NEOs shared in the STI payments based on their respective Group alignment as set forth below:

NEO	STI Plan Group Alignment	Target STI Plan Amount	Actual Award (as a % of Target)	Actual Award (in Dollars)
Scott Buckhout	Corporate	$869,000	75%	$651,750
Abhishek Khandelwal (1)	Corporate	$180,984	75%	$135,738
Sumit Mehrotra	Industrial Group	$247,200	55%	$135,960
Tony Najjar	Aerospace & Defense Group	$231,000	90%	$207,900
Arjun Sharma	Corporate	$216,000	75%	$162,000
Gregory Bowen (2)	Corporate	N/A	$—	$—
Chadi Chahine (2)	Corporate	N/A	$—	$—
Lane Walker (2)	Corporate	N/A	$—	$—

(1)	Mr. Khandelwal's 2020 Target STI Plan amount was pro-rated based on his hire date of March 31, 2020.
(2)	Messrs. Bowen, Chahine, and Walker, each of whom ceased to be employed by CIRCOR during 2020, did not receive any payments under the 2020 STI Plan.
Historical Alignment of Performance and STI Plan Results
The chart below depicts our track record of past payouts for Corporate NEOs, under our STI Plan, since 2016:

* While overall Corporate performance goals were achieved at 28.3% of target in 2020, the Compensation Committee approved aggregate funding under the STI Plan of 75% of target, after giving consideration to the impact of the COVID-19 pandemic on our results and the steps management took to mitigate its impact as described in detail under “2020 Short-Term Incentive Plan Results.” Under the allocation, the Corporate NEOs received 75.0% of the targeted payout.

Management Stock Purchase Plan (“MSPP”)
In connection with our 2020 STI Plan payments, consistent with past practice, many of our NEOs made an advanced election to apply all or a portion of their 2020 STI Plan cash bonus payment towards the purchase of RSUs under the MSPP. The table below outlines the MSPP deferral election made by our NEOs at the beginning of 2020.

NEO	2020 Cash Bonus Deferral - Election
Scott Buckhout	70%
Abhishek Khandelwal	—%
Sumit Mehrotra	50%
Tony Najjar	30%
Arjun Sharma	100%
Gregory Bowen (1)	N/A
Chadi Chahine (1)	N/A
Lane Walker (1)	N/A

(1)	Messrs. Bowen, Chahine, and Walker, each of whom ceased to be employed by CIRCOR during 2020, did not receive any payments under the 2020 STI Plan.
Long-Term Incentive Awards
LTI awards are intended to provide executives with a continuing stake in the long-term success of the Company and to align their interests with those of stockholders. LTI awards are also used to attract, retain and motivate executives responsible for the Company’s long-term success.
The Compensation Committee evaluates the Long Term Incentive Plan (the “LTI Plan”) annually relative to its objectives as well as practices within the Peer Group Companies. For our 2020 LTI grants, we eliminated stock options from our equity mix in favor of RSUs to better manage overall stockholder dilution levels relating to our equity plans while also supporting our leadership retention strategy. The 2020 LTI Plan included an equal mix of PSUs and time-based RSUs. The Committee believes that using different types of awards provides balance to the LTI Plan and mitigates risk.
Target LTI awards for each of our NEOs in 2020 was expressed in dollar amounts and varied based on consideration of factors such as role, level of responsibility, performance and past award history:

NEO	PSUs(1)	RSUs(1)	Total Value
Scott Buckhout	$1,425,000	$1,425,000	$2,850,000
Abhishek Khandelwal(2)	—	—	—
Sumit Mehrotra	$175,000	$175,000	$350,000
Tony Najjar	$175,000	$175,000	$350,000
Arjun Sharma	$200,000	$200,000	$400,000
Gregory Bowen(3)	—	$95,000	$95,000
Chadi Chahine(4)	—	—	—
Lane Walker	$175,000	$175,000	$350,000

(1)
The number share units underlying the PSUs and RSUs was determined based on the average per share volume-weighted price of the Company’s common stock for the 20 consecutive trading days ending on March 24, 2020, rounding up for any fractional shares. The corresponding grant date fair value of these awards as reported in the Summary Compensation Table and Grants of Plan Based Awards Table differs from the values listed above since we generally account for these types of awards using the closing price of the Company’s common stock on the trading day preceding the grant date.

(2)
Mr. Khandelwal did not receive any PSU or RSU awards in 2020 because he was hired after the grant date of the annual LTI awards. He was awarded a new-hire RSU grant in the amount of $750,000; the number of share units underlying this award was determined based on the average per share volume-weighted price of the Company’s common stock for the 20 consecutive trading days ending on March 30, 2020, rounding up for any fractional share.

(3)	Mr. Bowen, on account of his interim status as our principal financial officer, did not participate in the PSU award but rather received his full LTI award in the form of RSUs..
(4)	Mr. Chahine did not receive any 2020 LTI awards on account of his giving notice to resign.

The 2020 LTI Plan is outlined in the table below:

Equity Vehicle	Weight	Payout	Metric	Performance Period	Vesting
PSUs	50%	Below Threshold: 0% of Target Threshold: 0.01% of Target Target: 100% of Target Stretch: 200% of Target	Adjusted MCF: 50% Average AOM: 50%	2020-2022	Vests 1/3 annually over three-year performance period
RSUs	50%	100%	N/A	N/A	Vests 1/3 annually
A Closer Look at PSUs. The actual realizable value of PSUs granted in 2020 is based on cumulative performance over three years. For each performance year in the three-year performance period, cumulative goals are set for each performance metric (50% based on Adjusted MCF and 50% based on Average AOM). Performance is assessed at the end of each year and shares vest based on performance against the respective cumulative goal.
The PSUs will vest only if pre-established cumulative goals are met. PSUs that do not vest in Years 1 or 2 of the performance period due to performance results may vest in a subsequent year up to 100% if the cumulative performance in Years 2 and/or 3, as applicable, is 100% or above. Maximum units are capped at 200% of target.
For the first tranche of the PSUs granted in 2020 (covering 2020), the Company’s performance fell below the threshold for Adjusted MCF and Average AOM resulting in zero shares vested.
The following table outlines detailed performance targets and degree of achievement related to the first tranche of PSUs granted in 2020.

Performance Measures	Performance Range			Actual Performance	% Payout	Shares Earned and Vested
	Threshold	Target	Maximum
Fiscal Year 2020 Adjusted MCF	$40.8M	$51.0M	$61.2M	$16.5M	—%	0
Fiscal Year 2020 AOM	10.6%	13.2%	15.8%	8.7%	—%	0
With regard to the second tranche of the 2019 PSUs, the Company underachieved its cumulative targets for Free Cash Flow and Average AOM for the 2019 and 2020 performance period. These targets were $118.5 million in cumulative free cash flow and 9.45% Average AOM. 22.6% of the second tranche of shares was earned by participating NEOs in 2020.
With regard to the 2018 PSUs, the Company overachieved its cumulative target for Average ROIC (covering 2018, 2019 and 2020) but fell below its cumulative Average AOM target for this period. These targets were 5.9% for Average ROIC and 9.3% for Average AOM. 93.1% of the third tranche of shares was earned by participating NEOs in 2020, resulting in cumulative vesting of this award of 103.2% of target.
Special Restricted Stock Unit Awards
The Compensation Committee approved special RSU grants (each, a “Special RSU Award”) for Messrs. Buckhout, Mehrotra, Najjar and Sharma on March 4, 2020. These Special RSU Awards were made in support of the Company’s 18-month Investor Plan (issued in June 2019) in recognition of the important role of our NEOs in achieving this plan and to foster retention during this critical time. These Special RSU Awards have a one-year vesting period and are summarized below:

NEO	Special RSU Grant Value (dollars)(1)
Scott Buckhout	$625,000
Abhishek Khandelwal(2)	—
Sumit Mehrotra	$150,000
Tony Najjar	$282,000
Arjun Sharma	$270,000
Gregory Bowen	$23,000
Chadi Chahine(3)	NA
Lane Walker (4)	NA

(1)
The number of share units underlying these Special RSU Awards was determined based on the average per share volume-weighted price of the Company’s common stock for the 20 consecutive trading days ending on March 24, 2020, rounding up for any fractional shares. The corresponding grant date fair value of these awards as reported in the Summary Compensation Table and Grants of Plan Based Awards Table differs from the values listed above since we generally account for these types of awards using the closing price of the Company’s common stock on the trading day preceding the grant date.

(2)	Mr. Khandelwal was hired subsequent to the Special RSU Award grant date.
(3)	Mr. Chahine did not receive a Special RSU Award on account of his giving notice to resign.
(4)	Mr. Walker did not receive a Special RSU Award due to other incentive compensation arrangements previously agreed to in connection with CIRCOR’s efforts to divest the Distributed Valves business.
Look Forward to 2021 Long-Term Incentive Plan
In conjunction with its annual review of compensation program design, the Compensation Committee determined that a change to the structure of future PSU awards would further the alignment of NEO compensation to stockholder interest, especially in light of the current business environment that makes setting multi-year financial goals difficult. Effective with the 2021 annual LTI awards, the performance metric for the PSU portion of NEO awards will be relative TSR, which will measure the Company’s return to stockholders in the form of stock price appreciation and any dividends as if reinvested in shares over a three-year period relative to that of other peer industrial companies. The peer group will be a custom group of companies listed on the S&P 600 SmallCap Industrial Index, which includes other mid-sized industrial companies that reflect the current profile of the Company.
Final award value will be determined after completion of the three-year performance period, with performance at the median yielding a payout of the target number of shares, performance between the 25th percentile and median resulting in vesting of between 50% and 100% of the target number of shares, and performance between median and 75th percentile resulting in the vesting of between 100% and 200% of the target number of shares, subject in each case to a vesting limit of no more than the target number of shares if absolute TSR over the three year performance period is negative and a maximum payout of 600% of the target award value on the grant date.
In addition to eliminating the difficulty of setting multi-year financial targets during an uncertain business environment, the above relative TSR award structure eliminates redundancy of financial metrics between our STI and LTI Plans, further aligns our NEO compensation with stockholder interests by rewarding for TSR performance above peers and also aligns the three-year cliff performance and vesting periods with peer market practice.
Special Incentive Compensation - Lane Walker
Mr. Walker was paid a $170,000 transaction bonus pursuant to a special incentive compensation agreement with CIRCOR entered into on November 14, 2019 in connection with the Company’s effort to divest its Distributed Valves business. Under the agreement, Mr. Walker was eligible for a target bonus of $170,000 upon sale of the business, which was completed in June 2020. 50% of the bonus payout was based on achievement of AOI, Cash and Net Sales targets for the Distributed Valves business in 2020, and the other 50% of the bonus was based on qualitative targets tied to supporting the sale of the business. Mr. Walker did not receive a Special RSU Award as a result of the special incentive agreement.
Long-Term Incentive Granting Practices
Most LTI awards are granted at the time of the annual grant in the first quarter of the year, although awards may be granted as part of the hiring process or in connection with a change in responsibility. LTI awards granted during the year have a grant date no earlier than the date of approval. Grants for our executive officers are typically reviewed and approved at a regularly scheduled Compensation Committee meeting or by written consent in advance of the individual’s employment commencement or promotion date. For these awards, the grant date is the date of the meeting if the individual receiving the grant has already commenced employment. If the individual has not yet commenced employment, the date of grant is the business day following the individual’s first day of employment.
For our 2020 annual LTI awards, the number of share units underlying each award was determined by dividing the award value by the average per share volume-weighted price of the Company’s common stock for the 20 consecutive trading days ending on March 24, 2020, rounding up for any fractional shares. This method was introduced in the first quarter of 2020, in lieu of using the closing price on the grant date, during a highly volatile period in the trading price of our stock. Using this approach ensured that the number of share units awarded was not inflated due the closing price on the grant date.
Other Executive Compensation Practices & Policies
Stock Ownership Guidelines
To further align the interests of the executive officers of the Company with the interests of the stockholders, the Company has adopted Stock Ownership Guidelines for executive officers. These guidelines establish an expectation that, within a five-year period, each NEO shall achieve and maintain an equity interest in the Company at least equal to a specified multiple of such individual’s annual base salary. The applicable multiples are as follows:

Position	Target
Chief Executive Officer	5x annual base salary
Chief Financial Officer	3x annual base salary
Other NEOs	2x annual base salary
In calculating an individual’s equity interest, credit is given for (i) the value of actual shares of Common Stock owned beneficially, (ii) the before-tax value of all vested stock options and (iii) the before-tax value of all outstanding RSU awards (including those which the individual has received in lieu of bonus compensation). The calculation of an individual’s equity interest, however, does not include the value of any outstanding equity awards subject to risk of forfeiture by virtue of performance.
An annual review is conducted by our Nominating and Corporate Governance Committee to assess compliance with the guidelines. As of December 31, 2020, each of our NEOs met their applicable ownership guidelines, or, for NEOs who have been with the Company for less than five years, were on track to achieve their ownership guidelines by the applicable target compliance date. No adjustments to stock ownership guidelines were made due to the COVID-19 pandemic.
Clawback Policy
Under our clawback policy, in the event of a restatement of the Company’s financial results, the Board may recover or require reimbursement of incentive compensation received by a NEO during the three completed fiscal years immediately preceding the date on which we are required to prepare a restatement. In addition, if the Board determines that a NEO engaged in misconduct, then the Board shall take such action as it deems to be in the Company’s best interest and necessary to remedy the misconduct or acts/omissions of the NEO and prevent their recurrence, including recovery or required reimbursement of incentive compensation. Misconduct for this purpose includes, but is not limited to, fraudulent, criminal or other willful misconduct, any action or inaction that causes harm, willful and material breach of Company policies, breach of confidentiality obligations or withholding of material information from or misstatement to the Board. Any recoupment under this policy may be in addition to, and shall not otherwise limit, any other remedies that may be available to the Company under applicable law, including disciplinary actions up to and including termination of employment.
Insider Trading, Anti-Hedging & Anti-Pledging Policies
We maintain an insider trading policy that prohibits hedging the economic risk of ownership of our stock by all directors, executive officers and certain designated employees. No person who is considered an “insider” of the Company, which includes each of our NEOs and directors, may directly or indirectly sell any securities of the Company that are not owned by the person at the time of the sale (short sale). Such persons also may not purchase or sell puts, calls, options or other derivative instruments in respect of our securities at any time without the approval of the Company’s Clearance Officer. We also do not allow officers or directors to pledge Company stock.

Risk Assessment and Mitigation of Compensation Policies and Practices
The Compensation Committee has reviewed our incentive compensation programs, discussed the concept of risk as it relates to our compensation program, considered various mitigating factors and reviewed these items with its independent consultant, Pearl Meyer. In addition, our Compensation Committee asked Pearl Meyer to conduct an independent risk assessment of our executive compensation program. Based on these reviews and discussions, the Compensation Committee does not believe our compensation program creates risks that are reasonably likely to have a material adverse effect on our business.
Other Benefits
The Company maintains a defined contribution 401(k) plan in which substantially all of our U.S. employees, including our NEOs, are eligible to participate. We also maintain a nonqualified deferred compensation plan to provide benefits, at the Company’s discretion, that would otherwise be provided under the qualified 401(k) plan to certain participants but for the imposition of certain maximum statutory limits imposed on qualified plan benefits (for example, annual limits on eligible pay and contributions).
We also provide our NEOs with a limited number of perquisites as part of their compensation arrangements, which we consider to be reasonable and consistent with competitive practice. These perquisites include annual car allowances and financial counseling/tax preparation services, which, in total, comprise a de minimis part of the NEO’s target total direct compensation.
Severance and Change in Control Agreements
In order to attract and retain key executives, the Company has entered into severance and change of control agreements with our NEOs.
In 2020, our Compensation Committee approved an amended form of change in control agreement for our NEOs, which provides a uniform set of provisions in managing qualifying terminations of employment. Included in the changes were an increased protection period from 12 months to 24 months, standardized definitions of terms, updates to the termination payment formulas including the addition of a pro-rated bonus for the year of termination and explicit conditioning of payments on a release of claims.
The agreements are intended to support management continuity and align with market practice. The change of control agreements are intended to maintain focus on stockholder value creation in the event of an actual or threatened change of control. Pursuant to Company policy, the Company does not provide tax gross-ups in connection with any compensatory arrangements. As a result, we do not have any change of control agreements that provide for tax gross-ups. More detail is provided below in “Severance and Other Benefits upon Termination of Employment or Change of Control.”

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION AND
OTHER PAYMENTS TO THE NAMED EXECUTIVE OFFICERS
The following sections provide a summary of cash and certain other amounts earned by the NEOs in Fiscal Year 2020 (and the preceding two fiscal years). Except where noted, the information in the Summary Compensation Table generally pertains to compensation to the NEOs for Fiscal Year 2020. We encourage you to read the following tables closely. The narratives preceding the tables and the footnotes accompanying each table are important parts of each table. Also, we encourage you to read this section in conjunction with the Compensation Discussion and Analysis above.

2020 Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus(1) (2)	Stock Awards (3)	Option Awards(4)	Non-Equity Incentive Plan Compensation(5)	All Other Compensation(6)	Total
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Scott Buckhout President and Chief Executive Officer	2020	$754,017	$405,586	$2,193,689	$—	$246,164	$3,582	$3,603,038
	2019	$761,077	$—	$1,259,320	$1,375,000	$—	$13,449	$3,408,846
	2018	$732,885	$—	$1,416,261	$1,450,000	$878,152	$15,361	$4,492,659
Abhishek Khandelwal(7) Senior Vice President, Chief Financial Officer	2020	$273,077	$234,470	$428,641	$—	$51,268	$11,032	$998,488
Sumit Mehrotra President, Industrial Group	2020	$407,077	$110,127	$304,632	$—	$25,833	$213,927	$1,061,596
	2019	$383,846	$—	$240,000	$80,000	$—	$371,533	$1,075,379
	2018	$323,846	$—	$228,681	$50,000	$167,290	$517,725	$1,287,542
Tony Najjar President, Aerospace and Defense Group	2020	$345,962	$79,356	$368,095	$—	$128,544	$2,835	$924,792
Arjun Sharma Senior Vice President, Business Development	2020	$315,712	$100,813	$395,605	$—	$61,187	$14,342	$887,659
	2019	$301,412	$—	$187,500	$62,500	$—	$25,762	$577,174
	2018	$275,919	$—	$294,889	$40,500	$149,002	$20,847	$781,157
Gregory Bowen(8) Former Senior Vice President, Chief Accounting Officer	2020	$161,038	$—	$74,167	$—	$—	$1,440	$236,645
Chadi Chahine(9) Former Senior Vice President, Chief Financial Officer	2020	$108,231	$—	$—	$—	$—	$21,261	$129,492
	2019	$402,231	$—	$285,000	$95,000	$—	$25,117	$807,348
Lane Walker(10) Former President, Energy Group	2020	$195,882	$—	$232,510	$—	$170,000	$454,348	$1,052,740
	2019	$418,989	$—	$225,000	$75,000	$—	$28,204	$747,193
	2018	$220,769	$170,000	$467,510	$—	$142,206	$60,533	$1,061,018

(1)
Reflects the portion of the 2020 short-term incentive award attributable to the Compensation Committee’s decision to increase plan funding above the earned formulaic results as discussed above in “Compensation Discussion and Analysis—2020 Short-Term Incentive Plan Results,” whether received in cash or restricted stock units (“RSUs”) under the terms of our MSPP. The number of MSPP RSUs purchased by each NEO is set forth in Note 5 below.

(2)	For Mr. Khandelwal, this figure also includes a sign-on bonus payment of $150,000 in connection with his hire on March 31, 2020.
(3)
Reflects the grant date fair value of PSUs and time-based restricted stock units (“Time RSUs”), as further detailed in the tables below. For more details about these grants, please refer to the section below entitled “2020 Grants of Plan-Based Awards.” For PSUs and Time RSUs, a discussion of the assumptions used in calculating the amounts in this column may be found in Note 13 (“Share-Based Compensation”) to our audited consolidated financial statements for the year ended December 31, 2020 included in our Annual Report on Form 10-K filed with the SEC on March 15, 2021.

	Annual LTI Award		Special RSU Award	Sign-On Award
NEO	Grant Date Fair Value of PSUs*	Grant Date Fair Value of Time RSUs	Grant Date Fair Value of Time RSUs	Grant Date Fair Value of Time RSUs	Total
Scott Buckhout	$946,594	$946,594	$300,500	$—	$2,193,689
Abhishek Khandelwal	$—	$—	$—	$428,641	$428,641
Sumit Mehrotra	$116,255	$116,255	$72,122	$—	$304,632
Tony Najjar	$116,255	$116,255	$135,585	$—	$368,095
Arjun Sharma	$132,892	$132,892	$129,820	$—	$395,605
Gregory Bowen	$—	$63,106	$11,061	$—	$74,167
Chadi Chahine	$—	$—	$—	$—	$—
Lane Walker	$116,255	$116,255	$—	$—	$232,510
* Assuming Performance at Target

(4)	Reflects the aggregate grant date fair value of stock options awards. For a discussion of the assumptions related to the calculation of the amounts in this column, refer to Note 13 (“Share-Based Compensation”) to our audited consolidated financial statements for the year ended December 31, 2020 included in our Annual Report on Form 10-K filed with the SEC on March 15, 2021.
(5)
Reflects the amounts earned under our STI Plan by each NEO, whether received in cash or RSUs. Mr. Walker’s amount reflects the bonus earned under his special compensation agreement in connection with the sale of our Distributed Valves business, which was paid shortly following his termination of employment following the sale of this business. See “Compensation Discussion and Analysis — Special Incentive Compensation – Lane Walker” above. Some of our NEOs elected to use all or a portion of their short-term incentive to purchase RSUs under our MSPP in 2020 and 2018. There were no annual bonus payments made to NEOs for 2019. The number of MSPP RSUs purchased by each NEO is as follows:

NEO	Year	Percentage of Bonus Used to Purchase RSUs	Amount of Bonus Excluding Sign-On Bonus	Amount of Non-Equity Incentive Plan Compensation	Amount of Bonus Plus Non-Equity Incentive Plan Compensation	Amount of Bonus Used to Purchase RSUs	Number of Purchased RSUs
Scott Buckhout	2020	70%	$405,586	$246,164	$651,750	$456,225	17,100
	2019	65%	—	—	—	—	—
	2018	50%	—	$878,152	$878,152	$439,076	19,486
Abhishek Khandelwal	2020	—%	$84,470	$51,268	$135,738	—	—
Sumit Mehrotra	2020	50%	$110,127	$25,833	$135,960	$67,980	2,548
	2019	100%	—	—	—	—	—
	2018	100%	—	$167,290	$167,290	$167,290	7,089
Tony Najjar	2020	30%	$79,356	$128,544	$207,900	$62,370	2,337
Arjun Sharma	2020	100%	$100,813	$61,187	$162,000	$162,000	6,072
	2019	100%	—	—	—	—	—
	2018	100%	—	$149,002	$149,002	$149,002	6,612
Gregory Bowen	2020	10%	—	—	—	—	—
Chadi Chahine	2020	—%	—	—	—	—	—
	2019	50%	—	—	—	—	—
Lane Walker	2020	25%	—	$170,000	$170,000	—	—
	2019	25%	—	—	—	—	—
	2018	—%	—	$142,206	$142,206	—	—

Under our MSPP, the purchase price for RSUs is 67% of the closing price of our Common Stock on the business day prior to the date of grant. The grant date fair value of the 33% discount is referred to as MSPP RSUs, and the MSPP RSUs have been included under the Stock Awards column as additional compensation to NEOs. The total number of RSUs purchased was determined by dividing the dollar amount of the bonus indicated in the above table by $26.68 for 2020 and $22.53 for 2018, which is 67% of the closing price of our Common Stock on March 16, 2021 and March 1, 2019, respectively. The actual number of RSUs purchased under the MSPP may be reduced to pay for tax withholding. Although Mr. Walker elected to participate in the MSPP with respect to his 2020 bonus, his termination of employment resulted in the full cash settlement of his bonus.
(6)	See “2020 All Other Compensation Table” for specific items in this category.
(7)	Mr. Khandelwal was hired on March 31, 2020.
(8)	Mr. Bowen terminated employment with CIRCOR on August 7, 2020. The equity awards granted to Mr. Bowen in 2020 and disclosed in the Summary Compensation Table were forfeited.
(9)	Mr. Chahine terminated employment with CIRCOR on March 17, 2020.
(10)	Mr. Walker terminated employment with the CIRCOR on June 8, 2020. The equity awards granted to Mr. Walker in 2020 and disclosed in the Summary Compensation Table were forfeited.

2020 All Other Compensation Table

Name	Perquisites and Other Personal Benefits (1)	Tax Preparation and Financial Planning	Life Insurance Premiums (2)	Relocation Payments (3)	Payments Relating to Employee Savings Plan (4)	Other (5)	Total
Scott Buckhout	$1,202	$—	$1,200	$—	$1,180	$—	$3,582
Abhishek Khandelwal	$10,132	$—	$900	$—	$—	$—	$11,032
Sumit Mehrotra	$9,925	$6,000	$1,200	$196,187	$615	$—	$213,927
Tony Najjar	$1,195	$—	$1,155	$—	$485	$—	$2,835
Arjun Sharma	$9,906	$2,879	$1,080	$—	$477	$—	$14,342
Gregory Bowen	$581	$—	$451	$—	$408	$—	$1,440
Chadi Chahine	$3,531	$—	$300	$—	$646	$16,784	$21,261
Lane Walker	$6,591	$3,150	$538	$—	$650	$443,419	$454,348

(1)
The amounts shown in this column reflect each NEO’s annual car allowance and the cost of group accident and disability insurance that provides for higher coverage levels than generally available to other employees.

(2)	The amounts shown in this column reflect group term life insurance premiums paid on behalf of each NEO.
(3)	The amount shown in this column reflects taxable relocation payments paid on behalf of Mr. Mehrotra.
(4)
The amounts shown in this column reflect Company matching contributions to each NEO’s 401(k) savings account of up to 4.0% of base pay subject to the limits imposed by IRS regulations. The Company suspended 401(k) matching contributions for 2020 following the first payroll period of the year.

(5)
For Mr. Chahine, the amount shown in this column reflects payment for accrued vacation; for Mr. Walker, the amount reflects severance payments in the amount of $423,000, subsidized COBRA insurance premiums in the amount of $6,599, and payment for accrued vacation in the amount of $13,820.

2020 Grants of Plan-Based Awards
The following table summarizes the grant of plan-based awards made to our NEOs in 2020.

Name	Type of Award (1)	Grant Date	Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (2)			Estimated Future Payouts Under Equity Incentive Plan Awards (3)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($) (4) (5)
				Thresh-hold ($)	Target ($)	Maxi-mum ($)	Thresh-hold (#)	Target (#)	Maxi-mum (#)
(a)		(b)		(c)	(d)	(e)	(f)	(g)	(h)	(i)	(l)
Scott Buckhout	STI			434,500	869,000	2,607,000	—	—	—	—	—
	PSU	3/27/2020	3/24/2020	—	—	—	68	68,445	136,890	—	946,594
	Time RSU	3/24/2020	3/4/2020	—	—	—	—	—	—	30,020	300,500
	Time RSU	3/27/2020	3/24/2020	—	—	—	—	—	—	68,445	946,594
Abhishek Khandelwal	STI (6)			90,492	180,984	542,952	—	—	—	—	—
	Time RSU	4/2/2020	3/24/2020	—	—	—	—	—	—	44,511	428,641
Sumit Mehrotra	STI			123,600	247,200	741,600	—	—	—	—	—
	PSU	3/27/2020	3/24/2020	—	—	—	8	8,406	16,812	—	116,255
	Time RSU	3/24/2020	3/4/2020	—	—	—	—	—	—	7,205	72,122
	Time RSU	3/27/2020	3/24/2020	—	—	—	—	—	—	8,406	116,255
Tony Najjar	STI			115,500	231,000	693,000	—	—	—	—	—
	PSU	3/27/2020	3/24/2020	—	—	—	8	8,406	16,812	—	116,255
	Time RSU	3/24/2020	3/4/2020	—	—	—	—	—	—	13,545	135,585
	Time RSU	3/27/2020	3/24/2020	—	—	—	—	—	—	8,406	116,255
Arjun Sharma	STI			108,000	216,000	648,000	—	—	—	—	—
	PSU	3/27/2020	3/24/2020	—	—	—	10	9,609	19,218	—	132,892
	Time RSU	3/24/2020	3/4/2020	—	—	—	—	—	—	12,969	129,820
	Time RSU	3/27/2020	3/24/2020	—	—	—	—	—	—	9,609	132,892
Gregory Bowen	STI			46,375	92,750	278,250
	Time RSU	3/24/2020	3/4/2020	—	—	—	—	—	—	1,105	11,061
	Time RSU	3/27/2020	3/24/2020	—	—	—	—	—	—	4,563	63,106
Chadi Chahine	STI			126,000	252,000	756,000
Lane Walker	STI			126,690	253,380	760,140	—	—	—	—	—
	PSU	3/27/2020	3/24/2020	—	—	—	8	8,406	16,812	—	116,255
	Time RSU	3/27/2020	3/24/2020	—	—	—	—	—	—	8,406	116,255

(1)	Type of Award:
STI = Cash award subject to performance conditions under the STI Plan
PSU = RSU award subject to performance conditions
Time RSU = RSU award subject to time-based vesting only

The Time RSU and PSU awards were granted under our LTI Plan, with the exception of the Time RSUs granted to Mr. Khandelwal (which were granted as a special inducement award under applicable NYSE rules). See Summary Compensation Table and the footnotes thereto for additional information on these types of awards.

(2)
The amounts in these columns indicate the threshold, target and maximum performance bonus amounts payable under our STI Plan prior to deducting any amounts the NEO elected to use to purchase RSUs under the MSPP. Each of our NEOs, other than Messrs. Khandelwal and Chahine, elected to use a portion of his short-term incentive bonus to purchase RSUs under our MSPP in Fiscal Year 2020. See footnote (5) to the “Summary Compensation Table” for a description of the actual amount of annual bonus earned by each of the NEOs for Fiscal Year 2020, the amount of each NEO’s bonus that was used to purchase MSPP RSUs and the number of purchased MSPP RSUs. The potential bonus amounts payable under the STI Plan are based on the achievement of specific financial performance metrics. The NEOs would receive a bonus payout equal to 50% of their target bonus at the threshold level of performance and 300% of their target bonus at the maximum level of performance. If none of the threshold performance metrics are met, no bonus would be payable to the NEOs under the STI Plan unless otherwise determined by the Compensation Committee.

(3)
The amounts in these columns indicate the threshold, target and maximum number of shares that the NEO could receive if an award payout is achieved under the PSUs. These potential share amounts are based on achievement of specific performance goals. The NEO would receive 0.1% of the target number of shares at the threshold level of performance and 200% of the target number of shares at the maximum level of performance. If none of the threshold performance targets are met, then our NEOs will not receive any shares.

(4)
The amounts in this column reflect the aggregate grant date fair values of the PSUs reflected in column (g) and Time RSUs reflected in column (i), each calculated in accordance with accounting guidance.

(5)	Included in this column is the grant date fair value of the target number of PSUs granted to each NEO, which we consider to be the probable outcome of the performance conditions as of the grant date. The following table shows for each NEO the grant date fair value of the target number of PSUs granted to each such officer that is included in the Summary Compensation Table and the grant date fair value of the maximum number of PSUs.

NEO	Target Number of PSUs	Grant Date Fair Value of Target Number of PSUs	Maximum Number of PSUs	Grant Date Fair Value of Maximum Number of PSUs
Scott Buckhout	68,445	$946,594	136,890	$1,893,189
Abhishek Khandelwal	—	$—	—	$—
Sumit Mehrotra	8,406	$116,255	16,812	$232,510
Tony Najjar	8,406	$116,255	16,812	$232,510
Arjun Sharma	9,609	$132,892	19,218	$265,785
Gregory Bowen	—	$—	—	$—
Chadi Chahine	—	$—	—	$—
Lane Walker	8,406	$116,255	16,812	$232,510

The target value of PSUs awarded in 2020 is earned if our Adjusted MCF and Average AOM goals are achieved for the three specific tranches related to fiscal years 2020-2022, as described in “Long Term Incentive Awards” in “Compensation Discussion and Analysis”. The maximum value of PSUs is two times the Target value, as described above in “Long Term Equity Incentives” in “Compensation Discussion and Analysis.” The maximum value of PSUs is earned if our actual Adjusted MCF and Average AOM achievement exceeds the maximums set by the Compensation Committee for the fiscal years 2020-2022.

(6)	Mr. Khandelwal’s STI estimated future payouts reflect the pro-ration of his award opportunity on account of his March 31, 2020 hire date.

Outstanding Equity Awards at 2020 Fiscal Year-End

		Option Awards					Stock Awards
Name	Type of Award (1)	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#) (2)	Equity Incentive Plan Awards: Number of Securities Underlying unexercised unearned options (#)	Option Exercise Price ($)	Option Expiration Date	Award Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (3)	Equity Incentive Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (3)
(a)		(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)
Scott Buckhout	Perf Option	150,000 (4)	—	—	41.17	4/09/2023	4/09/2013	—	—	—	—
	Option	39,141	—	—	51.84	2/23/2022	2/23/2015	—	—	—	—
	Option	79,977	—	—	38.89	2/23/2023	2/23/2016	—	—	—	—
	Option	55,788	—	—	60.99	2/27/2024	2/27/2017	—	—	—	—
	Option	65,850	32,925	—	42.62	3/05/2025	3/05/2018	—	—	—	—
	Option	38,711	77,422	—	33.63	3/04/2026	3/04/2019	—	—	—	—
	MSPP RSU	—	—	—	—	—	3/05/2018	7,301	280,650 (5)	—	—
	PSU	—	—	—	—	—	3/05/2018	—	—	28,156	1,082,317 (6)
	MSPP RSU	—	—	—	—	—	3/04/2019	19,486	749,042 (5)	—	—
	PSU	—	—	—	—	—	5/14/2019	—	—	36,470	1,401,907 (7)
	Time RSU	—	—	—	—	—	3/24/2020	30,020	1,153,969 (8)	—	—
	PSU	—	—	—	—	—	3/27/2020	—	—	68,445	2,631,026 (10)
	Time RSU	—	—	—	—	—	3/27/2020	68,445	2,631,026 (9)	—	—
Abhishek Khandelwal	Time RSU	—	—	—	—	—	4/2/2020	44,511	1,711,003 (11)	—	—
Sumit Mehrotra	Option	984	—	—	71.56	3/03/2021	3/03/2014	—	—	—	—
	Option	1,959	—	—	51.84	2/23/2022	2/23/2015	—	—	—	—
	Option	4,200	—	—	38.89	2/23/2023	2/23/2016	—	—	—	—
	Option	3,849	—	—	60.99	2/27/2024	2/27/2017	—	—	—	—
	Option	2272	1,136	—	42.62	3/05/2025	3/05/2018	—	—	—	—
	Option	2,253	4,506	—	33.63	3/04/2026	3/04/2019	—	—	—	—
	MSPP RSU	—	—	—	—	—	3/05/2018	3,209	123,354 (5)	—	—
	PSU	—	—	—	—	—	3/05/2018	—	—	2,347	90,219 (6)
	Time RSU	—	—	—	—	—	3/05/2018	392	15,068 (9)	—	—
	MSPP RSU	—	—	—	—	—	3/04/2019	7,089	272,501 (5)	—	—
	PSU	—	—	—	—	—	3/04/2019	—	—	4,243	163,101 (7)
	Time RSU	—	—	—	—	—	3/04/2019	1,586	60,966 (9)	—	—
	Time RSU	—	—	—	—	—	3/24/2020	7,205	276,960 (8)	—	—
	PSU	—	—	—	—	—	3/27/2020	—	—	8,406	323,127 (10)
	Time RSU	—	—	—	—	—	3/27/2020	8,406	323,127 (9)	—	—
Tony Najjar	Option	2,730	—	—	38.89	2/23/2023	2/23/2016	—	—	—	—
	Option	1,449	—	—	60.99	2/27/2024	2/27/2017	—	—	—	—
	Option	1,136	568	—	42.62	3/05/2025	3/05/2018	—	—	—	—
	Option	1,408	2,816	—	33.63	3/04/2026	3/04/2019	—	—	—	—
	MSPP RSU	—	—	—	—	—	3/05/2018	922	35,442 (5)	—	—
	PSU	—	—	—	—	—	3/05/2018	—	—	1,174	45,129 (6)
	Time RSU	—	—	—	—	—	3/05/2018	196	7,534 (9)	—	—
	MSPP RSU	—	—	—	—	—	3/04/2019	5,183	199,235 (5)	—	—
	PSU	—	—	—	—	—	3/04/2019	—	—	2,653	101,981 (7)
	Time RSU	—	—	—	—	—	3/04/2019	992	38,132 (9)	—	—
	Time RSU	—	—	—	—	—	3/24/2020	13,545	520,670 (8)	—	—
	PSU	—	—	—	—	—	3/27/2020	—	—	8,406	323,127 (10)
	Time RSU	—	—	—	—	—	3/27/2020	8,406	323,127 (9)	—	—
Arjun Sharma	Option	3,212	—	—	39.00	2/28/2021	2/28/2011	—	—	—	—
	Option	2,799	—	—	32.76	3/05/2022	3/05/2012	—	—	—	—
	Option	3,168	—	—	71.56	3/03/2021	3/03/2014	—	—	—	—
	Option	3,663	—	—	51.84	2/23/2022	2/23/2015	—	—	—	—
	Option	8,406	—	—	38.89	2/23/2023	2/23/2016	—	—	—	—
	Option	5,943	—	—	60.99	2/27/2024	2/27/2017	—	—	—	—

		Option Awards					Stock Awards
Name	Type of Award (1)	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#) (2)	Equity Incentive Plan Awards: Number of Securities Underlying unexercised unearned options (#)	Option Exercise Price ($)	Option Expiration Date	Award Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (3)	Equity Incentive Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (3)
(a)		(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)
	Option	1,840	920	—	42.62	3/05/2025	3/05/2018	—	—	—	—
	Option	1,760	3,520	—	33.63	3/04/2026	3/04/2019	—	—	—	—
	MSPP RSU	—	—	—	—	—	3/05/2018	3,762	144,611 (5)	—	—
	PSU	—	—	—	—	—	3/05/2018	—	—	1,901	73,074 (6)
	Time RSU	—	—	—	—	—	3/05/2018	1,100	42,284 (9)	—	—
	MSPP RSU	—	—	—	—	—	3/04/2019	6,612	254,165 (5)	—	—
	PSU	—	—	—	—	—	3/04/2019	—	—	3,314	127,390 (7)
	Time RSU	—	—	—	—	—	3/04/2019	1,240	47,666 (9)	—	—
	Time RSU	—	—	—	—	—	3/24/2020	12,969	498,528 (8)	—	—
	PSU	—	—	—	—	—	3/27/2020	—	—	9,609	369,370 (10)
	Time RSU	—	—	—	—	—	3/27/2020	9,609	369,370 (9)	—	—
Gregory Bowen	(12)	—	—	—	—	—	—	—	—	—	—
Chadi Chahine	(12)	—	—	—	—	—	—	—	—	—	—
Lane Walker	(12)	—	—	—	—	—	—	—	—	—	—

(1)	Type of Award:
Time RSU = RSU award subject to time-based vesting only
PSU = RSU award subject to performance conditions
Perf Option = Inducement stock option subject to a service period and a market vesting condition
Option = Stock option subject to time-based vesting
MSPP RSU = MSPP RSU awards subject to performance conditions under Management Stock Purchase Plan
With the exception of the Perf Option award to Mr. Buckhout on April 9, 2013 and the Time RSU award granted to Mr. Khandelwal on April 2, 2020 (which were each granted as special inducement awards under Section 303A.08 of the NYSE Listed Company Manual), each of these RSU and option awards was granted under our 1999 or 2014 Stock Option and Incentive Plan or the 2019 Plan.
(2)	The stock options listed in this column were granted pursuant to our Equity Incentive Plan in effect at the time of grant. The stock option grant on February 28, 2011 vested three years from such date and has a ten-year term. The stock option grants on March 5, 2012 vested ratably 33% per year generally beginning on the first anniversary from such date and have a ten-year term. The stock option grants on March 3, 2014, February 23, 2015, February 23, 2016, February 27, 2017, March 5, 2018 and March 4, 2019 vest ratably 33% per year generally beginning on the first anniversary from such date and have a seven-year term.
(3)	The amounts shown in these columns reflect the market value of unvested RSUs calculated by multiplying the number of such unvested RSUs by $38.44, the closing price of our Common Stock on December 31, 2020.
(4)	On April 9, 2013, a special inducement stock option award of 200,000 shares was granted to Mr. Buckhout with an exercise price of $41.17 per share. This stock option award includes both a service period and a market vesting condition. In 2014, certain of these targets were achieved and 150,000 shares vested and remain exercisable. The remaining 50,000 shares were canceled during 2018 due to lack of performance achievement.
(5)	The amounts reflect the unvested portion of MSPP RSUs pursuant to the MSPP provisions allowing executives to receive MSPP RSUs in lieu of a specified percentage or dollar amount of their short-term incentive cash bonus. Such MSPP RSUs vest in whole on the date that is three years from the date of the grant, provided that the NEO is then employed with the Company, at which time they convert into shares of Common Stock and are issued to the executive unless the executive has selected a longer deferral period. For example, awards with a grant date of March 4, 2019 vest on March 4, 2022. To the extent that an executive does not earn a vested benefit when terminating employment before the scheduled vesting date, the unvested MSP RSUs are cancelled and the Company returns the corresponding annual incentive cash bonus used to purchase those MSPP RSUs plus interest at the one-year U.S. Treasury bill rate. If all of the unvested MSPP RSUs disclosed in the table above were cancelled on December 31, 2020 due to an NEO’s voluntary resignation, the amount that would be required to be returned to each NEO is as follows: Mr. Buckhout $680,096; Mr. Mehrotra $264,127; Mr. Najjar $150,074; and Mr. Sharma $269,590. In the event of retirement, disability or an involuntary termination for any reason prior to the third anniversary of the grant date, the NEO vests in a pro-rata amount of the MSPP RSUs (based on number of full years that the NEO was employed by the Company after the grant date divided by three), and the remaining unvested MSP RSUs would be cancelled for a return of the corresponding bonus with interest. See the tables for each NEO under the heading “Severance and Other Benefits Upon Termination of Employment or Change of Control” for an estimate of these amounts.
(6)	The amounts reflect the unvested portion of long-term incentive grants in the form of PSUs pursuant to our Equity Incentive Plan in effect at the time of grant. Such grants are subject to financial performance conditions for the three years ended December 31, 2018 through December 31, 2020 and reflect the target amount of the award.

(7)	The amounts reflect the unvested portion of long-term incentive grants in the form of PSUs pursuant to our Equity Incentive Plan in effect at the time of grant, including PSUs that did not meet the performance threshold to vest on December 31, 2019 and December 31, 2020 but that remain eligible to vest on December 31, 2021. Such grants are subject to financial performance conditions for the three years ended December 31, 2019 through December 31, 2021 and reflect the target amount of the award.
(8)	The amounts reflect the unvested portion of long-term incentive grants in the form of Time RSUs pursuant to our Equity Incentive Plan, in effect at the time of grant. These grants vest on March 4, 2021.
(9)	The amounts reflect the unvested portion of long-term incentive grants in the form of Time RSUs pursuant to our Equity Incentive Plan, in effect at the time of grant. Such grants generally vest ratably over a three-year period, beginning on the first anniversary of the date of grant, subject to any longer deferral period selected by the executive.
(10)	The amounts reflect the unvested portion of long-term incentive grants in the form of PSUs pursuant to our Equity Incentive Plan in effect at the time of grant, including PSUs that did not meet the performance threshold to vest on December 31, 2020 but that remain eligible to vest on December 31, 2021 and December 31, 2022. Such grants are subject to financial performance conditions for the three years ended December 31, 2020 through December 31, 2022 and reflect the target amount of the award.
(11)	The amount reflects the unvested portion of a long-term incentive grant in the form of Time RSUs pursuant to a special inducement award granted to Mr. Khandelwal upon hire. This grant vests ratably over a three-year period, beginning on the first anniversary of the date of grant.
(12)	Messrs. Bowen, Chahine and Walker terminated employment in 2020 and had no outstanding awards as of December 31, 2020.

2020 Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
(a)	(b)	(c)	(d)	(e)
Scott Buckhout(3)	—	—	12,373	$474,506
Abhishek Khandelwal(4)	—	—	—	—
Sumit Mehrotra(5)	—	—	2,969	$90,290
Tony Najjar(6)	—	—	1,486	$42,301
Arjun Sharma(7)	—	—	3,854	$128,339
Gregory Bowen(8)	—	—	—	—
Chadi Chahine(9)	—	—	2,348	$97,512
Lane Walker(10)	—	—	4,345	$85,642

(1)	With respect to shares acquired upon vesting of RSUs, NEOs have shares withheld to pay associated income taxes. The number of shares reported represents the gross number prior to withholding of such shares. In certain cases, the actual receipt of shares underlying vested RSUs may have been deferred pursuant to a previous election made by the NEO. This table reports the number of shares vested regardless of whether distribution actually was made.
(2)	The amounts shown in this column reflect the value realized upon vesting of Time RSUs, PSUs, and MSPP RSUs determined by multiplying the number of share units that vested (prior to withholding of any shares to pay associated income taxes) and the closing price of our Common Stock on the day prior to vesting. The amounts reported include the value of MSPP RSUs that were purchased with the following Short-Term Incentive award amounts earned prior to 2020: $285,632 for Mr. Buckhout, $51,742 for Mr. Mehrotra, $16,997 for Mr. Najjar, $65,676 for Mr. Sharma, and $35,552 for Mr. Walker.
(3)	Mr. Buckhout had 6,989 MSPP RSUs and 2,303 PSUs vest on February 27, 2020, with a price of $38.38 and 3,081 PSUs vest on December 31, 2020 with a price of $38.26.
(4)	Mr. Khandelwal joined CIRCOR on March 31, 2020 and had no option exercises or stock awards vest during 2020.
(5)	Mr. Mehrotra had 1,266 MSPP RSUs and 159 PSUs vest on February 27, 2020, with a price of $38.38, 392 Time RSUs vest on March 5, 2020 with a price of $37.02, 793 Time RSUs vest on April 4, 2020 with a price of $9.27 and 359 PSUs vest on December 31, 2020 with a price of $38.26.
(6)	Mr. Najjar had 415 MSPP RSUs and 154 Time RSUs vest on February 27, 2020 with a price of $38.38, 196 Time RSUs vest on March 5, 2020 with a price of $37.02, 496 Time RSUs vest on April 4, 2020 with a price of $9.27 and 225 PSUs vest on December 31, 2020 with a price of $38.26.
(7)	Mr. Sharma had 1,607 MSPP RSUs and 246 PSUs vest on February 27, 2020 with a price of $38.38, 1,100 Time RSUs vest on March 5, 2020 with a price of $37.02, 620 Time RSUs vest on April 4, 2020 with a price of $9.27 and 281 PSUs vest on December 31, 2020 with a price of $38.26.
(8)	Mr. Bowen terminated employment on August 7, 2020 and had no stock option exercises or stock awards vest during 2020.
(9)	Mr. Chahine had 2,348 Time RSUs vest on February 2, 2020 with a price of $41.53.
(10)	Mr. Walker had 744 Time RSUs vest on April 4, 2020 with a price of $9.27, 3,074 Time RSUs vest on June 4, 2020 with a price of $19.16 and 527 MSPP RSUs vest on December 8, 2020 with a price of $37.66.

2020 Nonqualified Deferred Compensation
In 2007, we implemented a nonqualified deferred compensation plan to provide benefits that would have otherwise been provided to participants in our 401(k) plan but for the imposition of certain maximum statutory limits imposed on qualified plans, such as annual limits on eligible pay and contributions. The Company also may, in its discretion, make the same contributions to the nonqualified deferred compensation plan but only with respect to compensation in excess of the annual limit of eligible pay. In 2020, the Company elected not to make core contributions to the nonqualified deferred compensation plan.  Any contribution credits that we provided to participants under the nonqualified deferred compensation plan are invested in a rabbi trust, at the discretion of the plan participants, in one or more mutual funds selected by the plan participants.
The same mutual funds that we make available under our 401(k) plan are also available under the nonqualified 401(k) excess plan and there are no minimum or guaranteed rates of return to the participants on such investments.  Distributions from the nonqualified deferred compensation plan are made in lump sum in connection with a participant’s separation from service.
As discussed above, our MSPP allows our NEOs to defer the payment of their short-term incentive compensation in the form of RSUs. We also permit the grantees of our MSPP RSUs to defer the settlement of MSPP RSUs beyond the vesting date. The deferral period is a stated period of years selected in advance by the grantee. In general, if the grantee’s employment terminates before the end of the deferral period for reasons other than retirement, the MSPP RSUs will be settled in shares of our common stock upon termination of employment. If the grantee retires before the end of the deferral period, the MSPP RSUs will be settled in shares of our common stock at the end of the deferral period. During the deferral period, any dividends that would otherwise be paid on the deferred MSPP RSUs accumulate in cash and will be paid out at the same time that the deferred MSPP RSUs are settled. Information regarding short-term incentive compensation that was used to purchase MSPP RSUs is set forth in the Outstanding Equity Awards at 2020 Fiscal Year-End Table.
Under either deferred compensation arrangement, if a distribution is made on account of separation from service, the distribution will be delayed by six months if the participant is considered a specified employee within the meaning of Section 409A of the Internal Revenue Code.
The following table outlines employee and employer contributions to each deferred compensation arrangement for Fiscal Year 2020. The table also includes earnings or losses during Fiscal Year 2020, and the aggregate balances as of December 31, 2020.

Name (a)	Item	Executive Contributions in Last FY (b)(1)	Registrant Contributions in Last FY (c)	Aggregate Earnings/(Loss) in Last FY (d) (2)	Aggregate Withdrawals/ Distributions (e)	Aggregate Balance at Last FYE (f) (3)
Scott Buckhout	Excess 401K	$50,716	$—	$14,384	$—	$108,051
Abhishek Khandelwal	Excess 401K	$—	$—	$—	$—	$—
Sumit Mehrotra	Excess 401K	$—	$—	$256	$—	$1,684
Tony Najjar	Excess 401K	$—	$—	$—	$—	$—
Arjun Sharma	Excess 401K	$—	$—	$20,048	$—	$82,599
Gregory Bowen	Excess 401K	$—	$—	$—	$—	$—
Chadi Chahine	Excess 401K	$—	$—	$—	$—	$—
Lane Walker	Excess 401K	$—	$—	$147	$17,633	$—

(1)	These amounts are included in 2020 salary as reported in the Summary Compensation Table.
(2)	These amounts are excluded from the Summary Compensation Table.
(3)	These figures include the following amounts that have been reported in the Summary Compensation Tables of prior year Proxy Statements; $29,365 for Mr. Buckhout, $965 for Mr. Mehrotra, and $50,123 for Mr. Sharma (including $45,212 reported in 2019 salary).

SEVERANCE AND OTHER BENEFITS UPON
TERMINATION OF EMPLOYMENT OR CHANGE IN CONTROL
To achieve our compensation objective of attracting, retaining and motivating qualified executives, we believe that we need to provide our executive officers with severance and change in control protections that are competitive with the protections offered by our Peer Group Companies. Offering our executive officers these payments and benefits facilitates the operation of our business, allows them to better focus their time, attention and capabilities on our business, assists us in recruiting and motivating executive officers, provides for a clear and consistent approach to managing involuntary departures with mutually understood separation benefits and aligns with market practice. The following section describes our severance and change in control agreements for our NEOs employed with us at year end along with estimated payments if their employment had terminated with us as of December 31, 2020. Information regarding NEOs who departed during 2020 is set forth in the Summary Compensation Table above. Other benefits that our NEOs would be entitled to irrespective of termination of employment or change in control, such as previously vested equity awards and non-qualified deferred compensation, are described above.
Severance Agreements
Each of Messrs. Buckhout, Khandelwal, Mehrotra, Najjar and Sharma has entered into an agreement providing severance benefits if he resigns from the Company for good reason or if the Company terminates him other than for cause (the “Severance Agreements”). In such circumstances, Mr. Buckhout’s Severance Agreement entitles him to a lump sum payment equal to (i) his then-current base salary and (ii) his target short-term incentive compensation in effect during the fiscal year in which the termination occurs. In the same circumstances, each of Messrs. Khandelwal’s, Mehrotra’s, Najjar’s and Sharma’s Severance Agreement entitles him to a lump sum payment equal to his then-current base salary and short-term incentive compensation for the fiscal year in which the termination occurs, to the extent that performance goals are met for that year, prorated based on the date of termination of employment. In addition, the severance benefit for each of the NEOs includes the Company continuing to pay for medical coverage (if COBRA coverage is elected) in the same proportion it did on the date of termination for up to 12 months following termination.
To receive the benefits described above, each such NEO must execute a general release of claims in a manner satisfactory to the Company within 21 days of the termination of employment. Each of the NEOs listed above also has agreed to comply with non-competition and non-solicitation obligations lasting for the term of employment and one year following termination as consideration for the severance benefits.
The Severance Agreements continue to apply after a change in control. No benefits, however, are payable under the Severance Agreements if severance benefits become payable under the Change in Control Agreements, as described below.
Change in Control Agreements
Each of Messrs. Buckhout, Khandelwal, Mehrotra, Najjar and Sharma has entered into an agreement providing benefits in the event of a change in control of the Company (the “Change in Control Agreements”). The term of each Change in Control Agreement is one year subject to annual one-year extensions unless there is a notice of non-renewal. Each of the Change in Control Agreements provides enhanced severance benefits if, within two years following a change of control, such NEO's employment is terminated by the Company without cause or he resigns from the Company for good reason. In such circumstances, each of Messrs. Buckhout’s, Khandelwal’s, Mehrotra’s, Najjar’s and Sharma’s Change in Control Agreement entitles him to a lump sum payment equal to two times (i) the greater of his (a) then-current base salary, (b) salary immediately prior to the change in control or (c) salary immediately prior to the announcement of the change in control if such announcement occurs in a different year than the change in control and (ii) the greater of (a) his target annual bonus in effect during the fiscal year in which the termination occurs and (b) the average annual bonuses paid or payable for the three fiscal years ended prior to termination of employment or, if greater, the three fiscal years ended prior to the change in control (or, in each case, a lesser period for which annual bonuses were payable). Such payment is payable on the first payroll date after a release of claims becomes irrevocable, subject to a later payment date of up to six months and one-day following termination of employment, in the event required by Section 409A of the Internal Revenue Code.
Each of Messrs. Buckhout’s, Khandelwal’s, Mehrotra’s, Najjar’s and Sharma’s Change in Control Agreements also provide for (i) a pro-rated payment of his annual bonus for the performance year in which termination of employment occurs based on actual performance through such termination date and payable at the same time as bonuses are paid to other senior executives, (ii) payments equal to the value of up to 24 months of COBRA premiums (if COBRA coverage is elected) to facilitate continuation of medical coverage, with the first 18 months payable in monthly installments and the remaining six months, if applicable, paid in a lump sum following the 18-month anniversary of termination of employment if COBRA coverage were maintained for the full 18 months and (iii) the accelerated vesting of certain equity-based awards in connection with a termination of employment without cause or for good reason (a “qualifying termination”) as further detailed below.
The treatment of equity awards granted after March 1, 2019 (“Equity Awards”) are governed by the Change in Control Agreements as follows:
•For Equity Awards that are subject only to service conditions, awards will vest upon a change in control only in the event the surviving entity does not assume or continue the awards or provide substitute awards of similar value. If such awards are assumed or substituted and a qualifying termination of employment subsequently occurs within two years of the change in control event, any unvested portion of such awards will immediately vest.
•For Equity Awards that are subject to achievement of performance criteria, if the change in control event is also a “change in the ownership of a corporation” or a “change in the ownership of a substantial portion of a corporation's assets” (as set forth in Treas.Reg. 1.409A-3(i)(5)), then any such award (i) will, to the extent not otherwise subject to substantial risk of forfeiture, immediately vest on a pro-rated basis based on the greater of (a) the target number of shares underlying the award or (b) the number of shares determined based on actual performance between the beginning of the performance period and the event date) or (ii) if such award is otherwise subject to a substantial risk of forfeiture, it may be replaced with a substitute award of restricted stock of the successor entity of equal value to the target number of performance shares (or, if greater, the number of shares determined based on actual performance between the beginning of the performance period and change in control date) with vesting to occur on the second anniversary of the change in control if the change in control occurs within the first 12 months of the applicable performance period or on the first anniversary of the change in control date if the change in control occurs after the first 12 months of the applicable performance period, or, if earlier, immediate vesting upon a qualifying termination of employment.
The treatment of equity awards granted prior to March 2, 2019 are governed by terms of the underlying award and generally provide (i) in the case of awards that are subject only to service conditions, accelerated vesting upon a change in control and (ii) in the case of awards that are subject to achievement of performance criteria, if the change in control occurs following the completion of a performance period, accelerated vesting based on actual performance results, otherwise, accelerated vesting of the target number of shares underlying a performance period (or if greater, the number of shares determined based on actual performance). Effective with the Equity Awards, there is double trigger vesting on unvested equity upon a change in control.
A “change in control” for purposes of the Change in Control Agreements means any of the following: (i) acquisition of 50% or more of the voting power of the Company’s then outstanding securities; (ii) consummation of a consolidation or merger of the Company that results in stockholders owning less than 50% voting shares of the consolidated or merge entity (or its ultimate parent corporation, if any), (iii) stockholders of the Company approve a complete liquidation or dissolution of the Company or there is consummation of a sale or similar transaction of substantially all of the assets of the Company; or (iv) failure of incumbent directors for any reason to constitute at least a majority of the Board. In each case above, such event must also constitute a change in ownership or effective control of the Company, or a change in the ownership of a substantial portion of the assets of the Company, within the meaning of Section 409A(a)(2)(A)(v) of the Internal Revenue Code and U.S. Treasury Regulation Section 1.409A-3(i)(5).
As noted above, the NEO’s would not be entitled to benefits under the Severance Agreements in connection with any termination from the Company with respect to which benefits under the Change in Control Agreements would be payable. Each of the NEOs listed above also has agreed to comply with non-competition and non-solicitation provisions lasting for the term of employment and one year following termination as consideration for the change in control benefits.
The following tables list the estimated amounts that Messrs. Buckhout, Khandelwal, Mehrotra, Najjar and Sharma would have become entitled to in the event of a termination from the Company or change in control of the Company had such termination or change in control occurred on December 31, 2020. Assumptions used in preparing these estimates are set forth in the footnotes to each table. These tables do not include amounts that are otherwise earned and vested prior to a termination of employment or a change in control, such as vested stock options or nonqualified deferred compensation, amounts payable under disability or life insurance coverages.

Scott Buckhout
Severance and Other Benefits
	Involuntary Without Cause or Voluntary Resignation With Good Reason Within Two Years Following Change in Control		Involuntary Other Than For Cause or Voluntary Resignation With Good Reason at Any Other Time		Involuntary For Cause or Voluntary Resignation Without Good Reason		Change in Control Without a Termination of Employment (“Single Trigger”)		Death or Disability	(13)
	12/31/2020		12/31/2020		12/31/2020		12/31/2020		12/31/2020
Cash Severance	$3,318,000	(1)	$1,659,000	(7)	—		—		—
Pro-Rated Bonus	—	(2)	—		—		—		—
Health Benefits	$58,745	(3)	$19,222	(8)	—		—		—
Gain on accelerated stock options	$372,400	(4)	—		—		—		$372,400	(4)
Value of accelerated restricted stock units	$9,964,571	(5)	$816,652	(9)	—	(10)	$1,397,602	(11)	$9,751,530	(12)
Total Value:	$13,713,716	(6)	$2,494,874		$—		$1,397,602		$10,123,930

(1)	This amount reflects payment to Mr. Buckhout that would equal two times his (i) then-current base salary and (ii) then-effective target short-term incentive compensation.
(2)	Payment would equal Mr. Buckhout’s then-effective target short-term incentive compensation, to the extent that performance goals were met, prorated based on the date of resignation or termination (no amount is illustrated in this example since the bonus had been earned as of December 31, 2020 as reflected in the Summary Compensation Table in the “Bonus” and “Non-Equity Incentive Plan Compensation” columns).
(3)	This amount reflects payments to Mr. Buckhout that would equal the cost of continued health insurance for a period of two years for Mr. Buckhout and any covered spouse and dependents. 75% of this amount would be paid in equal monthly installments over the 18-month period following the date of termination with each installment payment conditioned on qualification for coverage under COBRA and the remaining 25% would be paid in a lump sum following the 18-month anniversary of employment termination if healthcare coverage is still in effect under COBRA.
(4)	This amount reflects the incremental value to which Mr. Buckhout would be entitled due to the immediate vesting of all unvested stock options using the closing stock price of $38.44 on December 31, 2020.
(5)	This amount reflects the incremental value to which Mr. Buckhout would be entitled due to the immediate vesting of all unvested RSUs including MSPP RSUs and the target number of PSUs assuming target performance results (including PSUs that had not met the performance threshold to vest as of December 31, 2020 but that remain eligible for future vesting) using the closing stock price of $38.44 on December 31, 2020.
(6)	These amounts do not reflect a 20% excise tax under Section 4999 of the Internal Revenue Code that may apply depending upon the facts and circumstances in the event of a change in control. This estimate also does not reflect that payments are subject to being reduced in certain circumstances to avoid this tax.
(7)	This amount reflects payment to Mr. Buckhout that would equal his (i) then-current base salary and (ii) his then-effective target short-term incentive compensation.
(8)	This amount reflects payments that would be made on Mr. Buckhout’s behalf for the continuation of health insurance coverage for a period of 12 months for Mr. Buckhout and any covered spouse and dependents based on the same cost sharing percentage in effect for the health insurance plans prior to termination of employment. This amount would be divided into monthly installments with each installment payment conditioned on qualification for coverage under COBRA.
(9)	This amount reflects the incremental value to which Mr. Buckhout would be entitled due to pro-rata vesting of the MSPP RSUs (based on number of full years that he was employed by the Company after the grant date divided by three) using the closing stock price of $38.44 on December 31, 2020, and the remaining unvested MSPP RSUs would be cancelled for a return of the corresponding bonus plus interest at the one-year U.S. Treasury bill rate.
(10)	An executive who voluntarily resigns prior to attaining 55 years of age and completing at least five years of service is entitled to receive a return of short-term incentive cash bonuses used to purchase MSPP RSUs plus interest at the one- year U.S. Treasury bill rate. See footnote (5) to the Outstanding Equity Awards table for the amounts that would be returned to Mr. Buckhout due to a voluntary resignation on December 31, 2020. In the event of any involuntary termination, regardless of the reason for it, the executive vests in a pro-rata amount of the MSPP RSUs (based on number of full years that the executive was employed by the Company after the grant date divided by three), and the remaining unvested MSPP RSUs would be cancelled for a return of the corresponding bonus plus interest at the one-year U.S. Treasury bill rate. The value of the shares and cash that would be returned to Mr. Buckhout upon an involuntary termination on December 31, 2020 would be $816,652. This amount is reflected in the amount disclosed under “Involuntary Other Than For Cause or Voluntary Resignation With Good Reason at Any Other Time” above.
(11)	This amount reflects the incremental value to which Mr. Buckhout would be entitled due to the immediate vesting of all unvested RSUs and a portion of his PSUs based on actual performance results for period ending December 31, 2020 and MSPP RSUs, in each case, granted prior to March 2, 2019 using the closing stock price of $38.44 on December 31, 2020.
(12)	This amount reflects the incremental value to which Mr. Buckhout would be entitled due to (a) pro-rata vesting of the MSPP RSUs (based on number of full years that the executive was employed by the Company after the grant date divided by three) and the remaining unvested MSPP RSUs would be cancelled for a return of the corresponding bonus plus interest at the one-year U.S. Treasury bill rate, (b) the immediate vesting of all other unvested RSUs, and (c) immediate vesting of all unvested PSUs assuming target performance results (including PSUs that had not met the performance threshold to vest as of December 31, 2020 but that remain eligible for future vesting), in each case using the closing stock price of $38.44 on December 31, 2020.
(13)	“Disability” for this purpose means qualifying for receipt of long-term disability benefits under the Company’s long-term disability plan as in effect from time to time.

Abhishek Khandelwal
Severance and Other Benefits

	Involuntary Without Cause or Voluntary Resignation With Good Reason Within Two Years Following Change in Control		Involuntary Other Than For Cause or Voluntary Resignation With Good Reason at Any Other Time		Involuntary For Cause or Voluntary Resignation Without Good Reason	Change in Control Without a Termination of Employment (“Single Trigger”)	Death or Disability	(8)
	12/31/2020		12/31/2020		12/31/2020	12/31/2020	12/31/2020
Cash Severance	$1,280,000	(1)	$400,000	(6)	—	—	—
Pro-Rated Bonus	—	(2)	—	(2)	—	—	—
Health Benefits	$39,549	(3)	$16,463	(7)	—	—	—
Gain on accelerated stock options	—		—		—	—	—
Value of accelerated restricted stock units	$1,711,003	(4)	—		—	—	$1,711,003	(4)
Total Value:	$3,030,552	(5)	$416,463		—	$—	$1,711,003

(1)	This amount reflects payment to Mr. Khandelwal that would equal two times his (i) then-current base salary and (ii) then-effective target short-term incentive compensation.
(2)	Payment would equal Mr. Khandelwal’s then-effective target short-term incentive compensation (pro-rated for his March 30, 2020 hire date), to the extent that performance goals were met, prorated based on the date of resignation or termination (no amount is illustrated in this example since the bonus had been earned as of December 31, 2020, as reflected in the Summary Compensation Table in the “Bonus” and “Non-Equity Incentive Plan Compensation” columns).
(3)	This amount reflects payments to Mr. Khandelwal that would equal the cost of continued health insurance for a period of two years for Mr. Khandelwal and any covered spouse and dependents. 75% of this amount would be paid in equal monthly installments over the 18-month period following the date of termination with each installment payment conditioned on qualification for coverage under COBRA and the remaining 25% would be paid in a lump sum following the 18-month anniversary of employment termination if healthcare coverage is still in effect under COBRA.
(4)	This amount reflects the incremental value to which Mr. Khandelwal would be entitled due to the immediate vesting of all unvested RSUs using the closing stock price of $38.44 on December 31, 2020.
(5)	These amounts do not reflect a 20% excise tax under Section 4999 of the Internal Revenue Code that may apply depending upon the facts and circumstances in the event of a change in control. This estimate also does not reflect that payments are subject to being reduced in certain circumstances to avoid this tax.
(6)	This amount reflects payment to Mr. Khandelwal that would equal his then-current base salary.
(7)	This amount reflects payments to Mr. Khandelwal that would equal the cost of continued health insurance for a period of one year for Mr. Khandelwal and any covered spouse and dependents based on the same cost sharing percentage in effect for the health insurance plans prior to termination of employment. This amount would be divided into monthly installments with each installment payment conditioned on qualification for coverage under COBRA.
(8)	“Disability” for this purpose means qualifying for receipt of long-term disability benefits under the Company’s long-term disability plan as in effect from time to time.

Sumit Mehrotra
Severance and Other Benefits

	Involuntary Without Cause or Voluntary Resignation With Good Reason Within Two Years Following Change in Control		Involuntary Other Than For Cause or Voluntary Resignation With Good Reason at Any Other Time		Involuntary For Cause or Voluntary Resignation Without Good Reason		Change in Control Without a Termination of Employment (“Single Trigger” )		Death or Disability	(13)
	12/31/2020		12/31/2020		12/31/2020		12/31/2020		12/31/2020
Cash Severance	$1,318,400	(1)	$412,000	(7)	—		—		—
Pro-Rated Bonus	—	(2)	—	(2)	—		—		—
Health Benefits	$59,550	(3)	$19,222	(8)	—		—		—
Gain on accelerated stock options	21,674	(4)	—		—		—		21,674	(4)
Value of accelerated restricted stock units	$1,651,344	(5)	$316,851	(9)	—	(10)	$231,563	(11)	$1,572,339	(12)
Total Value:	$3,050,968	(6)	$748,073		—		$231,563		$1,594,013

(1)	This amount reflects payment to Mr. Mehrotra that would equal two times his (i) then-current base salary and (ii) then-effective target short-term incentive compensation.
(2)	Payment would equal Mr. Mehrotra’s then-effective target short-term incentive compensation, to the extent that performance goals were met, prorated based on the date of resignation or termination (no amount is illustrated in this example since the bonus had been earned as of December 31, 2020 as reflected in the Summary Compensation Table in the “Bonus” and “Non-Equity Incentive Plan Compensation” columns).
(3)	This amount reflects payments to Mr. Mehrotra that would equal the cost of continued health insurance for a period of two years for Mr. Mehrotra and any covered spouse and dependents. 75% of this amount would be paid in equal monthly installments over the 18-month period following the date of termination with each installment payment conditioned on qualification for coverage under COBRA and the remaining 25% would be paid in a lump sum following the 18-month anniversary of employment termination if healthcare coverage is still in effect under COBRA.
(4)	This amount reflects the incremental value to which Mr. Mehrotra would be entitled due to the immediate vesting of all unvested stock options using the closing stock price of $38.44 on December 31, 2020.
(5)	This amount reflects the incremental value to which Mr. Mehrotra would be entitled due to the immediate vesting of all unvested RSUs including MSPP RSUs and the target number of PSUs assuming target performance results (including PSUs that had not met the performance threshold to vest as of December 31, 2020 but that remain eligible for future vesting) using the closing stock price of $38.44 on December 31, 2020.
(6)	These amounts do not reflect a 20% excise tax under Section 4999 of the Internal Revenue Code that may apply depending upon the facts and circumstances in the event of a change of control. This estimate also does not reflect that payments are subject to being reduced in certain circumstances to avoid this tax.
(7)	This amount reflects payment to Mr. Mehrotra that would equal his then-current base salary
(8)	This amount reflects payments to Mr. Mehrotra that would equal the cost of continued health insurance for a period of one year for Mr. Mehrotra and any covered spouse and dependents based on the same cost sharing percentage in effect for the health insurance plans prior to termination of employment. This amount would be divided into monthly installments with each installment payment conditioned on qualification for coverage under COBRA.
(9)	This amount reflects the incremental value to which Mr. Mehrotra would be entitled due to pro-rata vesting of the MSPP RSUs (based on number of full years that he was employed by the Company after the grant date divided by three) using the closing stock price of $38.44 on December 31, 2020, and the remaining unvested MSPP RSUs would be cancelled for a return of the corresponding bonus plus interest at the one year U.S. Treasury bill rate.
(10)	An executive who voluntarily resigns prior to attaining 55 years of age and completing at least five years of service is entitled to receive a return of short-term incentive cash bonuses used to purchase MSPP RSUs plus interest at the one-year U.S. Treasury bill rate. See footnote (5) to the Outstanding Equity Awards table for the amounts that would be returned to Mr. Mehrotra due to a voluntary resignation on December 31, 2020. In the event of any involuntary termination, regardless of the reason for it, the executive vests in a pro-rata amount of the MSPP RSUs (based on number of full years that the executive was employed by the Company after the grant date divided by three), and the remaining unvested MSPP RSUs would be cancelled for a return of the corresponding bonus plus interest at the one-year U.S. Treasury bill rate. The value of the shares and cash that would be returned to Mr. Mehrotra upon an involuntary termination on December 31, 2020 would be $316,851. This amount is reflected in the amount disclosed under “Involuntary Other Than For Cause or Voluntary Resignation With Good Reason at Any Other Time” above.
(11)	This amount reflects the incremental value to which Mr. Mehrotra would be entitled due to the immediate vesting of all unvested RSUs and a portion of his PSUs based on actual performance results for period ending December 31, 2020 and MSPP RSUs, in each case, granted prior to March 2, 2019 using the closing stock price of $38.44 on December 31, 2020.
(12)	This amount reflects the incremental value to which Mr. Mehrotra would be entitled due to (a) pro-rata vesting of the MSPP RSUs (based on number of full years that the executive was employed by the Company after the grant date divided by three) and the remaining unvested MSPP RSUs would be cancelled for a return of the corresponding bonus plus interest at the one-year U.S. Treasury bill rate, (b) the immediate vesting of all other unvested RSUs, and (c) immediate vesting of all unvested PSUs assuming target performance results (including PSUs that had not met the performance threshold to vest as of December 31, 2020 but that remain eligible for future vesting), in each case using the closing stock price of $38.44 on December 31, 2020.
(13)	“Disability” for this purpose means qualifying for receipt of long-term disability benefits under the Company’s long-term disability plan as in effect from time to time.

Tony Najjar
Severance and Other Benefits

	Involuntary Without Cause or Voluntary Resignation With Good Reason Within Two Years Following Change in Control		Involuntary Other Than For Cause or Voluntary Resignation With Good Reason at Any Other Time		Involuntary For Cause or Voluntary Resignation Without Good Reason		Change in Control Without a Termination of Employment (“Single Trigger”)		Retirement		Death or Disability	(14)
	12/31/2020		12/31/2020		12/31/2020		12/31/2020		12/31/2020		12/31/2020
Cash Severance	$1,152,000	(1)	$360,000	(7)	—		—		—		—
Pro-Rated Bonus	—	(2)	—	(2)	—		—		—		—
Health Benefits	$59,550	(3)	$19,222	(8)	—		—		—		—
Gain on accelerated stock options	13,545	(4)	$—		—		—		—		13,545	(4)
Value of accelerated restricted stock units	$1,595,837	(5)	$180,809	(9)	—	(10)	$89,565	(11)	$780,896	(12)	$1,541,970	(13)
Total Value:	$2,820,932	(6)	$560,031		—		$89,565		$780,896		$1,555,515

(1)	This amount reflects payment to Mr. Najjar that would equal two times his (i) then-current base salary and (ii)\then-effective target short-term incentive compensation.
(2)	Payment would equal Mr. Najjar’s then-effective target short-term incentive compensation, to the extent that performance goals were met, prorated based on the date of resignation or termination (no amount is illustrated in this example since the bonus had been earned as of December 31, 2020 as reflected in the Summary Compensation Table in the “Bonus and Non-Equity Incentive Plan Compensation” columns).
(3)	This amount reflects payments to Mr. Najjar that would equal the cost of continued health insurance for a period of two years for Mr. Najjar and any covered spouse and dependents. 75% of this amount would be paid in equal monthly installments over the 18-month period following the date of termination with each installment payment conditioned on qualification for coverage under COBRA and the remaining 25% would be paid in a lump sum following the 18-month anniversary of employment termination if healthcare coverage is still in effect under COBRA.
(4)	This amount reflects the incremental value to which Mr. Najjar would be entitled due to the immediate vesting of all unvested stock options using the closing stock price of $38.44 on December 31, 2020.
(5)	This amount reflects the incremental value to which Mr. Najjar would be entitled due to the immediate vesting of all unvested RSUs including MSPP RSUs and the target number of PSUs assuming target performance results (including PSUs that had not met the performance threshold to vest as of December 31, 2020 but that remain eligible for future vesting) using the closing stock price of $38.44 on December 31, 2020.
(6)	These amounts do not reflect a 20% excise tax under Section 4999 of the Internal Revenue Code that may apply depending upon the facts and circumstances in the event of a change in control. This estimate also does not reflect that payments are subject to being reduced in certain circumstances to avoid this tax.
(7)	This amount reflects payment to Mr. Najjar that would equal his then-current base salary
(8)	This amount reflects payments to Mr. Najjar that would equal the cost of continued health insurance for a period of one- year for Mr. Najjar and any covered spouse and dependents based on the same cost sharing percentage in effect for the health insurance plans prior to termination of employment. This amount would be divided into monthly installments with each installment payment conditioned on qualification for coverage under COBRA.
(9)	This amount reflects the incremental value to which Mr. Najjar would be entitled due to pro-rata vesting of the MSPP RSUs (based on number of full years that he was employed by the Company after the grant date divided by three) using the closing stock price of $38.44 on December 31, 2020, and the remaining unvested MSPP RSUs would be cancelled for a return of the corresponding bonus plus interest at the one-year U.S. Treasury bill rate.
(10)	An executive who voluntarily resigns prior to attaining 55 years of age and completing at least five years of service is entitled to receive a return of short-term incentive cash bonuses used to purchase MSPP RSUs plus interest at the one-year U.S. Treasury bill rate. See footnote (5) to the Outstanding Equity Awards table for the amounts that would be returned to Mr. Najjar due to a voluntary resignation on December 31, 2020. In the event of any involuntary termination, regardless of the reason for it, the executive vests in a pro-rata amount of the MSPP RSUs (based on number of full years that the executive was employed by the Company after the grant date divided by three), and the remaining unvested MSPP RSUs would be cancelled for a return of the corresponding bonus plus interest at the one-year U.S. Treasury bill rate. The value of the shares and cash that would be returned to Mr. Najjar upon an involuntary termination on December 31, 2020 would be $180,809. This amount is reflected in the amount disclosed under “Involuntary Other Than For Cause or Voluntary Resignation With Good Reason at Any Other Time” above.
(11)	This amount reflects the incremental value to which Mr. Najjar would be entitled due to the immediate vesting of all unvested RSUs and a portion of his PSUs based on actual performance results for period ending December 31, 2020 and MSPP RSUs, in each case, granted prior to March 2, 2019 using the closing stock price of $38.44 on December 31, 2020.

(12)	This amount reflects the incremental value to which Mr. Najjar would be entitled due to (a) pro-rata vesting of the MSPP RSUs (based on number of full years that the executive was employed by the Company after the grant date divided by three) and the remaining unvested MSPP RSUs would be cancelled for a return of the corresponding bonus plus interest at the one-year U.S. Treasury bill rate, (b) pro-rata vesting of all other unvested RSUs (based on number of days that the executive was employed by the Company during the vesting period), and (c) pro-rata vesting of all unvested PSUs including PSUs that had not met the performance threshold to vest as of December 31, 2020 but that remain eligible for future vesting (determined for each tranche based on number of months that the executive was employed by the Company after the grant date divided by the number of months in each such tranche) based on actual performance results and paid following the conclusion of each tranche. This amount assumes future tranches perform at the same level as inception to date performance as of December 31, 2020 and is valued using the closing stock price of $38.44 on December 31, 2020.
(13)	This amount reflects the incremental value to which Mr. Najjar would be entitled due to (a) pro-rata vesting of the MSPP RSUs (based on number of full years that the executive was employed by the Company after the grant date divided by three) and the remaining unvested MSPP RSUs would be cancelled for a return of the corresponding bonus plus interest at the one-year U.S. Treasury bill rate, (b) the immediate vesting of all other unvested RSUs, and (c) immediate vesting of all unvested PSUs assuming target performance results (including PSUs that had not met the performance threshold to vest as of December 31, 2020 but that remain eligible for future vesting), in each case using the closing stock price of $38.44 on December 31, 2020.
(14)	“Disability” for this purpose means qualifying for receipt of long-term disability benefits under the Company’s long-term disability plan as in effect from time to time.

Arjun Sharma
Severance and Other Benefits

	Involuntary Without Cause or Voluntary Resignation With Good Reason Within Two Years Following Change in Control		Involuntary Other Than For Cause or Voluntary Resignation With Good Reason at Any Other Time		Involuntary For Cause or Voluntary Resignation Without Good Reason		Change in Control Without a Termination of Employment (“Single Trigger”)		Death or Disability	(13)
	12/31/2020		12/31/2020		12/31/2020		12/31/2020		12/31/2020
Cash Severance	$1,152,000	(1)	$360,000	(7)	—		—		—
Pro-Rated Bonus	—	(2)	—	(2)	—		—		—
Health Benefits	$37,862	(3)	$16,659	(8)	—		—		—
Gain on accelerated stock options	$16,931	(4)	—		—		—		$16,931	(4)
Value of accelerated restricted stock units	$1,928,804	(5)	$322,985	(9)	—	(10)	$262,315	(11)	$1,853,012	(12)
Total Value:	$3,135,597	(6)	$699,644		—		$262,315		$1,869,943

(1)	This amount reflects payment to Mr. Sharma that would equal two times his (i) then-current base salary and (ii) then-effective target short-term incentive compensation.
(2)	Payment would equal Mr. Sharma’s then-effective target short-term incentive compensation, to the extent that performance goals were met, prorated based on the date of resignation or termination (no amount is illustrated in this example since the bonus had been earned as of December 31, 2020 as reflected in the Summary Compensation Table in the “Bonus” and “Non-Equity Incentive Plan Compensation” columns).
(3)	This amount reflects payments to Mr. Sharma that would equal the cost of continued health insurance for a period of two years for Mr. Sharma and any covered spouse and dependents. 75% of this amount would be paid in equal monthly installments over the 18-month period following the date of termination with each installment payment conditioned on qualification for coverage under COBRA and the remaining 25% would be paid in a lump sum following the 18-month anniversary of employment termination if healthcare coverage is still in effect under COBRA.
(4)	This amount reflects the incremental value to which Mr. Sharma would be entitled due to the immediate vesting of all unvested stock options using the closing stock price of $38.44 on December 31, 2020.
(5)	This amount reflects the incremental value to which Mr. Sharma would be entitled due to the immediate vesting of all unvested RSUs including MSPP RSUs and the target number of PSUs assuming target performance results (including PSUs that had not met the performance threshold to vest as of December 31, 2020 but that remain eligible for future vesting) using the closing stock price of $38.44 on December 31, 2020.
(6)	These amounts do not reflect a 20% excise tax under Section 4999 of the Internal Revenue Code that may apply depending upon the facts and circumstances in the event of a change of control. This estimate also does not reflect that payments are subject to being reduced in certain circumstances to avoid this tax.
(7)	This amount reflects payment to Mr. Sharma that would equal his then-current base salary
(8)	This amount reflects payments to Mr. Sharma that would equal the cost of continued health insurance for a period of one year for Mr. Sharma and any covered spouse and dependents based on the same cost sharing percentage in effect for the health insurance plans prior to termination of employment. This amount would be divided into monthly installments with each installment payment conditioned on qualification for coverage under COBRA.
(9)	This amount reflects the incremental value to which Mr. Sharma would be entitled due to pro-rata vesting of the MSPP RSUs (based on number of full years that he was employed by the Company after the grant date divided by three) using the closing stock price of $38.44 on December 31, 2020, and the remaining unvested MSPP RSUs would be cancelled for a return of the corresponding bonus plus interest at the one-year U.S. Treasury bill rate.
(10)	(10) An executive who voluntarily resigns prior to attaining 55 years of age and completing at least five years of service is entitled to receive a return of short-term incentive cash bonuses used to purchase MSPP RSUs plus interest at the one-year U.S. Treasury bill rate. See footnote (5) to the Outstanding Equity Awards table for the amounts that would be returned to Mr. Sharma due to a voluntary resignation on December 31, 2020. In the event of any involuntary termination, regardless of the reason for it, the executive vests in a pro-rata amount of the MSPP RSUs (based on number of full years that the executive was employed by the Company after the grant date divided by three), and the remaining unvested MSPP RSUs would be cancelled for a return of the corresponding bonus plus interest at the one-year U.S. Treasury bill rate. The value of the shares and cash that would be returned to Mr. Sharma upon an involuntary termination on December 31, 2020 would be $322,985. This amount is reflected in the amount disclosed under “Involuntary Other Than For Cause or Voluntary Resignation With Good Reason at Any Other Time” above.
(11)	This amount reflects the incremental value to which Mr. Sharma would be entitled due to the immediate vesting of all unvested RSUs and a portion of his PSUs based on actual performance results for period ending December 31, 2020 and MSPP RSUs, in each case, granted prior to March 2, 2019 using the closing stock price of $38.44 on December 31, 2020.
(12)	This amount reflects the incremental value to which Mr. Sharma would be entitled due to (a) pro-rata vesting of the MSPP RSUs (based on number of full years that the executive was employed by the Company after the grant date divided by three) and the remaining unvested MSPP RSUs would be cancelled for a return of the corresponding bonus plus interest at the one-year U.S. Treasury bill rate, (b) the immediate vesting of all other unvested RSUs, and (c) immediate vesting of all unvested PSUs assuming target performance results (including PSUs that had not met the performance threshold to vest as of December 31, 2020 but that remain eligible for future vesting), in each case using the closing stock price of $38.44 on December 31, 2020.
(13)	“Disability” for this purpose means qualifying for receipt of long-term disability benefits under the Company’s long-term disability plan as in effect from time to time.

CEO PAY RATIO
Under the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are required to disclose the median of the annual total compensation of our employees (excluding our CEO), the annual total compensation of our principal executive officer, Mr. Buckhout, and the ratio of these two amounts.
We identified the median employee for Fiscal Year 2020 using the same methodologies and assumptions as used to identify our median employee for the fiscal year ended December 31, 2019 disclosures. We used December 31, 2020 as the date for identifying our median employee as it corresponds to the end of the fiscal year 2020, for which we have readily available information, As of December 31, 2020, we employed 3,263 employees globally. We included all of our full-time employees (but not the CEO), part-time employees and consultants (other than those whose pay was determined by a third party) in our analysis, and we identified our median employee by ranking total compensation based on employees' base pay on December 31, 2020. We use base pay as a reasonable alternative measure for annual total compensation since our incentive and equity plans do not have broad participation across our employee population. Adjustments were made to annualize the compensation for full-time and part-time employees who were not employed for all of 2020. We did not apply any cost-of-living adjustments as part of the calculation.
Using this methodology, our median employee was determined to be a full-time employee. The annual compensation of our median employee was $60,882, calculated in accordance with the rules applicable to the Summary Compensation Table found on page 39 of this Proxy Statement. For 2020, the annual compensation of Mr. Buckhout was $3,603,038 as disclosed in the Summary Compensation Table. Our estimate of the ratio of Mr. Buckhout’s annual total compensation to the median of the annual total compensation of all other employees is 59-to-1.
The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee's annual total compensation allow companies to adopt a variety of methodologies to apply certain exclusions and make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Given the different methodologies that various public companies will use to determine their estimates of pay ratio, including different methodologies, exclusions, estimates and assumptions allowed under SEC rules, and different employment and compensation practices among companies, the ratio reported above should not be used as a basis for comparison between CIRCOR and other companies.

COMMITTEE REPORTS
Compensation Committee Report
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis for Fiscal Year 2020 with management. Based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.
Submitted by the Compensation Committee of the Board
John (Andy) O'Donnell
David F. Dietz
Tina M. Donikowski
Bruce Lisman
Peter M. Wilver
Audit Committee Report
The Audit Committee acts pursuant to a written charter pursuant to which the Audit Committee is primarily responsible for overseeing and monitoring the accounting, financial reporting and internal controls practices of the Company and its subsidiaries. Its primary objective is to promote and preserve the integrity of the Company’s financial statements and the independence and performance of the Company’s independent auditors. The Audit Committee also oversees the performance of the Company’s internal audit function and the Company’s compliance with legal and regulatory requirements.
It is important to note, however, that the role of the Audit Committee is one of oversight, and the Audit Committee relies, without independent verification, on the information provided to it and the representations made by management, the internal auditors and the independent auditors. Management retains direct responsibility for the financial reporting process, the system of internal controls, and the system of disclosure controls and procedures.
In furtherance of its role, the Audit Committee regularly reviews the Company’s internal controls and areas of potential financial risk for the Company, such as environmental and litigation matters. The Committee annually reviews the Company’s income tax position, its insurance programs and the performance of its independent auditors. The Audit Committee meets at least quarterly and reviews the Company’s interim financial results and earnings releases prior to their publication. The Audit Committee also reviews the Company’s periodic reports on Forms 10-Q and 10-K prior to their filing.
The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval generally is provided for up to one year and any pre-approval is detailed as to the particular service or category of services and generally is subject to a specific budget. The Audit Committee has delegated pre-approval authority to its Chair when expediting of services is necessary. The independent auditors and management report annually to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed. All of the audit, audit-related, tax and other services provided by PricewaterhouseCoopers LLP in Fiscal Year 2019 and the first half of Fiscal Year 2020 and related fees were approved in accordance with the Audit Committee’s policy. All of the audit, audit-related, tax and other services provided by Ernst & Young LLP in the second half of Fiscal Year 2020 and related fees were approved in accordance with the Audit Committee’s policy.
The Audit Committee has reviewed and discussed the audited financial statements of the Company for Fiscal Year 2020 with management and it has discussed with Ernst & Young LLP, the Company’s independent auditors for Fiscal Year 2020, the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board and the SEC. The Audit Committee also has received and discussed the written disclosures and the letter from Ernst & Young LLP, as required by the applicable requirements of the Public Company Accounting Oversight Board, regarding communications with the Audit Committee concerning its independence, and has discussed with PricewaterhouseCoopers LLP its independence. Based upon these materials and discussions, the Audit Committee has recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for Fiscal Year 2020.
Submitted by the Audit Committee of the Board
Samuel R. Chapin
Tina M. Donikowski
Bruce Lisman
Jill D. Smith
Peter M. Wilver

PROPOSAL 2
RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
The Audit Committee has appointed the firm of Ernst & Young LLP (“EY”) as the Company’s independent auditors for fiscal year ending December 31, 2021 (“Fiscal Year 2021”). EY has no direct or indirect interest in the Company or any affiliate of the Company. Although ratification of selection of EY by the stockholders is not required, the Board believes that it is appropriate to seek stockholder ratification of this selection in light of the critical role played by independent auditors in maintaining the integrity of the Company’s financial controls and reporting. The Board therefore recommends to the stockholders that they ratify the appointment of EY as independent auditors of the Company for Fiscal Year 2021. Should the stockholders not ratify the selection of EY, the Audit Committee will consider the vote and the reasons therefore in future decisions on the selection of independent auditors. Even if the selection of EY is ratified by stockholders, the Audit Committee in its discretion may select a different independent auditor at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.
Changes in Certifying Accountant
On June 4, 2020, after completing a competitive process, our Audit Committee dismissed PricewaterhouseCoopers LLP (“PwC”) and appointed EY as our independent registered public accounting firm for Fiscal Year 2020. We notified PwC of its dismissal on June 4, 2020 and appointed EY effective the same day.
Regarding the Former Independent Registered Public Accounting firm.
During the Company’s fiscal years ended December 31, 2019 and 2018, and the subsequent interim period through June 4, 2020, there were: (i) no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosures or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused PwC to make reference thereto in its report on the Company’s financial statement for such years, and (ii) no reportable events as described under Item 304(a)(1)(v) of Regulation S-K, except for the material weaknesses identified in the Company’s internal control over financial reporting related to (i) not maintaining a sufficient complement of corporate personnel with appropriate levels of accounting and controls knowledge and experience commensurate with the Company’s financial reporting requirements, (ii) not designing and maintaining effective controls to analyze, account for and review non-routine transactions at the corporate level and (iii) not designing and maintaining effective controls over the preparation, review and approval of account reconciliations prepared at the corporate level and certain of the Company’s shared service locations, which was disclosed in Management’s Report on Internal Control over Financial Reporting in Item 9A of the Annual Report on Form 10-K for the fiscal year ended December 31, 2019.
The audit reports of PwC on our consolidated financial statements as of and for the years ended December 31, 2019 and 2018 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, except for the emphasis of matter relating to the goodwill and an intangible asset impairment triggering event in the first quarter of 2020, which resulted in management performing an impairment evaluation of its goodwill in the first quarter of 2020.
Regarding the Newly-Engaged Independent Registered Public Accounting Firm
During the Company’s fiscal years ended December 31, 2019 and 2018, and the subsequent interim period through June 4, 2020, neither the Company, nor anyone on our behalf, consulted with EY with respect to either (a) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, and no written report or oral advice was provided by EY to us that it concluded was an important factor considered by us in reaching a decision as to the accounting, auditing, or financial reporting issue or (b) any matter that was the subject of either a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-K or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K.
Auditor Presence at Annual Meeting
A representative of EY is expected to be available at the Annual Meeting, and to respond to appropriate questions. The following table summarizes the fees we incurred for professional services provided by EY for fiscal year 2020 and PwC for fiscal year 2019, for audit, audit-related, tax and other services:

Auditor Fees ($ in Thousands)

Fiscal Year	2020	2019
Audit Fees (1)	$4,800	$7,417
Audit Related Fees (2)
Tax Fees (3)	$9
All Other Fees (4)	$8	$5
Total	$4,817	$7,422
(1)For the professional services rendered for the audit of the Company’s annual financial statements, for review of the financial statements included in the Company’s quarterly reports on Form 10-Q, for conducting of the independent auditor’s obligations relative to attestation of internal controls under Section 404 of the Sarbanes-Oxley Act of 2002, and performing local statutory audits.
(2)Represents fees and expenses for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and not reported under “Audit Fees.”
(3)The tax services performed in 2020 consisted of tax compliance services.
(4)All other fees consisted of fees for an accounting research tool and disclosure checklist software.
Board Recommendation
THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP, AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR FISCAL YEAR 2021.
UNLESS OTHERWISE INSTRUCTED, PROXIES SOLICITED BY THE BOARD WILL BE VOTED “FOR” THIS PROPOSAL.
Vote Required For Approval
A quorum being present, the affirmative vote of a majority of the votes cast at the Annual Meeting is necessary to ratify the selection of Ernst & Young LLP as the independent auditors of the Company for Fiscal Year 2021. This vote is not required by law and will neither be binding on the Company or the Board, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, the Company or the Board. The Audit Committee, however, will take into account the outcome of the vote and the reasons therefore in future decisions on the selection of independent auditors.

PROPOSAL 3
ADVISORY VOTE ON EXECUTIVE COMPENSATION
In accordance with provisions of Section 14A of the Exchange Act, we are providing the Company’s stockholders the opportunity to vote on a non-binding, advisory resolution to approve the compensation of our NEOs for Fiscal Year 2020, which is described in the Compensation Discussion and Analysis section of this Proxy Statement.
As described in the Compensation Discussion and Analysis section, our executive compensation program is designed to (i) attract and retain qualified executives by offering compensation and benefits (including retirement benefits) that are competitive with industry peers and (ii) motivate executives to achieve results that improve long-term organizational value by aligning executives’ interests with those of our stockholders. To align executive compensation with the interests of our stockholders, an important portion of compensation for our NEOs is “at risk,” or contingent upon the successful achievement of annual as well as long-term strategic corporate goals that we believe will drive stockholder value. Stockholders are urged to read the Compensation Discussion and Analysis section of this Proxy Statement, which more thoroughly discusses how our compensation policies and procedures implement our compensation philosophy and objectives. The Compensation Committee and the Board believe that these policies and procedures are effective in implementing our compensation philosophy and in achieving its objectives.
We currently hold our advisory vote to approve the compensation of our NEOs (“Say-on-Pay vote”) annually. This vote is only advisory and will not be binding upon the Company or the Board. The Board, however, values constructive dialogue on executive compensation and other important governance topics with the Company’s stockholders and encourages all stockholders to vote their shares on this matter. The Company’s stockholders will have an opportunity to cast an advisory vote on the frequency of Say-on-Pay votes at least every six years. The next advisory vote on the frequency of the Say-on-Pay vote will occur no later than our 2023 annual meeting of stockholders.
Our Board recommends that our stockholders approve the compensation of our NEOs as disclosed in this Proxy Statement by voting in favor of the following resolution:
“RESOLVED, that the stockholders of CIRCOR International, Inc. (the “Company”) approve, on an advisory basis, the compensation paid to the Company’s NEOs, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion set forth in the Proxy Statement for the 2021 Annual Meeting of Stockholders.”
Board Recommendation
THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE TO APPROVE THE OVERALL COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS BY VOTING “FOR” THIS RESOLUTION.
Impact of, and Response to, a Vote Against Proposal 3
While this vote is required by law, it will neither be binding on the Company or the Board, nor will it overrule any decision by the Company or the Board, create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, the Company or the Board. However, our Compensation Committee and Board value the opinions expressed by our stockholders in their vote on this Proposal 3 and will consider the outcome of the vote when making future compensation decisions for named executive officers.
Vote Required for Approval; Effect of Abstentions and Broker Non-Votes
A quorum being present, the affirmative vote of a majority of the votes cast at the Annual Meeting is necessary to approve this resolution. Abstentions and broker non-votes will have the effect of reducing the number of affirmative votes required to achieve a majority for this Proposal 3 by reducing the total number of shares from which the majority is calculated.

PROPOSAL 4
APPROVAL OF AMENDMENT TO 2019 STOCK OPTION AND INCENTIVE PLAN
Introduction
At the Annual Meeting, stockholders will be asked to approve an amendment to the 2019 Stock Option and Incentive Plan (the “2019 Plan”), which will increase the number of shares of our Common Stock available for issuance under the 2019 Plan, by 1,000,000 shares, subject to adjustment in the event of stock splits and other similar events. This amendment was adopted, subject to stockholder approval, by the Board of Directors on April 6, 2021. If the amendment to the 2019 Plan is approved by our stockholders, then, subject to adjustment in the event of stock splits and other similar events, the total number of shares of Common Stock that may be issued under the 2019 Plan, as amended, would be 2,000,000 shares. No other changes are being made to the 2019 Plan under this amendment.

The 2019 Plan was originally adopted by our Board of Directors on February 20, 2019 and approved by our stockholders on May 9, 2019. Under the original 2019 Plan, the total number of shares of our Common Stock that may be subject to awards under the 2019 Plan was equal to 1,000,000. As of March 31, 2021, there were 191,185 shares of Common Stock available for issuance under the 2019 Plan.

Why We Are Requesting Stockholder Approval for Additional Shares
The Company believes that incentives and stock-based awards focus employees on the objective of creating stockholder value and promoting the success of the Company, and that incentive compensation plans like the 2019 Plan are an important attraction, retention and motivation tool for participants in the plan. The Board believes that the number of shares currently available under the 2019 Plan does not give the Company sufficient authority and flexibility to adequately provide for future incentives.
The Board is seeking our stockholders’ approval of the amendment to the 2019 Plan because the Board continues to believe that the 2019 Plan is the best way to continue to motivate employees and outside directors to further the growth, development and financial success of the Company. It also allows the Company to attract, motivate and retain the services of employees and outside directors who are essential to our long-term success by offering them an opportunity to own and benefit from the ownership of our Common Stock. The Board believes that the 2019 Plan is a critical part of our pay-for-performance compensation program, and that it reflects an appropriate balance between providing the Company with the flexibility to continue its equity award program over a multi-year period and stockholder dilution considerations. The 2019 Plan aligns executives’ and directors’ interests with those of stockholders.
The Board has determined that an increase in the number of shares of Common Stock available for issuance under the 2019 Plan is necessary to provide a sufficient number of shares for us to grant meaningful long-term incentive compensation to enable our executive officers, other key employees and directors to continue to acquire ownership interests in the Company, in furtherance of the objectives listed above. Accordingly, the Board amended the 2019 Plan to increase the number of shares of Common Stock available for issuance under the 2019 Plan to 2,000,000 shares, subject to stockholder approval at this Annual Meeting. If stockholders do not approve the amendment to the 2019 Plan, the Company will continue to have the authority to grant awards under the existing terms of the 2019 Plan from the shares currently available for issuance under the 2019 Plan. However, if the amendment is not approved, the Company believes that the amount of shares issuable under the 2019 Plan will be exhausted prior to the 2022 Annual Meeting.
Highlights of the 2019 Plan
The 2019 Plan continues to include the following features approved by stockholders that are intended to protect and promote our stockholders’ interests and embody best practices:
•No Liberal Share Recycling. The 2019 Plan prohibits “liberal share recycling.” Under the 2019 Plan, the number of shares available for awards is reduced by (i) shares of Common Stock used to pay the exercise price or tax withholding obligation with respect to an award; (ii) shares of Common Stock subject to stock appreciation rights (“SARs”) that are not issued in connection with the stock settlement of a SAR award; and (iii) shares of Common Stock purchased on the open market with cash proceeds from option exercises.

•No Discounted Stock Options or SARs. The 2019 Plan prohibits granting options or SARs with an exercise price that is less than fair market value on the grant date (except in limited circumstances related to awards that are assumed or substituted in connection with a merger or similar corporate transaction).

•No Repricing of Options or SARs without stockholder approval. The 2019 Plan prohibits the repricing of options or SARs to reduce price per share without prior stockholder approval.

•No Dividends on Unvested Awards. Under the 2019 Plan, dividends or dividend equivalents are only earned to the extent the underlying award is earned and vests.

•Limited Change in Control Acceleration. The 2019 Plan prohibits “single trigger” acceleration of awards to employees in connection with a change in control unless outstanding awards are not assumed or substituted on a substantially equivalent basis. If awards are assumed or substituted, the 2019 Plan permits accelerated vesting if the employee’s employment is terminated by the Company without cause, by a participant for good reason, or due to death or disability within twelve months following a change in control.

On March 31, 2021, the closing price of our Common Stock on the New York Stock Exchange was $34.82. The Company anticipates filing a registration statement on Form S-8 with the SEC to register shares of Common Stock in the aggregate share reserve under the 2019 Plan, subject to and effective upon stockholder approval, as soon as practicable following stockholder approval of the 2019 Plan.
Information Regarding Awards Granted under the 2019 Plan; Dilution, Burn Rate and Overhang
In its determination to approve this amendment to the 2019 Plan, the Board reviewed an analysis prepared by Pearl Meyer, the Compensation Committee’s independent compensation consultant, which included an analysis of certain burn rates, dilution and overhang metrics, peer group market practices and trends, and the costs of the 2019 Plan. Overhand, burn rate and dilution metrics for 2016-2018 are set forth in the table below:

	2020	2019	2018	Average
	(%)	(%)	(%)	(%)
Percentage of Equity-Based Awards Granted to Listed Officers	52%	61%	60%	58%
Burn Rate (unadjusted)(1)	3.09%	2.09%	1.66%	2.28%
Burn Rate (adjusted)(2)	6.17%	3.40%	2.69%	4.09%
Dilution	7.06%	5.49%	5.25%	5.93%
Overhang	9.35%	10.28%	7.74%	9.12%

(1) Full value awards (equity awards other than stock options and stock appreciation rates) are multiplied by 1.0 in calculation.
(2) Full value awards (equity awards other than stock options and stock appreciation rates) are multiplied by 2.0 in calculation.

Description of the 2019 Plan, as Proposed to be Amended
If our stockholders approve the amendment to the 2019 Plan, the 2019 Plan will remain unchanged in all respects other than the increase to the number of shares of our Common Stock available for issuance under the 2019 Plan by 1,000,000 shares, subject to adjustment in the event of stock splits and other similar events. Below is a brief summary of the 2019 Plan. The full text of the 2019 Plan, including the proposed amendment, is attached as Exhibit B to this Proxy Statement, and this discussion is quantified in its entirety by reference to the text of the full 2019 Plan attached to this Proxy Statement.
Share Reserve
The maximum number of shares that may be issued or transferred pursuant to equity awards under the 2019 Plan will equal 2,000,000 shares. Shares issued under awards granted under the 2019 Plan may be authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market or otherwise.
The following rules apply for counting shares against the applicable share limits of the 2019 Plan:

•To the extent that an award is settled in cash or a form other than shares, the shares that would have been delivered had there been no such cash or other settlement will not be counted against the shares available for issuance under the 2019 Plan.
•To the extent that shares are delivered pursuant to the exercise of a stock appreciation right or stock option, the number of underlying shares to which the exercise related shall be counted against the applicable share limits, as opposed to the number of shares actually issued. For example, if a stock option relates to 1,000 shares and is exercised at a time when the payment due to the participant is 150 shares, 1,000 shares shall nevertheless be the net charge against the applicable share limit.
•Except as otherwise provided below, shares that are subject to awards that expire or for any reason are canceled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under the 2019 Plan will again be available for subsequent awards under the 2019 Plan.
•Shares that are exchanged by a participant or withheld by the Company to pay the exercise price of an option or stock appreciation right granted under the 2019 Plan, as well as any shares exchanged or withheld to satisfy the tax withholding obligations related to any award, will not be available for subsequent awards under the 2019 Plan.
•The Company may not increase the applicable share limits of the 2019 Plan by repurchasing shares of the Company’s Common Stock on the market (by using cash received through the exercise of stock options or otherwise). Shares issued in connection with awards that are granted by or become obligations of the Company through the assumption of awards (or in substitution for awards) in connection with an acquisition of another company will not count against the shares available for issuance under the 2019 Plan, and such awards may reflect the original terms of the related award being assumed or substituted for and need not comply with other specific terms of the 2019 Plan.
Maximum Individual Limits
The 2019 Plan imposes annual per-participant award limits for employees. The annual per-participant limits are as follows:

Award(s)	Annual Limit*
Stock Options/SARs	500,000 shares, plus any unused limit from prior years
Restricted Stock and Restricted Stock Units	250,000 shares, plus any unused limit from prior years**
Performance Shares	Value of 250,000 shares, plus any unused limit from prior years
Cash-Based Awards (for 12-month/more than 12-month performance cycle)	$4,000,000/$5,000,000
Other Stock-Based Awards	250,000 shares, plus any unused limit from prior years

*	A “prior year” means a calendar year prior to the year of grant but not earlier than 2019.
**	Excludes restricted stock units issued in connection with the MSPP as discussed below.

Cash-based incentive compensation that participants elect to receive in the form of restricted stock units under the CIRCOR MSPP shall not be subject to these individual limits but shall count towards the share reserve. The Company does not anticipate granting any individual awards at these levels. However, the maximum has been set higher than the Company’s usual grant levels in order to provide flexibility.
Vesting Restrictions
Except with respect to a maximum of five percent (5%) of the shares subject to the 2019 Plan, and except for a provision in an individual award agreement with a participant for an acceleration of vesting in the event of a participant’s death or disability or a change in control, no award will provide for vesting that is any more rapid than vesting on the one year anniversary of the date of grant or, with respect to a performance share award, a performance period that is less than 12 months.
Administration
The Compensation Committee (or a subcommittee thereof) administers the 2019 Plan with respect to persons who are subject to Section 16 of the Exchange Act. The administrator may also delegate to the Chief Executive Officer or other officers the authority to grant awards to employees other than officers subject to Section 16 of the Exchange Act. References to the administrator in this proposal with respect to grant awards in this proposal shall include the Compensation Committee, a subcommittee thereof or any officer acting under a proper delegation of authority by the 2019 Plan.
Eligibility, Limitations and Types of Awards under the 2019 Plan
The 2019 Plan permits the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, stock awards and cash bonus awards.
Employees, directors and consultants of the Company and any of its subsidiaries are eligible to participate in the 2019 Plan. On April 3, 2021, the Company had approximately 3,050 full-time equivalent employees (including 8 executive officers) and eight non-employee directors eligible to participate in the 2019 Plan. The Company expects that it will only make award grants under the 2019 Plan to managerial level and above employees.
Stock Options
Both incentive stock options (“ISOs”) (which are entitled to potentially favorable tax treatment) and nonqualified stock options (“NQSOs”) may be granted under the 2019 Plan. The administrator will determine the vesting schedule and number of shares covered by each stock option granted to a participant. The plan administrator may grant stock options with time-based vesting or vesting upon satisfaction of performance goals and/or other conditions. The stock option exercise price is determined at grant by the plan administrator and must be at least 100% of the fair market value of a share on the date of grant (110% for incentive stock options granted to stockholders who own more than 10% of the total outstanding shares of the Company, its parent or any of its subsidiaries). Consistent with applicable laws, regulations and rules, payment of the exercise price of stock options may be made by cashless exercise or by any other form of payment approved by the Compensation Committee, including a net exercise. The term of a stock option shall not exceed ten years from the date of grant.
Stock Appreciation Rights
The plan administrator may grant SARs under the 2019 Plan. The vesting schedule and number of shares covered by each SAR granted to a participant will be determined by the plan administrator. The plan administrator may grant SARs with time-based vesting or vesting upon satisfaction of performance goals and/or other conditions. The exercise price of a SAR will be established by the plan administrator and may not be less than 100% of the fair market value of a share on the date of grant. Upon exercise of a SAR, the participant will receive payment from the Company in an amount determined by multiplying (a) the difference between (i) the fair market value of a share on the date of exercise and (ii) the base price times (b) the number of shares with respect to which the SAR is exercised. SARs may be paid in cash, shares, or any combination of both, as determined by the plan administrator, in its sole discretion, at the time of grant. The term of a SAR shall not exceed ten years from the date of grant.
Restricted Stock and Restricted Stock Units
The plan administrator may award restricted stock or restricted stock units under the 2019 Plan. Restricted stock awards consist of shares of stock that are transferred to the participant subject to restrictions that may result in forfeiture if specified conditions are not satisfied. Restricted stock unit awards result in the transfer of shares of stock to the participant only after specified conditions are satisfied. A holder of restricted stock is treated as a current stockholder and is entitled to dividend and voting rights, whereas the holder of a restricted stock unit is treated as a stockholder with respect to the award only when the shares are delivered in the future. The plan administrator may grant these awards with time-based vesting or vesting upon satisfaction of performance goals and/or other conditions. The plan administrator may provide for dividend equivalents on restricted stock units awarded under the 2019 Plan based on the amount of dividends paid on outstanding shares of Common Stock. When the participant satisfies the conditions of a restricted stock unit award, the Company may settle the award (including any related dividend equivalent rights) in shares, cash or any combination of both, as determined by the plan administrator, in its sole discretion, at the time of grant.
Performance Shares
Performance share awards may be granted under the 2019 Plan. Performance shares will have an initial value that is based on the fair market value of the stock as of the date of grant. Such awards will be earned only if performance goals over performance periods established by or under the direction of the administrator are met.

Other Stock-Based Awards
The administrator may grant equity-based or equity-related awards other than options, SARs, restricted stock, restricted stock units or performance shares. The terms and conditions of each stock-based award shall be determined by the administrator. Payment under any other stock-based award will be made in shares or cash, as determined by the administrator.
Dividend Equivalent Rights
The administrator may grant participants dividend equivalent rights as part of another award or as a freestanding award. Dividend equivalent rights entitle their holders to credits based on cash dividends that would have been paid on the shares specified in the dividend equivalent right (or the award to which it relates) if those shares were held by the participant. Dividend equivalents shall be paid in cash or reinvested in additional shares at fair market value on the date of reinvestment or another price determined under any dividend reinvestment plan sponsored by the Company. A dividend equivalent right granted as part of another award may be settled on settlement, payment or lapse of restrictions on that award and be forfeited under the same conditions as that award, or may have terms or conditions different from that award. Any dividends or dividend equivalents with respect to a Full Value Award that are subject to performance-based vesting requirements will be subject to the same performance-based vesting requirements as the underlying award to which they relate.
Cash-Based Awards
The administrator may grant cash-based awards under the 2019 Plan that specify the amount of cash to which the award pertains, the conditions under which the award will be vested and exercisable or payable, and such other conditions as the administrator may determine that are consistent with the terms of the 2019 Plan. Although based on a specified amount of cash, cash-based awards may be paid, in the administrator’s discretion, either in cash or by the delivery of shares. The administrator shall determine the appropriate performance goals for cash awards granted under the 2019 Plan.
Performance Based Awards Settled in Stock
Awards under the 2019 Plan may be made subject to performance conditions as well as time-vesting conditions. Performance-based awards that are payable in cash may also be granted under the 2019 Plan subject to the individual maximum limits described above. Performance conditions under the 2019 Plan shall utilize such performance criteria as the administrator determines in its sole discretion are appropriate to incentivize and motivate participants, and, under the 2019 Plan, any criteria used may be measured, as applicable, (a) in absolute terms, (b) in relative terms (including but not limited to, the passage of time and/or against other companies or financial metrics), (c) on a per share and/or share per capita basis, (d) against the performance of the Company as a whole or against particular entities, segments, operating units or products of the Company and/or (e) on a pre-tax or after tax basis. Awards may be granted under the 2019 Plan without regard to performance goals.
The 2019 Plan permits the Committee to grant performance awards in its discretion. A performance award is an award that is subject to the attainment of one or more performance targets during a specified period. As a result of the repeal of the “performance-based” compensation exception to Section 162(m) of the Code, compensation in excess of $1 million paid to certain “covered employees” of the Company will not be deductible, even if the compensation is paid based upon the attainment of one or more performance goals. Notwithstanding the change in law, the Committee continues to believe that compensation should be performance-based and reward achievement of performance goals that enhance stockholder value, and therefore, the Committee expects to continue to grant performance awards.
The Committee has discretion to determine the performance goals applicable to performance awards, and may adjust or modify the performance goals as it deems to be equitable if the Committee determines after the performance goals have been established that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the performance goals unsuitable. The Committee shall also have the right in its sole discretion to increase or decrease the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance during the period subject to a performance goal.
No Repricing
In no case (except due to an adjustment to reflect a stock split or other event referred to under “Adjustments” below, and except for any repricing that may be approved by stockholders) will the plan administrator (a) amend an outstanding stock option or stock appreciation right to reduce the exercise price or base price of the award, (b) cancel, exchange, or surrender an outstanding stock option or stock appreciation right in exchange for cash or other awards for the purpose of repricing the award, or (c) cancel, exchange, or surrender an outstanding stock option or stock appreciation right in exchange for an option or stock appreciation right with an exercise or base price that is less than the exercise or base price of the original award.
Transferability of Awards
Except as described below, awards under the 2019 Plan generally are not transferable by the recipient other than by will or the laws of descent and distribution and are generally exercisable, during the recipient’s lifetime, only by the recipient. Any amounts payable or shares issuable pursuant to an award generally will be paid only to the recipient or the recipient’s beneficiary or representative. The plan administrator has discretion, however, to establish written conditions and procedures for the transfer of awards to other persons or entities, provided that such transfers comply with applicable federal and state securities laws and are not made for value (other than nominal value or certain transfers to family members).
Corporate Transactions
Generally, and subject to limited exceptions set forth in the 2019 Plan, if the Company dissolves or undergoes certain corporate transactions such as a merger, business combination or other reorganization, or a sale of substantially all of its assets and the surviving entity or an affiliate does not permit all awards then-outstanding under the 2019 Plan to be assumed or substituted, the administrator may accelerate the vesting of unvested awards and/or cancel vested awards will terminate or be terminated in such circumstances, unless the plan administrator provides for the assumption, substitution or other continuation of the award as the Compensation Committee deems appropriate. The treatment of awards upon a corporate transaction may vary among participants and types of awards in the Compensation Committee’s sole discretion.
Adjustments
As is customary in incentive plans of this nature, each share limit and the number and kind of shares available under the 2019 Plan and any outstanding awards, as well as the exercise or purchase prices of awards, and performance targets under certain types of performance-based awards, are subject to adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, stock splits, stock dividends, or other similar events that change the number or kind of shares outstanding, and extraordinary dividends or distributions of property to the stockholders.
Amendment and Termination
The Board may amend the 2019 Plan at any time and for any reason, provided that any such amendment will be subject to stockholder approval to the extent required by applicable laws, regulations or rules. The Board may terminate the 2019 Plan at any time and for any reason. Unless terminated earlier by the Board, the 2019 Plan will terminate ten years from the date of Board approval, subject to any extension that may be approved by the Board and the stockholders prior to or on such date. The termination or amendment of the 2019 Plan may not adversely affect any award previously made under the 2019 Plan.
Recoupment/Clawback Policy
Awards granted under the 2019 Plan will be subject to any provisions of applicable law providing for the recoupment or clawback of incentive compensation, such as provisions imposed pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act; the terms of any Company recoupment, clawback or similar policy in effect at the time of grant of the award; and any recoupment, clawback or similar provisions that may be included in the applicable award agreement.
New Plan Benefits
We cannot currently determine the benefits or number of shares subject to stock awards that may be granted in the future to executive officers, directors and employees under the 2019 Plan because awards under the 2019 Plan are determined by our Board, in its discretion. Accordingly, in lieu of providing the information regarding benefits that will be received under the 2019 Plan, the following table sets forth information regarding the total number of shares of Common Stock subject to awards granted under the 2019 Plan from the inception of the plan through March 31, 2021. For performance-based restricted stock units (“PSUs”) granted under our LTI Plan, the number of shares presented is based on achieving the maximum level of performance, even though the actual share payout for these awards may be less than the maximum number below. These share numbers do not include shares underlying grants that have been cancelled or expired unexercised, and the numbers do not include equity grants under any other Company plan.

Name and Position(1)	Number of Shares Underlying Options	Number of Restricted Stock Units	Number of PSUs
Scott Buckhout, President & CEO	0	106,806	143,274
Abhishek Khandelwal, Senior Vice President, Chief Financial Officer	0	6,057	6,057
Sumit Mehrotra, President, Industrial Group	0	13,791	13,790
Tony Najjar, President, Aerospace & Defense Group	0	13,791	13,790
Arjun Sharma, Senior Vice President, Business Development	0	14,994	14,993
Gregory Bowen, Former Senior Vice President, Chief Accounting Officer	0	0	0
Chadi Chahine, Former Senior Vice President, Chief Financial Officer	0	0	0
Lane Walker, Former President, Energy Group	0	0	0
All current executives officers, as a group	0	170,250	204,977
All current directors who are not executive officers, as a group	0	59,567	0
Each non-employee nominee for election as a director
Samuel R. Chapin	0	7,871	0
David F. Dietz	0	7,871	0
Tina M. Donikowski	0	7,871	0
Bruce Lisman	0	7,871	0
John (Andy) O'Donnell	0	7,871	0
All employees, including all current officers who are not executive officers	0	275,237	3,298
(1) No awards have been granted under the 2019 Plan to associates of the Company’s directors, executive officers or director nominees, and no person has received five percent or more of the awards granted under the 2019 Plan.

Securities Authorized for Issuance under Equity Compensation Plans
The following table provides information, as of December 31, 2020, concerning shares issuable under the Company’s equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants & rights	Weighted-average exercise price of outstanding options, warrants & rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity Compensation plans approved by security holders	1,217,199(1)	$31.92(3)	457,953
Equity compensation plans not approved by security holders	194,511(2)	$10.89(3)	N/A
Total	1,411,710	$23.61	457,953

(1)	Reflects 15,460 stock options granted under the Company’s Amended and Restated 1999 Stock Option and Incentive Plan; 501,325 stock options and 167,047 restricted stock units granted under the Company’s 2014 Stock Option and Incentive Plan; and 533,367 restricted stock units granted under the Company’s 2019 Stock Option and Incentive Plan.;
(2)
Reflects 150,000 stock options issued as an inducement equity award to our President and CEO on April 9, 2013 and 44,511 restricted stock units issued as an inducement equity award to our SVP and CFO on April 2, 2020. These awards were granted pursuant to the inducement award exemption under Section 303A.08 of the NYSE Listed Company Manual. Details of this grant, including vesting terms, are set forth in Note 13, Share-Based Compensation, of the consolidated financial statements included in this Annual Report.

(3)	The weighted-average exercise price does not take into account the shares issuable upon vesting of outstanding restricted stock units, which have no exercise price.

Material U.S. Federal Income Tax Consequences
The following discussion summarizes the material U.S. federal tax treatment of awards granted under the 2019 Plan based on the federal tax laws currently in effect. The rules governing the tax treatment of awards are technical and the following discussion is necessarily general in nature and does not purport to be complete. The summary expressly does not discuss the income tax laws of any state, municipality, or non-U.S. taxing jurisdiction. The statutory provisions and interpretations described below are, of course, subject to change, and their application may vary in individual circumstances. The following is not intended or written to be used, and cannot be used, for the purposes of avoiding taxpayer penalties. Because individual circumstances may vary, the Company advises all participants to consult their own tax advisor concerning the tax implications of awards granted under the 2019 Plan.
Nonqualified Stock Options
If an optionee is granted nonqualified stock options under the 2019 Plan, the optionee will not have taxable income on the grant of the option, nor will CIRCOR be entitled to any deduction. Generally, on exercise of nonqualified stock options, an optionee will recognize ordinary income, and CIRCOR will be entitled to a deduction (subject to the limit under Section 162(m) of the Code discussed below), in an amount equal to the difference between the exercise price and the fair market value of the common stock on the date of exercise. The holder’s basis for the common stock for purposes of determining gain or loss on subsequent disposition of the shares acquired upon exercise generally will be the fair market value of the common stock on the date the option is exercised. Any subsequent gain or loss will be generally taxable as capital gains or losses.
Incentive Stock Options
There is no taxable income to an optionee who is granted an incentive stock option under the 2019 Plan, or when that option is exercised. However, the amount by which the fair market value of the common stock at the time of exercise exceeds the exercise price will be an “item of tax preference” for the optionee. The sale of common stock acquired upon exercise of an option that satisfies all of the incentive stock option requirements, including the holding periods described below, will result in a long-term capital gain or loss equal to the difference between the amount realized on sale and the exercise price of the option. To receive this treatment, the optionee must have been an employee of CIRCOR (or certain of its subsidiaries) at all times during the period beginning on the date the incentive stock option was granted and ending on the date three months before the date of exercise, and the optionee must not have disposed of the common stock acquired upon exercise of the option either (A) within two years after the date of grant of the incentive stock option or (B) within one year of the date of exercise. If the shares of common stock are sold or otherwise disposed of before the end of the one-year and two-year periods specified above, the difference between the exercise price and the fair market value of the common stock on the date of the option’s exercise will be taxed at ordinary income rates, and CIRCOR will be entitled to a deduction to the extent of the optionee’s ordinary income (subject to the limit under Section 162(m) of the Code discussed below). An incentive stock option exercised more than three months after an optionee retires, other than by reason of death or disability, will be taxed as a nonqualified stock option, and the optionee will have been deemed to have received income upon exercise that is taxable at ordinary income rates. CIRCOR will be entitled to a tax deduction equal to the ordinary income, if any, realized by the optionee (subject to the limit under Section 162(m) of the Code discussed below). The aggregate fair market value of common stock (determined at the time of grant) with respect to which incentive stock options can be exercisable for the first time by an optionee during any calendar year cannot exceed $100,000. Any excess will be treated as a nonqualified stock option.
Restricted Stock
An award holder will generally not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a holder will have compensation income on the date of grant equal to the value of the stock less the purchase price and, when the stock is sold, the holder will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the holder does not make an 83(b) election, then when the stock vests the holder will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the holder will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Generally, any capital gain or loss will be long-term if the holder held the stock for more than one year and otherwise will be short-term. The holding period for purposes of capital gain or loss generally will commence on the date of vesting (or, if an 83(b) election is made, the date of grant).
Restricted Stock Units
An award holder will not have income upon the grant of an RSU award. A holder is not permitted to make a Section 83(b) election with respect to an RSU award. When the RSU vests, the holder will have compensation income on the vesting date in an amount equal to the fair market value of the stock on the vesting date less the purchase price, if any. When the stock acquired upon settlement of an RSU award is sold, the holder will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Generally, any capital gain or loss will be long-term if the holder held the stock for more than one year and otherwise will be short-term.
Performance Awards Settled in Cash or Stock
An award holder will generally recognize taxable ordinary income on the amount of cash paid to, or value of stock received by, the award holder under a performance award (including a performance stock unit award), and CIRCOR will generally be entitled to a corresponding deduction (subject to the limit under Section 162(m) of the Code discussed below).
Dividend Equivalents
An award holder will generally recognize taxable ordinary income on dividend equivalents as they are paid, and CIRCOR will generally be entitled to a corresponding deduction (subject to the limit under Section 162(m) of the Code discussed below).
Stock Payments
An award holder will generally recognize taxable ordinary income on the fair market value of the stock delivered as payment of bonuses or other compensation under the 2019 Plan, and CIRCOR will generally be entitled to a corresponding deduction.
Deferred Stock Units
An award holder will generally recognize taxable ordinary income on the fair market value of the shares of stock on the date such shares are delivered under a deferred stock unit award, and CIRCOR will generally be entitled to a corresponding deduction (subject to the limit under Section 162(m) of the Code discussed below).
Stock Appreciation Rights
No taxable income is realized on the receipt of a stock appreciation right, but on exercise of the stock appreciation right the fair market value of the Common Stock (or cash in lieu of Common Stock) received must be treated as compensation taxable as ordinary income to the award holder in the year of the exercise. CIRCOR will be entitled to a deduction for compensation paid in the same amount which the award holder realized as ordinary income (subject to the limit under Section 162(m) of the Code discussed below).
Section 16(b)
Any of our officers and outside directors subject to Section 16(b) of the Exchange Act may be subject to Section 16(b) liability as a result of special tax rules regarding the income tax consequences concerning their awards under the 2019 Plan.
Parachute Payments
In the event that the payment of any award under the 2019 Plan is accelerated because of a change in ownership (as defined in Section 280G(b)(2) of the Code) and such payment of an award, either alone or together with any other payments made to certain participants, constitutes parachute payments under Section 280G of the Code, then, subject to certain exceptions, a portion of such payments would be nondeductible to the Company and the participant would be subject to a 20% excise tax on such portion.
Section 409A of the Code
Section 409A of the Code provides that all amounts deferred under a nonqualified deferred compensation plan are includible in a participant’s gross income to the extent such amounts are not subject to a substantial risk of forfeiture, unless certain requirements are satisfied. If the requirements are not satisfied, in addition to current income inclusion, interest at the underpayment rate plus 1% will be imposed on the participant’s underpayments that would have occurred had the deferred compensation been includible in gross income for the taxable year in which first deferred or, if later, the first taxable year in which such deferred compensation is not subject to a substantial risk of forfeiture. The amount required to be included in income is also subject to an additional 20% tax. While most awards under the 2019 Plan are anticipated to be exempt from the requirements of Section 409A of the Code, awards that are not exempt are intended to comply with Section 409A of the Code.

Section 162(m) of the Code
In general, under Section 162(m) of the Code, income tax deductions of publicly held corporations may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises and non-qualified benefits) for certain executive officers exceeds $1.0 million (less the amount of any “excess parachute payments” as defined in Section 280G of the Code) in any taxable year of the corporation. The exception for qualified “performance-based” compensation was eliminated by the Tax Cuts and Jobs Act for tax years beginning on or after January 1, 2018. Under the Tax Cuts and Jobs Act, the term "covered employee” now includes any individual who served as the chief executive officer or chief financial officer at any time during the taxable year and the three other most highly compensated officers for the taxable year. Once an individual becomes a covered employee, that individual will remain a covered employee for all future years, including after termination or death.
The foregoing is only a summary of the effect of federal income taxation upon the participant and CIRCOR with respect to the awards granted under the 2019 Plan. It does not purport to be complete and does not discuss the tax consequences arising in the context of a participant’s death or the income tax laws of any municipality, state or foreign country in which the participant’s income or gain may be taxable.
Board Recommendation
THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO APPROVE THE AMENDMENT TO THE 2019 PLAN.
Vote Required for Approval; Effect of Abstentions and Broker Non-Votes
A quorum being present, the affirmative vote of a majority of the votes cast at the Annual Meeting is necessary to approve the amendment to the 2019 Plan. Abstentions will have the same effect as a vote against this Proposal. Broker non-votes will have the effect of reducing the number of affirmative votes required to achieve a majority for this Proposal 4 by reducing the total number of shares from which the majority is calculated.

EXPENSES OF SOLICITATION
The Company will pay the entire expense of soliciting proxies on behalf of the Board for the Annual Meeting. In addition to solicitations by mail and via the Internet, certain directors, officers and employees of the Company (who will receive no compensation for their services other than their regular compensation) may solicit proxies by mail, telephone, email or personal interview. Banks, brokerage houses, custodians, nominees and other fiduciaries have been requested to forward proxy materials to the beneficial owners of shares held of record by them and such custodians will be reimbursed for their expenses.
The Company has engaged MacKenzie Partners, Inc. (“MacKenzie”), a proxy solicitation firm, to assist in the solicitation of proxies from stockholders in connection with the Annual Meeting for a fee of approximately $12,500, plus reimbursement of expenses.
SUBMISSION OF STOCKHOLDER PROPOSALS FOR
ANNUAL MEETING IN 2022
Stockholder proposals intended to be presented at the annual meeting of stockholders to be held in 2022 must be received by the Company on or before December 15, 2021 in order to be considered for inclusion in the Company’s Proxy Statement and form of proxy for that meeting. These proposals must also comply with the rules of the SEC governing the form and content of proposals in order to be included in the Company’s Proxy Statement and form of proxy.
In addition, a stockholder who wishes to present a proposal or director nomination at the annual meeting of stockholders to be held in 2022 must deliver the proposal or nomination to the Company so that it is received not earlier than January 25, 2022 and not later than February 24, 2022 to be considered at that annual meeting. The Company’s bylaws provide that any stockholder of record wishing to have a stockholder proposal or director nomination considered at an annual meeting must provide written notice of such proposal, or nomination of a director for election, and appropriate supporting documentation, as set forth in the By-Laws, to the Company at its principal executive office not less than 90 days nor more than 120 days prior to the first anniversary of the date of the preceding year’s annual meeting. In the event, however, that the annual meeting is scheduled to be held more than 30 days before such anniversary date or more than 60 days after such anniversary date, notice must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day after the date of public disclosure of the date of such meeting is first made. Proxies solicited by the Board will confer discretionary voting authority with respect to stockholder proposals, subject to SEC rules governing the exercise of this authority.
Any stockholder proposals should be mailed to: Corporate Secretary, CIRCOR International, Inc., 30 Corporate Drive, Suite 200, Burlington, MA 01803.
“HOUSEHOLDING” OF ANNUAL MEETING MATERIALS
The SEC permits companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy materials with respect to two or more security holders sharing the same address by delivering a single paper copy of the Proxy Statement and annual report addressed to those security holders. This process, which is commonly referred to as “householding,” potentially means extra convenience for security holders and cost savings for companies. This year, a number of brokers with account holders who are the Company’s stockholders will be “householding” proxy materials. A single paper copy of the Proxy Statement and annual report will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from an affected stockholder. If, at any time, a stockholder no longer wishes to participate in “householding” and would prefer to receive a separate Proxy Statement, and/or annual report, please notify the broker. Upon written request to the Corporate Secretary at the Company’s corporate headquarters at 30 Corporate Drive, Suite 200, Burlington, MA 01803 or via telephone at (781) 270-1200, the Company will promptly deliver a separate copy of the Proxy Statement and/or annual report. Stockholders who share the same address, and currently receive multiple copies of the Proxy Statement and/or annual report and would like to request “householding” of such information should contact their broker or the Company.
DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires our executive officers, directors and the holders of more than 10% of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. To our knowledge, based solely on a review of our records and written representations by the persons required to file these reports, all filing requirements of Section 16(a) were satisfied on a timely basis with respect to Fiscal Year 2020, with the exception of a late Form 4 filing by each of Jessica Wenzell and Amit Goal to report the grant of RSUs.

OTHER MATTERS
The Board does not know of any matters other than those described in this Proxy Statement that will be presented for action at the Annual Meeting. If other matters are duly presented, proxies will be voted in accordance with the best judgment of the proxy holders.
WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE VOTE AS SOON AS POSSIBLE. YOU ARE URGED TO DATE, SIGN AND RETURN YOUR PROXY CARD IN THE ENVELOPE PROVIDED TO YOU, OR TO VOTE BY INTERNET OR BY TELEPHONE AS DESCRIBED IN THIS PROXY STATEMENT, EVEN IF YOU PLAN TO VIRTUALLY ATTEND THE ANNUAL MEETING, SO THAT YOUR SHARES CAN BE VOTED REGARDLESS OF WHETHER YOU ATTEND THE ANNUAL MEETING. YOUR PROXY IS REVOCABLE UNTIL THE TIMES SET FORTH IN THIS PROXY STATEMENT AND, IF YOU ATTEND THE ANNUAL MEETING ONLINE, YOU MAY VOTE DURING THE MEETING EVEN IF YOU HAVE PREVIOUSLY COMPLETED YOUR PROXY.

Annual Meeting of CIRCOR International, Inc.
May 25, 2021
12:00 PM EDT

EXHIBIT A

CIRCOR INTERNATIONAL, INC.
RECONCILIATION OF KEY PERFORMANCE MEASURES TO COMMONLY USED GENERALLY ACCEPTED ACCOUNTING PRINCIPLE MEASURES
(Dollars in Millions, except per share amounts)
UNAUDITED

Reconciliation of GAAP Revenue to Achievement Revenue
	GAAP Revenue	Fx (a)	Refinery Valves Revenue	Other (b)	Achieved
A&D	267.8	(2.5)		—	265.3
Industrial	505.5	(9.6)	(95.1)	(4.9)	395.9
Total	773.3

Reconciliation of Adjusted Operating Income to Achievement AOI
	Adjusted Operating Income	Fx (a)	Refinery Valves AOI	Other	Achieved
A&D	59.1	(0.6)		—	58.5
Industrial	39.8	(1.2)	(9.9)	—	28.7

Reconciliation of Free Cash Flow to GAAP Operating Cash Flow
	Free Cash Flow	Capital Expenditures, net	GAAP Operating Cash Flow
A&D	49.2
Industrial	45.8
Refinery Valves	7.2
Corporate	(137.5)
Total	(35.2)	12.5	(22.7)

Reconciliation of GAAP Operating Margin to Adjusted Operating Margin
GAAP Operating Margin	(7.8)%
Restructuring related inventory charges (recoveries)	—%
Restructuring charges (recoveries), net	0.6%
Acquisition amortization	5.5%
Acquisition depreciation	0.5%
Special (recoveries) charges, net	(5.1)%
Goodwill impairment charge	15.0%
Adjusted Operating Margin	8.7%

Reconciliation of Free Cash Flow to Adjusted Measurement Cash Flow
Free Cash Flow	(35.3)
Cash Used in Discontinued Operations	14.6
Cash Income Taxes Paid	13.1
Cash paid for Special Charges	14.3
Cash paid for Restructuring	8.6
Adjusted Measurement Cash Flow	15.3

(a)	Adjustment removes the impact of changes in foreign exchange rates on the performance metric.
(b)	Revenue for partial quarter ownership of sold businesses are not considered in the performance metric (Instrumentation & Sampling)

EXHIBIT B
PROPOSED
AMENDMENT NO. 1 TO THE
CIRCOR INTERNATIONAL, INC.
2019 STOCK OPTION AND INCENTIVE PLAN

This Amendment No. 1 to the CIRCOR International, Inc. 2019 Stock Option and Incentive Plan (this “Amendment”) is made and entered into as of May 25, 2021, by CIRCOR International, Inc., a Delaware corporation (“Company”).
RECITALS
WHEREAS, Company maintains the CIRCOR International, Inc. 2019 Stock Option and Incentive Plan (the “Plan”), and the Plan is currently in effect;
WHEREAS, Section 18.1 of the Plan authorizes Company’s Board of Directors (“Board”) to amend the Plan, subject to certain limitations, including stockholder approval for amendments to increase the number of shares of the Company’s common stock (the “Shares”) available for Awards (as defined in the Plan); and
WHEREAS, on April 6, 2021, the Board approved an increase to the number of Shares reserved for issuance under the Plan by 1,000,000 Shares to a total of 2,000,000 Shares, subject to approval of this Amendment by a majority of the Company’s stockholders entitled to vote at a meeting of the Company’s stockholders.
NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended as follows, subject to and effective as of the date of stockholder approval of this Amendment.
1.Section 3.2(a) of the Plan is hereby amended by increasing the Share reference in such section from 1,000,000 to 2,000,000 (an increase of 1,000,000 Shares in the overall reserve available for Awards), so that the first sentence of such section reads in its entirety as follows: “(a) Subject to the adjustments as provided in Section 13 below, the maximum aggregate number of Shares that may be issued pursuant to Awards is 2,000,000 Shares.”
2.Except as expressly modified by this Amendment, the Plan remains in full force and effect pursuant to its terms. All references to the Plan in other documentation shall be deemed to be a reference to the Plan as amended by this Amendment.
3.This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware without reference to the conflict of laws provisions thereof.
The foregoing is hereby acknowledged as being the Amendment No. 1 to the Plan as adopted by the Board on April 6, 2021, subject to approval by a majority of the Company’s stockholders entitled to vote at a meeting of the Company’s stockholders.
CIRCOR International, Inc.
By:     _________________________________
    [Name, Title]

CIRCOR INTERNATIONAL, INC.

2019 STOCK OPTION AND INCENTIVE PLAN
1.Establishment, Purpose and Duration. CIRCOR International, Inc. (referred to below as the “Company”) hereby establishes a long-term incentive compensation plan to be known as the 2019 Stock Option and Incentive Plan (hereinafter referred to as the “Plan”), as set forth in this document. The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Shares, Restricted Stock Units, Performance Share Awards, Dividend Equivalent Rights, Other Stock-Based Awards and Cash-Based Awards. The Plan shall become effective upon being approved by shareholders (the “Effective Date”). The purpose of the Plan is to provide a means through which the Company and its Subsidiaries may attract and retain key personnel and to provide a means whereby current and prospective directors, officers, employees, consultants and advisors of the Company and its Subsidiaries can acquire and maintain an equity interest in the Company, or be paid incentive compensation, which may (but need not) be measured by reference to the value of the Shares, thereby aligning their interests with the long-term success of the Company’s shareholders. Unless sooner terminated as provided herein, the Plan shall terminate ten (10) years from the Effective Date. After the Plan is terminated, no further Awards may be granted but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and the Plan’s terms and conditions.
2.Definitions. As used in the Plan, the following terms shall be defined as set forth below:
2.1    “Act” means the Securities Exchange Act of the 1934, as amended. Any reference in the Plan to any section of (or rule promulgated under) the Act shall be deemed to include any rules, regulations or other interpretative guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations or guidance.
2.2    “Administrator” is defined in Section 4.1.
2.3    “Award” or “Awards” means, individually or collectively, except where referring to a particular category of grant under the Plan, a grant under the Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Shares, Restricted Stock Units, Performance Share Awards, Cash-Based Awards, Dividend Equivalent Rights or Other Stock-Based Awards, in each case subject to the terms of the Plan.
2.4    “Award Agreement” means an agreement or other instrument setting forth the terms and conditions of an Award that has been duly authorized and approved by the Administrator or its designee. An Award Agreement may be in an electronic medium (including email or the posting on a website maintained by the Company or a third party under contract with the Company), may be limited to a notation on the Company’s books and records and, if approved by the Administrator, need not be signed by a representative of the Company or a Participant.
2.5    “Base Price” means the price to be used as the basis for determining the Spread upon the exercise of a Stock Appreciation Right.
2.6    “Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Act.
2.7    “Board” means the Board of Directors of the Company.
2.8    “Cash-Based Award” means an Award granted to a Participant as described in Section 12.
2.9    “Change in Control” shall mean the earliest to occur of the following events:
(a)    Any one person or more than one person acting as a group (as determined in accordance with Section 1.409A-3(i)(5)(v)(B) of the regulations promulgated under the Code) (a “Person”) is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding voting securities generally entitled to vote in the election of directors of the Company, provided, however, that no Change in Control will be deemed to have occurred as a result of a change in ownership percentage resulting solely from an acquisition of securities by the Company or a transaction described in clause (i) of paragraph (b) below;
(b)    there is consummated a Merger of the Company with any other business entity, other than (i) a Merger which would result in the securities of the Company generally entitled to vote in the election of directors of the Company outstanding immediately prior to such Merger continuing to represent (either by remaining outstanding or by being converted into such securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding such securities under an employee benefit plan of the Company or any Subsidiary at least 50% (fifty percent) of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such Merger, generally entitled to vote in the election of directors of the Company or such surviving entity or any parent thereof and, in the case of such surviving entity or any parent thereof, of a class registered under Section 12 of the Act, or (ii) a Merger effected to implement a recapitalization of the Company (or similar transaction) in which no new Person is or becomes a Beneficial Owner, directly or indirectly, of the Company’s then outstanding voting securities generally entitled to vote in the election of directors of the Company; or
(c)    the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated the sale or disposition by the Company of all or substantially all of the Company’s assets on a consolidated basis, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity where the outstanding securities generally entitled to vote in the election of directors of the Company immediately prior to the transaction continue to represent (either by remaining outstanding or by being converted into such securities of the surviving entity or any parent thereof) fifty percent (50%) or more of the combined voting power of the outstanding voting securities of any such entity generally entitled to vote in such entity’s election of directors immediately after such sale and of a class registered under Section 12 of the Act.
2.10    “Code” means the Internal Revenue Code of 1986, as amended from time to time. Reference in the Plan to any section of the Coke shall be deemed to include any regulations or other interpretive guidance under such section, and any amendments or successor provisions to such section, regulations or guidance.
2.11    “Committee” means the committee of the Board described in Section 4.
2.12    “Consultant” means any natural person, including an advisor, engaged by the Company or any Subsidiary to render bona fide services to such entity (other than in connection with the offer or sale of securities in a capital-raising transaction or to promote or maintain a market for the Company’s securities).
2.13    “Company” means CIRCOR International, Inc. or its successor.
2.14    “Dividend Equivalent Right” means Awards granted pursuant to Section 10.
2.15    “Effective Date” means the date on which the Company’s shareholders first approve the Plan.
2.16    “Eligible Persons” means Employee, Non-Employee Director or Consultant.
2.17    “Employee” means any person designated as an employee of the Company or any of its or their Subsidiaries on the payroll records thereof.
2.18    “Family Member” means a Participant’s spouse, parents, children and grandchildren.
2.19    “Fair Market Value” means a price that is based on the opening, closing, actual, high, low, or average selling prices of a Share reported on the New York Stock Exchange or other established stock exchange (or exchanges) on the applicable date, the preceding trading day, the next succeeding trading day, an average of trading days or on any other basis consistent with the requirements of the stock rights exemption under Section 409A of the Code using actual transactions involving Shares, as determined by the Administrator in its discretion. In the event Shares are not publicly determined at the time a determination of their value is required to be made hereunder, the determination of their Fair Market Value shall be made by the Administrator in such manner as it deems appropriate. Such definition(s) of Fair Market Value shall be specified in each Award Agreement and may differ depending on whether Fair Market Value is in reference to the grant, exercise, vesting, settlement, or payout of an Award; provided, however, that upon a broker-assisted exercise of an Option, the Fair Market Value shall be the price at which the Shares are sold by the broker.
2.20    “Grant Date” means the date specified by the Administrator on which a grant of an Award shall become effective, which shall not be earlier than the date on which the Administrator takes action with respect thereto.
2.21    “Incentive Stock Option” means any Option that is intended to qualify as an “incentive stock option” under Section 422 of the Code or any successor provision.
2.22    “Non-employee Director” means a member of the Board of the board of directors of a Subsidiary who is not an Employee.
2.23    “Nonqualified Stock Option” means an Option that is not intended to qualify as an Incentive Stock Option.
2.24    “Option” means any option to purchase Shares granted under Section 5.
2.25    “Option Price” means the purchase price payable upon the exercise of an Option.
2.26    “Other Stock-Based Awards” means an equity-based or equity-related Award not otherwise described by the terms of this Plan granted under Section 11.
2.27    “Participant” means an Employee, Non-Employee Director or a Consultant who is selected by the Administrator to participate in the Plan and to receive one or more Awards hereunder, provided that only Employees shall be eligible to receive grants of Incentive Stock Options.
2.28    “Performance Cycle” means one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Criteria will be measured for the purpose of determining a grantee’s right to and the payment of a Restricted Share Award, Restricted Stock Unit, Performance Share Award or Cash-Based Award.
2.29    “Performance Criteria” means the criteria that the Administrator selects in its sole discretion for purposes of establishing the Performance Goal or Performance Goals for a Participant with respect to the Performance Cycle for an Award. The Performance Criteria may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or an organizational level specified by the Administrator, including, but not limited to, a Subsidiary or unit, division, group of the Company or a Subsidiary. Performance Criteria may be measured on an absolute or relative basis, including but not limited to performance as measured against a group of peer companies or by a financial market index.
2.30    “Performance Goals” means, with respect to a Restricted Share Award, a Restricted Stock Unit Award, a Performance Share Award or a Cash-Based Award, the specific goal or goals established in writing by the Administrator for the Performance Cycle applicable to such Award.
2.31    “Performance Share Award” means an Award denominated in either Shares or units granted subject to Performance Goals pursuant to Section 9.
2.32    “Plan” shall have the meaning set forth in Section 1 above.
2.33    “Restricted Period” means a period of time established under Section 8 with respect to Restricted Stock Units.
2.34    “Restricted Shares” means Shares granted under Section 7 subject to a substantial risk of forfeiture.
2.35    “Restricted Stock Unit” means an Award pursuant to Section 8 of the right to receive Shares at the end of a specified period.

2.36    “Shares” means the shares of the Company’s common stock, par value $.01 per share (and any stock or other securities into which such common stock may be converted or into which it may be exchanged). Shares issued under Awards may be authorized but unissued or reacquired common stock, including shares repurchased by the Company on the open market or otherwise.
2.37    “Spread” means, in the case of a Stock Appreciation Right, the amount by which the Fair Market Value on the date when any such right is exercised exceeds the Base Price specified in such right.
2.38    “Stock Appreciation Right” means a right granted under Section 6.
2.39    “Subsidiary” means any corporation or other entity (other than the Company) in which the Company has a controlling interest, either directly or indirectly.
2.40    “Substitute Award” means any Award granted or issued to a Participant in assumption or substitution of either outstanding awards or the right or obligation to make future awards by an entity acquired by the Company or a Subsidiary or with which the Company or a Subsidiary combines.
2.41    “Unrestricted Shares” means a grant of Shares free of any Restricted Period, Performance Goals or any substantial risk of forfeiture. Unrestricted Shares may be granted in respect of past services or other valid consideration, in lieu of cash compensation due to an Employee or in satisfaction of an award granted under another plan sponsored or maintained by the Company or one of its Subsidiaries.
3.    Grant of Awards; Shares Available Under the Plan.
3.1    Grant of Awards. The Administrator may, from time to time, grant Options, Stock Appreciation Rights, Restricted Shares, Restricted Stock Units, Performance Shares, Dividend Equivalents, Other Equity Awards and/or Cash Based Awards to one or more Eligible Persons. Participation shall be limited to Eligible Persons who have entered into an Award Agreement, or who have received written notification from the Administrator or from a person designated by the Administrator that they have been selected to participate in the Plan.
3.2    Number of Shares Reserved for Awards.
(a)    Subject to adjustments as provided in Section 13, the aggregate number of Shares that may be issued pursuant to Awards will 1,000,000 Shares. All Shares may be issued under any form of Award available under the Plan, including Nonqualified Stock Options and Incentive Stock Options. The Company will keep available at all times the number of Shares reasonably required to satisfy then outstanding Awards.
(b)    The following limits shall apply to grants of such Awards under the Plan.
i.    The maximum aggregate number of Shares subject to Options granted or Shares subject to Stock Appreciation Rights granted in any one calendar year to any one Participant shall be 500,000 plus the amount of the Participant’s unused annual limit for Options and for SARs under this paragraph as of the close of the previous calendar year.
ii.    The maximum aggregate number of Shares with respect to Awards of Restricted Shares or Restricted Stock Units in any one calendar year to any one Participant shall be 250,000 plus the amount of the Participant’s unused annual limit for Restricted Shares or Restricted Stock Units under this paragraph as of the close of the previous calendar year.
iii.    The maximum aggregate number of Shares subject to Performance Share Awards in any one calendar year to any one Participant shall be 250,000 plus the amount of the Participant’s unused annual limit for Performance Share Awards under this paragraph denominated in Shares or share units as of the close of the previous calendar year.
iv.    The maximum aggregate amount awarded or credited with respect to a Cash-Based Award to any Participant in any calendar year that is subject to a Performance Cycle that is more than twelve (12) months may not exceed $5,000,000.

v.    The maximum aggregate amount awarded or credited with respect to a Cash-Based Award to any Participant in any calendar year that is subject to a Performance Cycle that is twelve (12) months may not exceed $4,000,000.
vi.    The maximum aggregate number of Shares with respect to other equity-based Awards in any one calendar year to any one Participant shall be 250,000 plus the amount of the Participant’s unused annual limit for other equity-based Awards under this paragraph as of the close of the previous calendar year.
(c)    Except with respect to a maximum of five percent (5%) of the Shares of authorized under Section 3.2(a) as of the Effective Date, as may be adjusted under Section 13, and except for the death or disability of the Participant, or a Change in Control, no any equity-based Award that vests on the basis of the Participant’s continued employment with the Company shall not provide for vesting before the first (1st) anniversary of the Grant Date or, with respect to a Performance Share Award, a Performance Period that is less than twelve (12) months. Treatment of Awards in cases of death, disability, and Change in Control may be specifically addressed in an individual Award Agreement with the Participant.
    3.3    Share Usage.
(a)    Any Shares related to Awards granted under the Plan that at any time on or after the Effective Date terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such Shares, are settled in cash in lieu of Shares, or are exchanged with the Administrator’s permission, prior to the issuance of Shares, for Awards not involving Shares, shall be available again for grant under the Plan. In addition, Restricted Shares that are forfeited shall again be available for grant under the Plan.
(b)    The full number of Nonqualified Stock Options, Incentive Stock Options and Stock Appreciation Rights granted that are to be settled by the issuance of Shares shall be counted against the number of Shares available for award under the Plan, regardless of the number of Shares actually issued upon settlement of any such Award.
(c)    Any Shares withheld to satisfy tax withholding obligations on an Award issued under the Plan, Shares tendered to pay the exercise price of an Award under the Plan, and Shares repurchased on the open market with the proceeds of an Option exercise will not be eligible to be again available for grant under the Plan.
(d)    Substitute Awards shall not be counted against the Shares available for granting Awards under the Plan.
4.    Plan Administration.
4.1    Committee. Subject to the provisions of this Section 4, the Plan shall be administered by the Compensation Committee of the Board (the “Committee”) or a similar committee performing the functions of the Committee which is comprised of not less than two Non-employee Directors who are independent (in any case, the “Administrator”). In the absence of a designation to the contrary by the Board, the Committee shall serve as the Administrator. The interpretation and construction by the Administrator of any provision of the Plan or of any Award Agreement and any determination by the Administrator pursuant to any provision of the Plan or any such agreement, notification or document shall be final and conclusive. No member of the Administrator shall be liable to any person for any such action taken or determination made in good faith.
4.2    Terms and Conditions of Awards. Subject to the provisions of the Plan and applicable law, the Administrator shall have final discretion, responsibility, and authority to:
(a)    designate Participants;
(b)    determine when Awards are to be granted to Participants;

(c)    determine the type and number of Awards to be granted, the number of Shares to which an Award may relate, and the applicable terms, conditions, and restrictions, including the length of time for which any restriction shall remain in effect;
(d)    determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and Participants, and to approve the form of written instruments evidencing the Awards;
(e)    subject to Sections 5.6 and 18.9, to extend at any time the period in which Options may be exercised;
(f)    establish and administer Performance Goals and Performance Cycles relating to any Award;
(g)    determine the rights of Participants with respect to an Award upon termination of employment or service as a director;
(h)    subject to the applicable provisions of the Code, to determine at any time whether, to what extent, and under what circumstances distribution or the receipt of Shares and other amounts payable with respect to an Award shall be deferred and to what extent the Company shall pay or credit amounts constituting interest (at rates determined by the Administrator) or dividends or deemed dividends on such deferrals;
(i)    determine whether, to what extent, and under what circumstances an Award may be settled, canceled, forfeited, exchanged, or surrendered;
(j)    accelerate the vesting of an Award; provided, however, that in no event shall any Award’s vesting be accelerated other than in connection with the death or disability of the Participant holding such Award or on a Change in Control as provided in Section 14 below; provided further, however, that this restriction will be inapplicable to Awards representing no more than 5% of the total Shares authorized for issuance under the Plan;
(k)    interpret the terms and provisions of Award Agreements;
(l)    at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable;
(m)    decide all disputes arising in connection with the Plan;
(n)    amend or revise the terms of any Awards to be granted to certain Participants in order to comply with applicable foreign law requirements;
(o)    provide for forfeiture of outstanding Awards and recapture of realized gains and other realized value in such events as determined by the Administrator; and
(p)    make all other determinations deemed necessary or advisable for the administration of the Plan.
All decisions and interpretations of the Administrator shall be binding on all persons, including the Company and Participants. The Administrator may solicit recommendations from the Company’s Chief Executive Officer with respect to the grant of Awards under the Plan. The Administrator (or, as permitted under Section 4.3, the Company’s Chief Executive Officer) shall determine the terms and conditions of each Award at the time of grant. No Participant or any other person shall have any claim to be granted an Award under the Plan at any time, and the Company is not obligated to extend uniform treatment to Participants under the Plan. The terms and conditions of Awards need not be the same with respect to each Participant.
4.3    Administrator Delegation. Except to the extent prohibited by applicable law or applicable rules and regulations of any securities exchange on which the securities of the Company are listed or traded, the Administrator may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Administrator at any time but such action shall not invalidate any prior actions of the Administrator’s delegate or delegates that were consistent with the terms of the Plan. Without limiting the generality of the foregoing, the Administrator may delegate to one or more officers of the Company or any of its Subsidiaries the authority to act on behalf of the Administrator with respect to any matter, right, obligation, or election that is the responsibility of or that is allocated to the Administrator, and that may be so delegated as a matter of law, except for grants of Awards to persons who are Non-Employee Directors or otherwise are subject to Section 16 of the Act.
4.4    Awards to Non-employee Directors. Notwithstanding any other provision of the Plan to the contrary, all Awards to Non-employee Directors must be authorized by the Administrator.
4.5    Employee’s Service as Non-Employee Director or Consultant. An Employee who receives an Award, terminates employment, and immediately thereafter begins performing service as a Non-Employee Director or Consultant shall have such service treated as service as an Employee for purposes of the Award. The previous sentence shall not apply when (a) the Award is an Incentive Stock Option or (b) prohibited by law.
5.    Options. The Administrator may authorize grants to Participants of Options to purchase Shares upon such terms and conditions as the Administrator may determine in accordance with the following provisions: Each Option granted shall be evidenced by an Award Agreement. Each Option so granted shall be subject to the conditions set forth in this Section 5, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. All Options granted under the Plan shall be Nonqualified Stock Options unless the Applicable Award Agreement expressly states that the Option is intended to be an Incentive Stock Option.
5.1    Number of Shares. Each grant shall specify the number of Shares to which it pertains.
5.2    Option Price. Each grant shall specify an Option Price per Share, which shall be equal to or greater than the Fair Market Value per Share on the Grant Date; provided, however, that a Nonqualified Stock Option may be granted with an Option Price lower than the then current Fair Market Value if such Option is granted under Section 13 (with respect to an assumption or substitution for another option).
5.3    Method of Exercise and Form of Payment. No Shares shall be delivered pursuant to any exercise of an Option until payment in full of the Option Price therefor is received by the Company and the Participant has paid to the Company (or made a satisfactory arrangement to pay) an amount equal to any federal, state, local and non-U.S. income and employment taxes required to be withheld. Options that have become exercisable may be exercised by delivery of written or electronic notice of exercise to the Company in accordance with the terms of the Option accompanied by payment of the Option Price. Each grant shall specify the form of consideration to be paid in satisfaction of the Option Price and the manner of payment of such consideration, which may include in the Administrator’s sole discretion: (a) cash, check or cash equivalent acceptable to the Company, (b) nonforfeitable, unrestricted Shares owned by the Participant which have a Fair Market Value at the time of exercise (as reasonably determined by the Administrator) that is equal to the Option Price (including, pursuant to procedures approved by the Administrator, by means of attestation of ownership of a sufficient number of Shares in lieu of actual delivery of Shares), (c) a net exercise method by whereby the Company withholds from the delivery of the Shares for which the option was exercised that number of Shares having a Fair Market Value equal to the aggregate Option Price of the Shares for which the Option was exercised, (d) to the extent permitted by applicable law, the proceeds of sale from a broker-assisted cashless exercise, (e) any other legal consideration that the Administrator may deem appropriate on such basis as the Administrator may determine in accordance with the Plan or (f) any combination of the foregoing. For the avoidance of doubt, Participants who receive Options to purchase Shares shall have no legal right to own or receive Shares withheld from delivery upon exercise pursuant to Section 5.3(c), and otherwise shall have no rights in respect of such Shares whether as a shareholder or otherwise.
5.4    Vesting. Any grant may specify (a) a waiting period or periods before Options shall become exercisable, and (b) permissible dates or periods on or during which Options shall be exercisable, and any grant may provide for the earlier exercise of such rights in the event of a termination of employment. Vesting may be further conditioned upon the attainment of Performance Goals established by the Administrator.
5.5    Provisions Governing ISOs. In the case of an Incentive Stock Option, the terms and conditions of any such Award shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code. If for any reason an Option intended to be an Incentive Stock Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such non-qualification, such Option or portion thereof shall be regarded as a Nonqualified Stock Option appropriately granted under the Plan, rather than being forfeited.

5.6    Exercise Period.
(a)    Subject to Section 18.9, no Option granted under the Plan may be exercised more than ten years from the Grant Date.
(b)    If the Fair Market Value exceeds the Option Price on the last day that an Option may be exercised under an Award Agreement, the affected Participant shall be deemed to have exercised the vested portion of such Option in a net exercise under Section 5.3(c) above without the requirement of any further action.
5.7    Award Agreement. Each grant shall be evidenced by an Award Agreement containing such terms and provisions as the Administrator may determine consistent with the Plan.
6.    Stock Appreciation Rights. The Administrator may authorize grants to Participants of Stock Appreciation Rights. A Stock Appreciation Right is the right of the Participant to receive from the Company an amount, which shall be determined by the Administrator and shall be expressed as a percentage (not exceeding 100 percent) of the Spread at the time of the exercise of such right. Any grant of Stock Appreciation Rights under the Plan shall be upon such terms and conditions as the Administrator may determine in accordance with the following provisions:
6.1    Payment in Cash or Shares. Any grant may specify that the amount payable upon the exercise of a Stock Appreciation Right will be paid by the Company in cash, Shares or any combination thereof or may grant to the Participant or reserve to the Administrator the right to elect among those alternatives.
6.2    Vesting. Any grant may specify (a) a waiting period or periods before Stock Appreciation Rights shall become exercisable and (b) permissible dates or periods on or during which Stock Appreciation Rights shall be exercisable, and any grant may provide for the earlier exercise of such rights in the event of a termination of employment. Vesting may be further conditioned upon the attainment of Performance Goals established by the Administrator.
6.3    Exercise Period. Subject to Section 18.9, no Stock Appreciation Right granted under the Plan may be exercised more than ten years from the Grant Date. If a Spread exists on the last day that a Stock Appreciation Right may be exercised under an Award Agreement, the affected Participant shall be deemed to have exercised the vested portion of such Stock Appreciation Right without the requirement of any further action.
6.4    Award Agreement. Each grant shall be evidenced by an Award Agreement containing such terms and provisions as the Administrator may determine consistent with the Plan.
7.    Restricted Shares. The Administrator may authorize grants to Participants of Restricted Shares upon such terms and conditions as the Administrator may determine in accordance with the following provisions:
7.1    Transfer of Shares. Each grant shall constitute an immediate transfer of the ownership of Shares to the Participant in consideration of the performance of services, subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to.
7.2    Consideration. To the extent permitted by Delaware law, each grant may be made without additional consideration from the Participant or in consideration of a payment by the Participant that is less than the Fair Market Value on the Grant Date.
7.3    Substantial Risk of Forfeiture. Each grant shall provide that the Restricted Shares covered thereby shall be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code for a period to be determined by the Administrator on the Grant Date, and any grant or sale may provide for the earlier termination of such risk of forfeiture in the event of a termination of employment.
7.4    Dividend, Voting and Other Ownership Rights. Unless otherwise determined the Administrator, an award of Restricted Shares shall entitle the Participant to dividend, voting and other ownership rights (except for any rights to a liquidating distribution) during the period for which such substantial risk of forfeiture is to continue. Any grant shall require that any or all dividends or other distributions paid on the Restricted Shares during the period of such restrictions be accumulated or reinvested in additional Shares, which shall be subject to the same restrictions as the underlying Award or such other restrictions as the Administrator may determine.
7.5    Restrictions on Transfer. Each grant shall provide that, during the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Shares shall be prohibited or restricted in the manner and to the extent prescribed by the Administrator on the Grant Date.
7.6    Performance-Based Restricted Shares. Any grant or the vesting thereof may be further conditioned upon the attainment of Performance Goals established by the Administrator in accordance with the applicable provisions of Section 9 regarding Performance Share Awards.
7.7    Award Agreement; Certificates. Each grant shall be evidenced by an Award Agreement containing such terms and provisions as the Administrator may determine consistent with the Plan. Unless otherwise directed by the Administrator, all certificates representing Restricted Shares, together with a stock power that shall be endorsed in blank by the Participant with respect to such Shares, and shall be held in custody by the Company until all restrictions thereon lapse, whether such certificates are evidenced on paper or electronically.
8.    Restricted Stock Units. The Administrator may authorize grants of Restricted Stock Units to Participants upon such terms and conditions as the Administrator may determine in accordance with the following provisions:
8.1    Restricted Period. Each grant shall provide that the Restricted Stock Units covered thereby shall be subject to a Restricted Period, which shall be fixed by the Administrator on the Grant Date, and any grant or sale may provide for the earlier termination of such period in the event of a termination of employment.
8.2    Dividend Equivalent Rights and Other Ownership Rights. During the Restricted Period, the Participant shall not have any right to transfer any rights under the subject Award and shall not have any rights of ownership in the Shares underlying the Restricted Stock Units, including the right to vote such Shares, but the Administrator may on or after the Grant Date authorize the payment of Dividend Equivalent Rights on such shares in cash or additional Shares on a current, deferred or contingent basis with respect to any or all dividends or other distributions paid by the Company. Notwithstanding the foregoing, any Dividend Equivalent Rights with respect to dividends paid in stock shall be subject to the same restrictions as the underlying Award.
8.3    Performance-Based Restricted Share Units. Any grant or the vesting thereof may be further conditioned upon the attainment of Performance Goals established by the Administrator in accordance with the applicable provisions of Section 9 regarding Performance Share Awards.
8.4    Award Agreement. Each grant shall be evidenced by an Award Agreement containing such terms and provisions as the Administrator may determine consistent with the Plan.
9.    Performance Share Awards. The Administrator shall determine whether and to whom Performance Share Awards shall be granted and such terms, limitations and conditions as it deems appropriate in its sole discretion in accordance with the following provisions:
9.1    Number of Performance Share Awards. Each grant shall specify the number of Shares or share units to which it pertains, which may be subject to adjustment to reflect changes in compensation or other factors.
9.2    Performance Cycle. The Performance Cycle with respect to each Performance Share Award shall be determined by the Administrator and set forth in the Award Agreement and may be subject to earlier termination in the event of a termination of employment.
9.3    Performance Goals. Each grant shall specify the Performance Goals that are to be achieved by the Participant and a formula for determining the amount of any payment to be made if the Performance Goals are achieved.
9.4    Payment of Performance Share Awards. Each grant shall specify the time and manner of payment of Performance Share Awards that shall have been earned.

9.5    Dividend Equivalent Rights. Dividend Equivalents with respect to an Award of Performance Shares that are based on dividends paid prior to vesting of such Award shall only paid be out to the Participant to the extent that the performance-based vesting conditions are subsequently satisfied and such Award vests.
9.6    Adjustments. If the Administrator determines after the Performance Goals have been established that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Performance Goals unsuitable, the Administrator shall have sole discretion to modify such Performance Goals, in whole or in part, as the Administrator deems appropriate and equitable. The Administrator shall also have the right in its sole discretion to increase or decrease the amount payable at a given level of performance to take into account additional factors that the Administrator may deem relevant to the assessment of individual or corporate performance for the Performance Cycle.
9.7    Award Agreement. Each grant shall be evidenced by an Award Agreement containing such terms and provisions as the Administrator may determine consistent with the Plan.
10.    Dividend Equivalent Rights. A Dividend Equivalent Right is an Award entitling a Participant to receive credits based on cash dividends that would have been paid on the Shares specified in the Dividend Equivalent Right (or other award to which it relates) if such Shares had been issued to and held by the grantee. A Dividend Equivalent Right may be granted hereunder to any grantee as a component of another Award or as a freestanding award. The terms and conditions of Dividend Equivalent Rights shall be specified in the Award Agreement. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional Shares, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any, Dividend Equivalent Rights may be settled in cash or Shares or a combination thereof, in a single installment or installments. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon settlement, or payment of, or lapse of restrictions on, such other Award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award. A Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other Award. The terms and conditions of any Dividend Equivalent Right shall be evidenced by an Award Agreement containing such terms and provisions as the Administrator may determine consistent with the Plan.
11.    Other Equity Awards. The Administrator may grant other types of equity-based or equity-related Awards not otherwise described by the terms of the Plan (including the grant or offer for sale of Unrestricted Shares) in such amounts and subject to such terms and conditions as the Administrator shall determine. Such Awards may involve the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.
12.    Cash-Based Awards. The Administrator may, in its sole discretion, grant Cash-Based Awards to key employees in such amounts and upon such terms, and subject to such conditions, as the Administrator shall determine at the time of grant. The Administrator shall determine the maximum duration of the Cash-Based Award, the Performance Cycle, the amount of cash to which the Cash-Based Award pertains, the Performance Goals and other conditions upon which the Cash-Based Award shall become vested or payable, and such other provisions as the Administrator shall determine. Each Cash-Based Award shall specify a cash-denominated payment amount, formula or payment ranges as determined by the Administrator. Payment, if any, with respect to a Cash-Based Award shall be made in accordance with the terms of the Award and shall be made in cash.
13.    Adjustments. The Administrator shall make or provide for such adjustments in the: (a) aggregate and per-person limitations specified in Section 3, (b) number of Shares covered by outstanding Awards, (c) Option Price or Base Price applicable to outstanding Options and Stock Appreciation Rights, and (d) kind of Shares available for grant and covered by outstanding Awards (including shares of another issuer), as the Administrator in its sole discretion may in good faith determine to be equitably required in order to prevent dilution or enlargement of the rights of Participants that otherwise would result from (v) any stock dividend, stock split, combination or exchange of Shares, recapitalization, extraordinary cash dividend, or other change in the capital structure of the Company, (w) any merger, consolidation, spin-off, spin-out, split-off, split-up, reorganization, partial or complete liquidation or other distribution of assets (other than a normal cash dividend), issuance of rights or warrants to purchase securities, (x) material changes in accounting practices or principles, (y) acquisitions of stock or property or (z) any other corporate transaction or event having an effect similar to any of the foregoing. In addition, in the event of any such transaction or event, the Administrator may provide in substitution for any or all outstanding Awards under the Plan such alternative consideration as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the cancellation or surrender of all Awards so replaced. In the case of Substitute Awards, the Administrator may make such adjustments, not inconsistent with the terms of the Plan, in the terms of Awards as it shall deem appropriate in order to achieve reasonable comparability or other equitable relationship between the assumed awards and the Awards granted under the Plan as so adjusted.
14.    Change in Control.
14.1    Except as specifically agreed to the contrary in a written agreement with a Participant, in connection with any Change in Control, the Committee may, in its sole discretion, provide for any one or more of the following:
(a)    substitution or assumption of Awards, or to the extent the surviving entity (or Affiliate thereof) is unwilling to permit substitution or assumption of the Awards, full acceleration of the vesting of any time-vested Awards, and acceleration of any Performance Share Awards (based on actual performance through the date of such Change in Control and on a pro-rata basis); and/or
(b)    cancellation of any one or more outstanding Awards and payment to the holders of such Awards that are vested as of such cancellation (including, without limitation, any Awards that would vest as a result of the occurrence of such event but for such cancellation, including as provided in Section 14.1(a) above), the value of such Awards, if any, as determined by the Committee (which value, if applicable, may be based upon the price per share of Common Stock received or to be received by other stockholders of the Company in such event), including, without limitation, in the case of an outstanding Option or SAR, a cash payment in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the shares of Common Stock subject to such Option or SAR over the aggregate Option Price or Base Price of such Option or SAR (it being understood that, in such event, any Option or SAR having a per share Exercise Price or Base Price equal to, or in excess of, the Fair Market Value of a share of Common Stock subject thereto may be canceled and terminated without any payment or consideration therefor).
For purposes of Section 14.1(a) above, substitution of an Award may include conversion of the Shares underlying such Award into shares of the buyer (or Affiliate thereof), or, subject to any limitations or reductions as may be necessary to comply with Section 409A of the Code, into cash, property or other securities having an equivalent value as the Award (as determined consistent with Section 14.1(b) above), which conversion shall not affect any continued vesting requirements of the Award. For the avoidance of doubt, any such substitution of an Award shall not provide for the acceleration of any vesting requirements of the Award except due to a termination of employment by the Company without cause, a Participant’s resignation for good reason, or employment termination due to death or disability, as reasonably determined by the Committee, within twelve months of a Change in Control, and no Awards shall vest solely as a result of such substitution. Payments to holders pursuant to Section 14.1(b) above shall be made in cash or, in the sole discretion of the Committee, in the form of such other consideration necessary for a Participant to receive property, cash, or securities (or combination thereof) as such Participant would have been entitled to receive upon the occurrence of the transaction if the Participant had been, immediately prior to such transaction, the holder of the number of shares of Common Stock covered by the Award at such time (less any applicable Exercise Price or Base price).
14.2    No Award Agreement shall provide for automatic acceleration of the vesting of any time-vested Awards or Performance Share Awards upon a Change in Control.
14.3    Prior to any payment or adjustment contemplated under this Section 14, the Committee may require a Participant to (i) represent and warrant as to the unencumbered title to the Participant’s Awards; (ii) bear such Participant's pro rata share of any post-closing indemnity obligations, and be subject to the same post-closing purchase price adjustments, escrow terms, offset rights, holdback terms, and similar conditions as the other holders of Common Stock, subject to any limitations or reductions as may be necessary to comply with Section 409A of the Code; and (iii) deliver customary transfer documentation as reasonably determined by the Committee.
15.    Withholding.
15.1    Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, the minimum statutory amount to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan prior to making any payments hereunder.
15.2    Share Withholding. With respect to withholding required upon the exercise of Options or Stock Appreciation Rights, upon the lapse of restrictions on Restricted Shares and Restricted Stock Units, or upon the achievement of Performance Goals related to Performance Share Awards, or any other taxable event arising as a result of an Award granted hereunder, Participants may elect, subject to the approval of the Administrator, to satisfy the withholding requirement, in whole or in part, by having the Company withhold such number of Shares elected by the Participant not in excess of the maximum amount required for federal, state and local tax withholding attributable to such exercise, grant or vesting. All such elections shall be irrevocable, made in writing or electronically, and signed or acknowledged electronically by the Participant, and shall be subject to any restrictions or limitations that the Administrator, in its sole discretion, deems appropriate.
16.    Certain Terminations of Employment, Hardship and Approved Leaves of Absence. Notwithstanding any other provision of the Plan to the contrary, in the event of a Participant’s termination of employment (including by reason of death, disability or retirement) or in the event of hardship or other special circumstances, the Administrator may in its sole discretion take any action that it deems to be equitable under the circumstances or in the best interests of the Company, including, without limitation, waiving or modifying any limitation or requirement with respect to any Award under the Plan. The Administrator shall have the discretion to determine whether and to what extent the vesting of Awards shall be tolled during any leave of absence, paid or unpaid; provided however, that in the event of military leave, vesting shall toll during any unpaid portion of such leave, provided that, upon a Participant’s returning from military leave (under conditions that would entitle him or her to protection upon such return under the Uniform Services Employment and Reemployment Rights Act), he or she shall be given vesting credit with respect to the Award to the same extent as would have applied had the Participant continued to provide services to the Company throughout the leave on the same terms as he or she was providing services immediately prior to such leave. Any actions taken by the Administrator shall be taken consistent with the requirements of Section 409A of the Code.
17.    Authorization of Sub-Plans. The Administrator may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable blue sky, securities, and/or tax laws of various jurisdictions. The Administrator shall establish such sub-plans by adopting supplements to the Plan containing (a) such limitations as the Administrator deems necessary or desirable, and (b) such additional terms and conditions not otherwise inconsistent with the Plan as the Administrator shall deem necessary or desirable. All sub-plans adopted by the Administrator shall be deemed to be part of the Plan, but each sub-plan shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any sub-plans to Participants in any jurisdiction which is not the subject of such sub-plan.
18.    Amendments and Other Matters.
18.1    Plan Amendments. The Board may amend, suspend or terminate the Plan or Administrator’s authority to grant Awards under the Plan at any time. Notwithstanding the foregoing, no amendments shall be effective without approval of the Company’s stockholders if (a) stockholder approval of the amendment is then required pursuant to the Code, the rules of the primary stock exchange or stock market on which the Shares are then traded, applicable U.S. state corporate laws or regulations, applicable U.S. federal laws or regulations, and the applicable laws of any foreign country or jurisdiction where Awards are, or shall be, granted under the Plan, or (b) such amendment would (i) modify Section 18.4, (ii) materially increase benefits accruing to Participants, (iii) increase the aggregate number of Shares issued or issuable under the Plan, (iv) increase any limitation set forth on the number of Shares which may be issued or the aggregate value of Awards or the per-person limits under Section 3 except as provided in Section 13, (v) modify the eligibility requirements for Participants in the Plan, or (vi) reduce the minimum Option Price and Base Price as set forth in Sections 5 and 6, respectively. Notwithstanding any other provision of the Plan to the contrary, except as provided in Section 18.8, no termination, suspension or amendment of the Plan may adversely affect any outstanding Award without the consent of the affected Participant.
18.2    Award Deferrals. The Administrator may permit Participants to elect to defer issuance of Shares or the settlement of Awards in cash under the Plan pursuant to such rules, procedures or programs as it may establish for purposes of the Plan. However, any Award deferrals which the Administrator permits must comply with the provisions of Section 22 and the requirements of Section 409A of the Code.
18.3    Conditional Awards. The Administrator may condition the grant of any award combination of Awards under the Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Company or any Subsidiary to the Participant, provided that any such grant must comply with the provisions of Section 22 and the requirements of Section 409A of the Code.
18.4    Repricing Prohibited. The terms of outstanding Awards may not be amended to reduce the Option Price of outstanding Options or Base Price of outstanding Stock Appreciation Rights or cancel outstanding Options or Stock Appreciation Rights in exchange for cash, other Awards or Options or Stock Appreciation Rights with an Option Price or Base Price that is less than the Option Price or Base Price of the original Options or Stock Appreciation Rights without stockholder approval, provided that nothing herein shall prevent the Administrator from taking any action provided for in Section 13 above.
18.5    No Employment Rights. Nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Company or its Subsidiaries to terminate any Participant’s employment or service on the Board or to the Company at any time or for any reason not prohibited by law, nor confer upon any Participant any right to continue his employment or service as a director for any specified period of time. Neither an Award nor any benefits arising under the Plan shall constitute an employment contract with the Company or its Subsidiaries and, accordingly, subject to Section 18.1, the Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Administrator without giving rise to any liability on the part of the Company or its Subsidiaries.
18.6    Tax Qualification. To the extent that any provision of the Plan would prevent any Option that was intended to qualify under particular provisions of the Code from so qualifying, such provision of the Plan shall be null and void with respect to such Option, provided that such provision shall remain in effect with respect to other Options, and there shall be no further effect on any provision of the Plan.
18.7    Leave of Absence or Transfer. A transfer between the Company and any Subsidiary or between Subsidiaries or a leave of absence duly authorized by the Company shall not be deemed to be a termination of employment. Periods of time while on a duly authorized leave of absence shall be disregarded for purposes of determining whether a Participant has satisfied a Restricted Period or Performance Cycle under an Award.
18.8    Amendments to Comply with Laws, Regulations or Rules. Notwithstanding any other provision of the Plan or any Award Agreement to the contrary, in its sole and absolute discretion and without the consent of any Participant, the Board may amend the Plan, and the Administrator may amend any Award Agreement, to take effect retroactively or otherwise as it deems necessary or advisable for the purpose of conforming the Plan or such Award Agreement to any present or future law, regulation or rule applicable to the Plan, including, but not limited to, Section 409A of the Code.
18.9    Tolling. In the event a Participant is prevented from exercising an Option or the Company is unable to settle an Award due to either any trading restrictions applicable to the Company’s Shares, the Participant’s physical infirmity or administrative error by the Company relied upon and not caused by the Participant, then unless otherwise determined by the Administrator, the length of time applicable to any such restriction, condition or event shall toll any exercise period (i) until such restriction lapses, (ii) until the Participant (or his representative) is able to exercise the Award or (iii) until such error is corrected, as applicable.
18.10    No Duty to Inform Regarding Exercise Rights. Neither the Company, any Subsidiary, the Administrator nor the Board shall have any duty to inform a Participant of the pending expiration of the period in which a Stock Appreciation right may be exercised or in which an Option may be exercised.
19.    Issuance of Shares; Fractional Shares.
19.1    Form for Issuing Shares; Legends. Shares may be issued on a certificated or uncertificated basis. Shares may include any legend which the Administrator deems appropriate to reflect any restrictions on transfer of such Shares.
19.2    Delivery of Title. The Company shall have no obligation to issue or deliver evidence of title for Shares issued under the Plan prior to: (i) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and (ii) completing any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

19.3    Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.
19.4    Investment Representations. The Administrator may require any individual receiving Shares pursuant to an Award under the Plan to represent and warrant in writing that the individual is acquiring the Shares for investment and without any present intention to sell or distribute such Shares,
19.5    Fractional Shares. The Company shall not be required to issue any fractional Shares pursuant to the Plan. The Administrator may provide for the elimination of fractions or for the settlement thereof in cash.
20.    Limitations Period. Any person who believes he or she is being denied any benefit or right under the Plan may file a written claim with the Administrator. Any claim must be delivered to the Administrator within forty-five (45) days of the specific event giving rise to the claim. Untimely claims will not be processed and shall be deemed denied. The Administrator, or its designated agent, will notify the Participant of its decision in writing as soon as administratively practicable. Claims not responded to by the Administrator in writing within ninety (90) days of the date the written claim is delivered to the Administrator shall be deemed denied. The Administrator’s decision shall be final, conclusive and binding on all persons. No lawsuit relating to the Plan may be filed before a written claim is filed with the Administrator and is denied or deemed denied, and any lawsuit must be filed within one year of such denial or deemed denial or be forever barred. The venue for any lawsuit relating to the Plan or an Award shall be Boston, Massachusetts.
21.    Governing Law. Except to the extent governed by applicable federal law, the validity, construction and effect of the Plan and any Award hereunder will be determined in accordance with the State of Delaware, applied without regard to conflict of law principles.
22.    Compliance with Section 409A.
22.1    In General. The Plan is intended to be administered in a manner consistent with the requirements, where applicable, of Section 409A. For avoidance of doubt, Stock Options and Stock Appreciation Rights are intended to qualify for the stock rights exemptions from Section 409A. Where reasonably possible and practicable, the Plan shall be administered in a manner to avoid the imposition on Participants of immediate tax recognition and additional taxes pursuant to such Section 409A. Notwithstanding the foregoing, neither the Company nor the Administrator shall have any liability to any person in the event Section 409A applies to any such Award in a manner that results in adverse tax consequences for the Participant or any of his or her transferees.
22.2    Elective Deferrals. No elective deferrals or re-deferrals other than in regard to Restricted Stock Units are permitted under the Plan, except to the extent authorized under any sub-plan established under the Plan.
22.3    Applicable Requirements. To the extent any of the Awards granted under the Plan are deemed “deferred compensation” and hence subject to Section 409A, the following rules shall apply to such Awards:
(a)    Mandatory Deferrals. If the Company decides that the payment of compensation under the Plan shall be deferred within the meaning of Section 409A, then, except as provided under Treas. Reg. Section 1.409A-1(b)(4)(ii), on granting of the Award to which such compensation payment relates, the Company shall specify the date(s) at which such compensation will be paid in the Award Agreement.
(b)    Initial Deferral Elections. For Awards of RSUs where the Administrator provides the opportunity to elect the timing and form of the payment of the underlying Shares at some future time once any requirements have been satisfied, the Participant must make his or her initial deferral election for such Award in accordance with the requirements of Section 409A, i.e., within thirty (30) days of first becoming eligible to receive such award or prior to the start of the year in which the Award is granted to the Participant, in each case pursuant to the requirements of Section 409A and Treas. Reg. Section 1.409A-2.
(c)    Subsequent Deferral Elections. To the extent the Company or Administrator decides to permit compensation subject to Section 409A to be re-deferred pursuant to Treas. Reg. Section

1.409A-2(b), then the following conditions must be met: (i) such election will not take effect until at least 12 months after the date on which it is made; (ii) in the case of an election not related to a payment on account of disability, death or an unforeseeable emergency, the payment with respect to which such election is made must be deferred for a period of not less than five years from the date such payment would otherwise have been paid; and (iii) any election related to a payment at a specified time or pursuant to a fixed schedule (within the meaning of Treas. Reg. Section 1.409A-3 (a)(4)) must be made not less than 12 months before the date the payment is scheduled to be paid.
(d)    Timing of Payments. Payment(s) of compensation that is subject to Section 409A shall only be made upon an event or at a time set forth in Treas. Reg. Section 1.409A-3, i.e., the Participant’s separation from service, the Participant becoming disabled, the Participant’s death, at a time or a fixed schedule specified in the Plan or an Award Agreement, a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, or the occurrence of an unforeseeable emergency.
(e)    Certain Delayed Payments. Notwithstanding the foregoing, to the extent an amount was intended to be paid such that it would have qualified as a short-term deferral under Section 409A and the applicable regulations, then such payment is or could be delayed if the requirements of Treas. Reg. 1.409A-1(b)(4)(ii) are met.
(f)    Acceleration of Payment. Any payment made under the Plan to which Section 409A applies may not be accelerated, except in accordance with Treas. Reg. 1.409A-3(j)(4), i.e., upon a Participant’s separation from service, the Participant becoming disabled, the Participant’s death, a change of ownership or effective control, or in the ownership of a substantial portion of the assets, or upon an unforeseeable emergency (all as detailed in Treas. Reg. Section 1.409A-3(a)).
(g)    Payments upon a Change in Control. Notwithstanding any provision of the Plan to the contrary, to the extent an Award subject to Section 409A shall be deemed to be vested or restrictions lapse, expire or terminate upon the occurrence of a Change in Control and such Change in Control does not constitute a “change in the ownership or effective control” or a “change in the ownership of a substantial portion of the assets” of the Company within the meaning of Section 409A(a)(2)(A)(v), then even though such Award may be deemed to be vested or restrictions lapse, expire or terminate upon the occurrence of the Change in Control or any other provision of the Plan, payment will be made, to the extent necessary to comply with the provisions of Section 409A, to the Participant on the earliest of (i) the Participant’s “separation from service” with the Company (determined in accordance with Section 409A), (ii) the date payment otherwise would have been made pursuant to the regular payment terms of the Award in the absence of any provisions in the Plan to the contrary (provided such date is permissible under Section 409A) or (iii) the Participant’s death.
(h)    Payments to Specified Employees. Payments due to a Participant who is a “specified employee” within the meaning of Section 409A on account of the Participant’s “separation from service” with the Company (determined in accordance with Section 409A) shall be made on the date that is six months after the date of the Participant’s separation from service or, if earlier, the Participant’s date of death.
22.4    Deferrals to Preserve Deductibility under Section 162(m). The Administrator may postpone the exercising of Awards, the issuance or delivery of Shares under any Award or any action permitted under the Plan to prevent the Company or any Subsidiary from being denied a Federal income tax deduction with respect to any Award other than an ISO as a result of Section 162(m) in accordance with IRS regulations. In such case, payment of such deferred amounts must be made as soon as reasonably practicable following the first date on which the Company, Subsidiary or both anticipates or reasonably should anticipate that, if the payment were made on such date, the Company’s and/or Subsidiary’s deduction with respect to such payment would no longer be restricted due to the application of Section 162(m).
22.5    Determining “Controlled Group”. In order to determine for purposes of Section 409A whether a Participant or eligible individual is employed by a member of the Company’s controlled group of corporations under Section 414(b) of the Code (or by a member of a group of trades or businesses under common control with the Company under Section 414(c) of the Code) and, therefore, whether the Shares that are or have been purchased by or awarded under the Plan to the Participant are shares of “service recipient” stock within the meaning of Section 409A, a Participant or eligible employee of a Subsidiary shall be considered employed by the Company’s controlled group (or by a member of a group of trades or businesses under common control with the Company, as applicable). Notwithstanding the above, to the extent that the Company finds that legitimate business criteria exist within the meaning of Treas. Reg. Section 1.409A-1(b)(5)(iii)(E)(1), then, solely for purposes of this Section 22.5, “at least 50 percent” in the definition of “Subsidiary” shall instead be “at least 20 percent”.
23.    Transferability.
23.1    Transfer Restrictions. Except as provided in Sections 23.2 and 23.4, no Award granted under the Plan shall be transferable by a Participant other than upon death by will or the laws of descent and distribution, and Options and Stock Appreciation Rights shall be exercisable during a Participant’s lifetime only by the Participant or, in the event of the Participant’s legal incapacity, by his guardian or legal representative acting in a fiduciary capacity on behalf of the Participant under state law. Any attempt to transfer an Award in violation of the Plan shall render such Award null and void.
23.2    Limited Transfer Rights. The Administrator may expressly provide in an Award Agreement that a Participant may transfer such Award (other than an Incentive Stock Option), in whole or in part, to a Family Member, a trust for the exclusive benefit of Family Members, a partnership or other entity in which all the beneficial owners are Family Members, or any other entity affiliated with the Participant that may be approved by the Administrator. Subsequent transfers of Awards shall be prohibited except in accordance with this Section 23.2. All terms and conditions of the Award, including provisions relating to the termination of the Participant’s employment or service with the Company or a Subsidiary, shall continue to apply following a transfer made in accordance with this Section 23.2.
23.3    Additional Restrictions on Transfer. Any Award made under the Plan may provide that all or any part of the Shares that are to be issued or transferred by the Company upon exercise, vesting or settlement shall be subject to further restrictions upon transfer.
23.4    Domestic Relations Orders. Notwithstanding the foregoing provisions of this Section 23, any Award made under the Plan may be transferred as necessary to fulfill any domestic relations order as defined in Section 414(p)(1)(B) of the Code.
24.    Forfeiture and Clawback. Without limiting in any way the generality of the Administrator’s power to specify any terms and conditions of an Award consistent with law, and for greater clarity, the Administrator may specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an Award, including any payment of Shares received upon exercise or in satisfaction of an Award under the Plan shall be subject to reduction, cancellation, forfeiture or clawback upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions, without limit as to time. Such events shall include, but not be limited to, failure to accept the terms of the Award Agreement, termination of service under certain or all circumstances, violation of material Company policies, misstatement of financial or other material information about the Company, fraud, misconduct, breach of noncompetition, confidentiality, nonsolicitation, noninterference, corporate property protection, or other agreements that may apply to the Participant, or other conduct by the Participant that the Administrator determines is detrimental to the business or reputation of the Company and its Subsidiaries, including facts and circumstances discovered after termination of service. Awards granted under the Plan shall be subject to any compensation recovery policy or minimum stock holding period requirement as may be adopted or amended by the Company from time to time.
25.    No Constraint on Corporate Action. Nothing in the Plan shall be construed to: (i) limit, impair, or otherwise affect the Company’s or Subsidiary’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or, (ii) limit the right or power of the Company or a Subsidiary to take any action which such entity deems to be necessary or appropriate.
26.    Effect of Disposition of Facility or Operating Unit. If the Company or any of its Subsidiaries closes or disposes of the facility at which a Participant is located or the Company or any of its Subsidiaries diminish or eliminate ownership interests in any operating unit of the Company or any of its Subsidiaries so that such operating unit ceases to be majority owned by the Company or any of its Subsidiaries then, with respect to Awards held by Participants who subsequent to such event will not be Employees, the Administrator may, to the extent consistent with Section 409A (if applicable), take any of the actions described in Section 14.1 with respect to a Change in Control. If the Administrator takes no special action with respect to any disposition of a facility or an operating unit, then the Participant shall be deemed to have terminated his or her employment with the Company and its Subsidiaries and the terms and conditions of the Award Agreement and the other terms and conditions of the Plan shall control.

27.    Indemnification. Subject to requirements of applicable state law, each individual who is or shall have been a member of the Board, or a committee appointed by the Board, or an officer of the Company to whom authority was delegated in accordance with Section 3, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company’s approval, or paid by him in satisfaction of any judgment in any such action, suit, or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf, unless such loss, cost, liability, or expense is a result of his own willful misconduct or except as expressly provided by statute. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Company’s Certificate of Incorporation or by-laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.
28.    Nonexclusivity of the Plan. The adoption of the Plan shall not be construed as creating any limitations on the power of the Board or Administrator to adopt such other compensation arrangements as it may deem desirable for any Participant.
29.    Miscellaneous.
29.1    Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.
29.2    Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
29.3    Requirements of Law. The granting of Awards and the issuance of Shares under this Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.
29.4    Successors. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.
29.5    Payment Following a Participant’s Death. Any remaining vested rights or benefits under the Plan upon a Participant’s death shall be paid or provided to the Participant’s beneficiaries or, if none exist, to his or her legal spouse or, if no such spouse survives the Participant, to the Participant’s estate.
29.6    Rights as a Shareholder. Except as otherwise provided herein, a Participant shall have none of the rights of a shareholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.
29.7    Status of Plan. With respect to the portion of any Award that has not been exercised and any payments in cash, Shares or other consideration not received by a Participant, the Participant shall have no rights greater than those of a general creditor of the Company. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver the Shares or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.
29.8    Trading Policy Restrictions. Option exercises and other Awards under the Plan shall be subject to the Company’s insider trading policy and procedures, as in effect from time to time.
IN WITNESS WHEREOF, the Company has caused the Plan to be executed in its name and behalf this 9th day of May 2019, by its duly authorized officer, effective as of the Effective Date.
CIRCOR INTERNATIONAL, INC.
By:     /s/Scott A. Buckhout
Scott A. Buckhout, President & CEO

ANNUAL MEETING OF STOCKHOLDERS OF

CIRCOR INTERNATIONAL, INC.

May 25, 2021

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **1-718-921-8500** from all non-U.S. locations and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

VIRTUALLY AT THE MEETING - The company will be hosting the meeting live via the Internet this year. To attend the meeting via the Internet please visit **https://web.lumiagm.com/232370870** and be sure to have available the control number.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy materials, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS:
The Notice of Annual Meeting, Proxy Statement, Proxy Card, Letter to Stockholders and Annual Report are available at **www.proxy.CIRCOR.com**

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

00000033333303033000 8 052521

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES IN PROPOSAL 1 AND "FOR" PROPOSALS 2, 3 AND 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

The undersigned hereby revokes any proxy previously given in connection with such meeting and acknowledges receipt of the Notice of Annual Meeting and Proxy Statement for the aforesaid meeting and the 2020 Annual Report to Stockholders.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no instruction is indicated, the undersigned's votes will be cast "FOR" all nominees in Proposal 1 and "FOR" Proposals 2, 3 and 4. This proxy will be voted in the discretion of the proxy holder on any other matter that may properly come before the Annual Meeting or any adjournment or postponement thereof.

NOMINEES:	FOR	AGAINST	ABSTAIN
Scott Buckhout	☐	☐	☐
Samuel R. Chapin	☐	☐	☐
David F. Dietz	☐	☐	☐
Tina M. Donikowski	☐	☐	☐
Bruce Lisman	☐	☐	☐
John (Andy) O'Donnell	☐	☐	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ____________ Date: ______ Signature of Stockholder ____________ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS OF

CIRCOR INTERNATIONAL, INC.

May 25, 2021

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS:
The Notice of Annual Meeting, Proxy Statement, Proxy Card, Letter to Stockholders and Annual Report are available at **www.proxy.CIRCOR.com**

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

00000033333303033000 8 052521

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES IN PROPOSAL 1 AND "FOR" PROPOSALS 2, 3 AND 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

The undersigned hereby revokes any proxy previously given in connection with such meeting and acknowledges receipt of the Notice of Annual Meeting and Proxy Statement for the aforesaid meeting and the 2020 Annual Report to Stockholders.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no instruction is indicated, the undersigned's votes will be cast "FOR" all nominees in Proposal 1 and "FOR" Proposals 2, 3 and 4. This proxy will be voted in the discretion of the proxy holder on any other matter that may properly come before the Annual Meeting or any adjournment or postponement thereof.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

NOMINEES:	FOR	AGAINST	ABSTAIN
Scott Buckhout	☐	☐	☐
Samuel R. Chapin	☐	☐	☐
David F. Dietz	☐	☐	☐
Tina M. Donikowski	☐	☐	☐
Bruce Lisman	☐	☐	☐
John (Andy) O'Donnell	☐	☐	☐

Signature of Stockholder ____________ Date: ________ Signature of Stockholder ____________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0

CIRCOR INTERNATIONAL, INC.

30 Corporate Drive, Suite 200, Burlington, MA 01803

Proxy for Common Stock

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Amit Goel and Abhishek Khandelwal as proxies, each of them acting solely, with power of substitution and with all powers the undersigned would possess if personally present, to represent and vote, as designated on the reverse side, all the shares of Common Stock of CIRCOR International, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders of CIRCOR International, Inc., to be held as a virtual meeting conducted exclusively at https://web.lumiagm.com/232370870 on May 25, 2021 at 12:00 P.M. local time, and at any adjournment(s) or postponement(s) thereof, upon the matters set forth on the reverse side hereof and described in the Notice of Annual Meeting of Stockholders and accompanying Proxy Statement.

(Continued and to be signed on the reverse side)

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